File No. 024-________

As filed with the Securities and Exchange Commission on July 31, 2026

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated July 31, 2026

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

SDR Drone, Inc.

Up to 350,000 Units

Each Unit Consisting of 10 Shares of Common Stock and 2 Warrants to Purchase

One Share Each of Common Stock Exercisable at $5.00 Per Warrant

Offered Units. By this Offering Circular, SDR Drone, Inc., a Florida corporation, is offering for sale a maximum of 350,000 units of our securities (the “Units” or the “Offered Units”), with each Unit consisting of ten (10) shares of our common stock and two (2) warrants, with each warrant entitling the holder to purchase one share of our common stock at an exercise price of $5.00 per share at any time during the two-year period following the date of issuance, at a fixed price of $[15.00-18.00] per Unit, pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Offered Units is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Units that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from sales of Offered Units in this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Units will not be entitled to a refund and could lose their entire investments. (See “Use of Proceeds” and “Plan of Distribution”).

Risk Factors. Please see the “Risk Factors” section, beginning on page 6, for a discussion of the risks associated with a purchase of the Offered Units.

Title of Class of Securities	Number of Offered Units		Price of Public	Commissions(1)	Proceeds to Company
Units(2)	350,000	(A)	$18.00	$-0-	$6,300,000	(3)

(A)	These securities are being qualified pursuant to subparagraph (F) of Rule 251(d)(3)(i).
(1)	Our company will not pay any commissions for the sale of Offered Units in this offering. We do not intend to offer and sell the Offered Units through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer of finder, information as to any such broker-dealer or finder shall be disclosed in a post-qualification amendment to this Offering Circular.
(2)	Each Unit consists of 10 shares of our common stock and two (2) warrants to purchase one share each of our common stock at an exercise price of $5.00. All proceeds from sales of the Offered Units will be allocated to the shares of common stock included in the Offered Units.
(3)	Does not account for payment of expenses of this offering, which are estimated to not exceed $75,000 and which include, among other expenses, legal fees, accounting costs, administrative services, Blue Sky compliance and actual out-of-pocket expenses incurred by us in selling the Offered Units. We will pay all of the expenses of this offering. (See “Plan of Distribution”).

Offering Period. A post-qualification supplement that establishes the fixed offering for the Offered Units will be filed and this offering will commence within two days of its qualification by the SEC. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”). We are unable to predict the precise timing of our initial sale of Offered Units, as this offering is being conducted by us on a best-efforts basis. Inasmuch as there is no stated minimum offering, notwithstanding the minimum purchase requirement of $5,000 of the Offered Units, we will not conduct “closings,” per se, on a scheduled basis; rather, we expect that we will complete subscription transactions with investors as subscription agreements are received, then approved, by us.

Offering Terms. The terms of this offering were determined arbitrarily by our company. The offering price for the Offered Units does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Units should not be considered as an indication of any intrinsic value of such securities. (See “Risk Factors—Risks Related to a Purchase of Offered Units” and “Dilution”).

There is no escrow established for the proceeds from sales of the Offered Units in this offering. (See “Risk Factors—Risks Related to a Purchase of Offered Units”).

Other Information. Our common stock is quoted in the over-the-counter under the symbol “SDCO” in the OTCID marketplace of OTC Link. On July 30, 2026, the closing price of our common stock was $1.00 per share.

Investing in the Offered Units is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Preferred Stock (the “Series A Preferred Stock”), which effectively preclude current and future owners of our common stock, including the Offered Units, from influencing any corporate decision. Each share of Series A Preferred Stock has 100,000 votes in all matters requiring shareholder approval.

EQUORIX, LLC is the owner of all outstanding shares of our Series A Preferred Stock and David Lee, one of our directors, is the person with the power to exercise control over, including the voting and disposition of, the Series A Preferred Stock. Mr. Lee will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Units” and “Security Ownership of Certain Beneficial Owners and Management”).

You should purchase Offered Units only if you can afford a complete loss of your investment. See “Risk Factors,” beginning on page 6, for a discussion of certain risks that you should consider before purchasing any of the Offered Units.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Units.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. (See “Plan of Distribution–State Law Exemption and Offerings to ‘Qualified Purchasers’”).

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is _______________, 2026.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake to update and/or revise any forward-looking statements, whether as a result of new information, future events or otherwise, as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to SDR Drone, Inc., formerly Hallmark Venture Group, Inc., a Florida corporation.

History

General. Hallmark Venture Group, Inc. was originally incorporated in the State of Colorado on July 14, 1995, with the name CPC Office Systems, Inc. On July 12, 1999, the Company changed its name to Homesmart USA, Inc. On March 3, 2006, the Company moved its domicile to Nevada. On March 6, 2008, the Company changed its name to Speech Phone, Inc. On March 8, 2006, the Company changed its name to Smart Truck Systems, Inc. On July 16, 2008, the Company changed its name to Hallmark Venture Group, Inc. On March 22, 2022, the Company redomiciled and became a Florida corporation.

On November 2, 2020, the Company entered into a Plan of Merger and Acquisition Agreement (the “Stonecrest Merger Agreement”), pursuant to which the Company purchased Stonecrest Owner, LLC in exchange for the issuance of 10,000,000 shares of common stock and 100,000 shares of Series A preferred stock to the members of Stonecrest Owner, LLC. On July 12, 2021, the parties agreed to cancel and unwind the transactions contemplated by the Stonecrest Merger Agreement. As a result, all of the shares of common stock and preferred stock that were issued as part of that transaction were canceled.

On January 11, 2024, the Company entered into a Change of Control Agreement (the “CoC Agreement”) by and between John D. Murphy, Jr., the Company’s Director and CEO and JMJ Associates, LLC, an entity controlled by John D. Murphy, Jr. (“Murphy”), and Paul Strickland, the Company’s Director and Secretary, and Selkirk Global Holdings, LLC, and Beartooth Asset Holdings, LLC, both entities controlled by Paul Strickland (“Strickland”), and Steven Arenal and Aurum International Ltd., an entity controlled by Steven Arenal (“Aurum”) and, pursuant to which Murphy, Strickland, and their respective control entities assigned the Series A preferred shares controlled by each to Aurum. Strickland transferred 196,519 in restricted common shares to Aurum. In exchange, Murphy and Strickland retained 5% equity in the Company, post-restructuring, and these shares have an 18-month anti-dilution provision as described in the Anti-Dilution Agreement executed between the Parties. Murphy and Strickland also cancelled debts owed to each by the Company. Strickland cancelled $83,342.25 in debts. Murphy cancelled $74,501 in debts. Murphy received $70,000 from Aurum in exchange for partial debt cancellation delivered into Escrow on February 27, 2024. Aurum received a $77,000 10% convertible promissory note in exchange for partially paying the Company’s debt owed to Murphy.

Pursuant to the CoC Agreement, Murphy and Strickland would assign the Series A preferred shares controlled by each to Aurum, and Strickland was to transfer 196,519 restricted common shares to Aurum. In exchange, Murphy and Strickland would retain a 5% equity interest in the Company on a post-restructuring basis, subject to an 18-month anti-dilution provision as set forth in the Anti-Dilution Agreement executed among the parties. In connection with the CoC Agreement, Murphy and Strickland would have cancelled certain indebtedness owed to them by the Company. Strickland was to cancel $83,342 in outstanding obligations, and Murphy was to cancel $74,501 in outstanding obligations. Murphy was to receive $70,000 from Aurum in partial consideration for the debt cancellation, which would have been delivered into escrow by February 27, 2024. The Company issued Aurum a $77,000 convertible promissory note bearing interest at 10% per annum in partial satisfaction of the Company’s indebtedness to Murphy. All consideration under the CoC Agreement was to be subject to the terms and conditions of the Escrow Agreement executed among the parties.

On January 11, 2024, John D. Murphy, Jr. resigned as Director and Officer of the Company and all other positions he held with the Company.

On January 11, 2024, Paul Strickland resigned as Director and Officer of the Company and all other positions he held with the Company.

On January 11, 2024, Steven Arenal was elected as Director of the Company and appointed Chief Executive Officer, President, and Secretary of the Company.

On February 27, 2024, Steve Arenal and Aurum International Ltd. were given notice of default and failure to perform on the agreements they had signed, and Strickland and Murphy also gave notice of cancellation of all the foregoing agreements.

On February 28, 2024, a special meeting of shareholders was held removing Arenal and reinstating Murphy and Strickland and reversing and cancelling all of the foregoing Aurum International Ltd / Arenal agreements.

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On February 28, 2024, the Company filed an 8-K disclosing the cancellation, termination, and failure to perform on the aforementioned Arenal / Aurum agreements.

On March 4, 2024, The Company and its Board of Directors approved a 1:500 reverse split of the Company’s common stock.

On March 7, 2024, The Company filed the Amended and Restated Articles of Incorporation with Florida Secretary of State reflecting the 1:500 reverse split of the Company’s common stock. The reverse split was approved by FINRA effective April 24, 2025.

On September 26, 2024, the Company and its Board of Directors approved the following; i) Agreement and Plan of Reorganization; ii) Change of Control Agreement; iii) Escrow Agreement, iv) Anti-Dilution Agreement; v) Cancellation of the October 6, 2022 Selkirk Global Holdings, LLC Note; vi) Cancellation of the April 6, 2023 Selkirk Global Holdings, LLC Note, vii) Cancellation of the December 12, 2023 Strickland Convertible Exchange Note; viii); and the Company authorized its Secretary to open a bank account in the name of the Company.

On September 26, 2024, the Company and Jubilee Intel, LLC (“Jubilee”) entered into an Agreement and Plan of Reorganization (the “Merger”) whereby the Company acquired 100% membership interests in Jubilee in exchange for 100,000 shares of Series A Preferred Stock. As a result of the Merger, Jubilee became a wholly owned and operating subsidiary of the Company.

On April 24, 2025, the 1:500 reverse split of the Company’s common stock processed by FINRA.

On May 12, 2025, the Company executed a Membership Interest Assignment Agreement with Evan Bloomberg, its former officer and director. Under this agreement, the Company transferred 100% of its membership interest in Jubilee Intel, LLC to Mr. Bloomberg. In exchange, Mr. Bloomberg transferred all 100,000 Series A Preferred Shares of the Company to Selkirk Global Holdings, LLC, an entity controlled by Paul Strickland, the Company’s then-sole director and officer. This transaction resulted in the demerger of Jubilee Intel, LLC, which ceased to be a wholly owned subsidiary of the Company. Though the demerger contract was executed on May 12, 2025, the Company effectively lost control of Jubilee on March 31, 2025. Accordingly, Jubilee Intel, LLC has been presented as a discontinued operation as of December 31, 2024 until March 31, 2025, the date the Company effectively lost control of it. All other agreements with Mr. Bloomberg were also terminated at that time.

On August 7, 2025, the Company reinstated the related party debts that were cancelled pursuant to the failed Jubilee Merger.

On June 16, 2026, our corporate name was changed from Hallmark Venture Group, Inc. to SDR Drone, Inc.

Recent Change-in-Control Event

Change of Control Agreement. On June 9, 2026, our company entered into a Change of Control Agreement (the “Control Agreement”) with Selkirk Global Holdings, LLC, a company owned by one of our directors, Paul L. Strickland (“Selkirk”), and EQUORIX LLC (“EQUORIX”) (See Note A below), pursuant to which EQUORIX acquired (a) 100,000 shares of Series A Preferred Stock (the “Acquired Preferred Stock”) from Selkirk and (b) 50,000,000 shares of common stock (the “Acquired Common Stock”) from the Company (collectively, the Acquired Preferred Stock and the Acquired Common Stock are referred to as the “Control Shares”). The closing of the Control Agreement occurred on June 9, 2026. The Acquired Preferred Stock constitutes 100% of the outstanding Series A Preferred Stock and constitutes voting control of the Company; the Acquired Common Stock represents approximately 75.55% of the outstanding shares of the Company’s common stock. Pursuant to the Control Agreement, the majority of the Board at the closing of the Control Agreement changed: Cho Sun Sik, Dong Wook Chung and In Chul Chung were elected as Directors of the Company, while Paul L. Strickland continued as a Director of the Company. Thereafter, on June 12, 2026, three additional persons were appointed as Directors of our company: David Lee, Young-Sun Yoo and Tong Soo “T.S.” Chung. (See “Directors, Executive Officers, Promoters and Control Persons” and “Certain Relationships and Related Transactions”).

Note A: EQUORIX is the owner of all shares of our Series A Preferred Stock and David Lee, one of our Directors, is the person with the power to exercise control over, including the voting and disposition of, the Series A Preferred Stock. Mr. Lee will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

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Intellectual Property Transfer and Technology Assignment Agreement. In conjunction with the Control Agreement and as partial consideration for the Company and Selkirk entering into the Control Agreement, the Company, as assignee, entered into an Intellectual Property Transfer and Technology Assignment Agreement (the “IP Assignment Agreement”) with Cho Sun Sik, a Director and a Co-Chief Executive Officer of the Company, and Sundori Drone Co., Ltd. (“Sundori Korea”) (See Note B below), as assignors (Cho Sun Sik and Sundori Korea are referred to as the “Assignors”). Under the IP Assignment Agreement, the Assignors sold, assigned, transferred and conveyed to the Company all of their right, title and interest in and to a worldwide portfolio of drone technology, comprising twelve Korean patents and a body of worldwide trade secrets, manufacturing and engineering know-how, freedom-to-practice rights and foreign filing rights, excluding the Sundori brand marks (collectively, the “Assigned IP”). (See “Certain Relationships and Related Transactions”).

Note B: Cho Sun Sik, a director and a Co-Chief Executive Officer of our company, is the founder, principal shareholder and Chief Executive Officer of Sundori Korea.

Exclusive License-Back Agreement. In conjunction with the IP Assignment Agreement, the Company, as licensor, entered into an Exclusive License-Back Agreement (the “License-Back Agreement”) with Sundori Korea, as licensee. Under the License-Back Agreement, the Company granted Sundori Korea a royalty-free, perpetual, exclusive license to the Assigned IP within the Republic of Korea, such that Sundori Korea may continue its Korean domestic operations, including procurement to Korean governmental and defense customers. (See “Certain Relationships and Related Transactions”).

Master Services Agreement. In conjunction with the IP Assignment Agreement, the Company, as customer, entered into a Master Services Agreement (the “Master Agreement”) with Sundori Korea, as service provider. Under the Master Agreement, Sundori Korea will provide foreign factory-setup, engineering-dispatch and training services to the Company and its to-be-designated joint venturers on an arm’s-length, fee-for-service basis, pursuant to separate statements of work. (See “Certain Relationships and Related Transactions”).

Convertible Promissory Note. On May 26, 2026, the Company issued to EQUORIX an 8% Convertible Promissory Note with a total face value of $100,000 (the “EQUORIX Note”). The EQUORIX Note is a draw-down facility: it became effective upon EQUORIX’s delivery of initial consideration of $3,650, and EQUORIX may advance additional consideration from time to time, at its sole discretion, up to the $100,000 face value. As of the date of this Offering Circular, EQUORIX had advanced an aggregate of $17,070 of principal. The EQUORIX Note bears interest at 8% per annum, compounded monthly, matures on May 25, 2027, and provides for a default interest rate equal to the lesser of 20% per annum and the highest rate permitted by law and a “Mandatory Default Amount” equal to 150% of the outstanding principal. The EQUORIX Note is convertible into shares of the Company’s common stock at a conversion price equal to a 25% discount to the average closing price of the common stock over the ten consecutive trading days prior to conversion, subject to increase (to 30%, 35% or 40%) if the Company loses DWAC/FAST eligibility, is placed on DTC “chilled” status, or both, and to a further permanent 10% increase upon an uncured event of default. (See “Certain Relationships and Related Transactions”).

Our Business

Our business focus to convert a proven, certified Korean defense technology platform into a trusted, locally produced unmanned aerial systems for the United States and allied markets — and, in doing so, to capture a meaningful share of the structural demand created by the global rebuild of military-drone stockpiles, allied restrictions on Chinese-made systems, and by binding offset obligations on Korean defense exports.

Please see the more extensive discussion about the current status of our products and their current respective statuses under “Business.”

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Offering Summary

Securities Offered	350,000 Units, with each Unit consisting of 10 shares of our common stock, par value $0.001 per share, and two (2) warrants. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $5.00 per share at any time during the two-year period following the date of issuance.

Offering Price	$[15.00-18.00] per Offered Unit.

Shares Outstanding Before This Offering	66,377,720 shares issued and outstanding as of the date hereof.

Shares Outstanding After This Offering	69,877,720 shares of common stock issued and outstanding, assuming the sale of all of the Offered Units hereunder and excluding the shares of common stock issuable upon exercise of the warrants included in the Offered Units.

Minimum Number of Shares to Be Sold in This Offering	There is no minimum number of Offered Units to be sold in this offering. A minimum purchase of $5,000 of the Offered Units is required in this offering; any additional purchase must be in an amount of at least $1,000.

Disparate Voting Rights	Our outstanding shares of Series A Preferred Stock possess superior voting rights, which effectively preclude current and future owners of our common stock, including purchasers of the Offered Units in this offering, from influencing any corporate decision. Each share of Series A Preferred Stock has 100,000 votes in all matters requiring shareholder approval. EQUORIX is the owner of all outstanding shares of our Series A Preferred Stock and David Lee, one of our directors, is the person with the power to exercise control over, including the voting and disposition of, the Series A Preferred Stock. Mr. Lee will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Units” and “Security Ownership of Certain Beneficial Owners and Management”).

Investor Suitability Standards	The Offered Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors so long as their investment in the Offered Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Market for Our Securities	Our common stock is quoted in the over-the-counter market under the symbol “SDCO” in the OTCID marketplace of OTC Link. There is not market for either the Units or the Warrants and none is expected to commence.

Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds	We will apply the proceeds of this offering for capital expenditures, product development, sales and marketing, research and development, payroll, general and administrative expenses and working capital. (See “Use of Proceeds”).

Risk Factors	An investment in the Offered Units involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Units.

Corporate Information	Our principal executive offices are located at 801 US Highway 1, North Palm Beach, Florida 33408; our telephone number is 877-646-4833; our corporate website is located at www.sdrdrone.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Securities Exchange Act of 1934. Our continuing reporting obligations under Regulation A are deemed to be satisfied, as long as we comply with our Section 13(a) reporting requirements.

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RISK FACTORS

An investment in the Offered Units involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Units. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

We were a “shell company” prior to completing the Control Agreement. We were a “shell company” for over a year prior to completing the Control Agreement. As a result, there is a substantial doubt about our ability to continue as a going concern, unless we obtain additional capital with which to pursue our drone-based plan of business.

The report of our independent auditors indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to raise capital to fund our business. In its opinion on our financial statements for the year ended December 31, 2025, our independent auditors raised substantial doubt about our ability to continue as a going concern. We cannot assure you that this will not impair our ability to raise capital on attractive terms. Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Subsequent to March 31, 2026, our company completed a change in control, acquired intellectual property, and commenced this offering. These events do not, by themselves, alleviate the substantial doubt regarding our company’s ability to continue as a going concern. Our ability to continue as a going concern will depend upon its ability to successfully implement its business plan, generate sufficient revenues and positive cash flows, and/or obtain additional financing, of which there is no assurance

There is doubt about our ability to develop as a viable business, and it is expected that we will need additional funding. Since the completion of the Control Agreement, our current efforts are focused on our drone-based business plan. To date, we have not derived revenues from such efforts. We must obtain capital, in order to exploit the business potential of our products. There can be no assurance that any one of our business activities will prove to be successful.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. For the three months ended March 31, 2026 and 2025, we incurred a net loss of $273,496 and $728,927, respectively, had net cash used in operating activities of $59,077 and $17,085, respectively, and, as of March 31, 2026, we had an accumulated deficit of $5,588,661. For the years ended December 31, 2025 and 2024, we incurred a net loss of $1,696,172 and $672,060, respectively, had net cash used in operating activities of $150,524 and $252,273, respectively, and, as of such dates, we had an accumulated deficit of $5,315,165 and $3,922,222, respectively. Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due and on our cash flows.

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Rule 144 safe harbor is unavailable for the resale of shares issued by us, unless and until we have ceased to be a shell company and have satisfied the requirements of Rule 144(i)(1) and (2). Following the closing of the Control Agreement, we believe that we are no longer a “shell company,” as defined by Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Pursuant to Rule 144, one year must elapse from the time a “shell company,” as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term “Form 10 information” means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, like our company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Offering Circular before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Further, investors should be aware of, and consider carefully, each of the following:

●	the shares of common stock comprising the Offered Units sold in this offering can be resold only through an effective resale registration statement under the Securities Act or pursuant to an available exemption from registration;

●	before Rule 144(i) would be potentially available for resales of any securities of our company, we will be required to file a registration statement under the Exchange Act and become subject to the reporting requirements of the Exchange Act and file the required Exchange Act reports for the requisite period of time (i.e., one year).

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our Co-Chief Executive Officers; the loss of these executives could disrupt our operations and adversely affect the further development of our business. Our success in establishing implementing our drone-based business strategies will depend, primarily, on the continued service of our Co-Chief Executive Officers, Cho Sun Sik and Dong Wook Chung. The loss of service of Messrs. Cho and Chung, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not entered into employment agreements with Messrs. Cho and Chung. We have not purchased any key-man life insurance.

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If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

We did not obtain an independent evaluation of the intellectual property we acquired in conjunction with the recent change in control of our company.

We entered into an Intellectual Property Transfer and Technology Assignment effective June 9, 2026, which includes certain rights to twelve Korean patents, worldwide trade secrets, engineering know-how, manufacturing rights and foreign filing rights. Prior to our entering into such agreement, our management did not obtain an independent valuation of the assigned intellectual property, and no value has been assigned to the acquired intellectual property in our accounting records.

Our business plan depends on marketing of our products, which may not be accepted in the marketplace. Our industry is extremely competitive and we have yet to attain any market share. In order to achieve successful operations, we will depend on effective marketing to, first, gain entry into the industry and, then, to achieve market share. We do not employ a marketing agency. Employing a greater number of marketing personnel or a marketing agency would require greater financial resources than we currently possess. Furthermore, our ability to attract independent sales representatives may be limited without greater name recognition, an advertising campaign and market penetration. Unless we are able to address these limitations in our marketing capabilities, you may expect our revenues to be limited and we may have difficulty staying in business. Under such circumstances, our stock cannot be expected to gain in value.

We are an early-stage company with an unproven business model and our business may not become profitable. We are an early-stage company with a limited operating history upon which you can evaluate our business. We have very limited historical financial data. As a result of these factors, the revenue and income potential of our business is unproven, and we have only a limited operating history upon which to base an evaluation of our current business and future prospects. Because of our limited operating history, we have limited insight into trends that may emerge and affect our business. We may make errors in predicting and reacting to relevant business trends, which could harm our business. Early-stage companies in new and rapidly evolving markets such as ours frequently encounter risks, uncertainties, and difficulties, including those described in this section. We may not be able to successfully address any or all of these risks. Failure to adequately address such risks could cause our business, financial condition, results of operations and prospects to suffer.

Our financial condition could be adversely affected if our available liquidity is insufficient. If our business is significantly adversely affected by further deterioration in the economic environment or otherwise, it could lead us to seek new or additional sources of liquidity to fund our needs. Currently, for a non-investment-grade company such as ours, the capital markets are challenging, with limited available financing and at higher costs than in recent years. There can be no guarantees that we would be able to access any new sources of liquidity on commercially reasonable terms or at all.

We may lose or fail to attract and retain key employees and management personnel. As we expand our operations, our employees will be extremely important assets. An important aspect of our competitiveness will be our ability to attract and retain key employees and management personnel. Our ability to do so is influenced by a variety of factors, including the compensation we award, and could be adversely affected by our financial or market performance.

We currently have limited management and staff, which could limit our ability to effectively seize market opportunities and grow our business. Our operations are subject to all of the risks inherent in a growing business enterprise, including the likelihood of operating losses. As a smaller company with a limited operating history, our success will depend, among other factors, upon how we manage the problems, expenses, difficulties, complications and delays frequently encountered in connection with the growth of a new business, products and channels of distribution, and current and future development. In addition, as a company with a limited operating history and limited management and staff to grow our business and manage the risks inherent in a growing business enterprise, these factors could limit our ability to effectively seize market opportunities and grow.

Our ability to grow our business may depend on developing a positive brand reputation. Establishing and maintaining a positive brand reputation is critical to attracting new customers. If we are unable to establish, maintain and enhance our brand reputation and customer satisfaction, our ability to attract new customers will be harmed.

Investors may lose their entire investment if we fail to reach profitability. We have no demonstrable operations record from which you can evaluate the business and its prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot guarantee that we will be successful in accomplishing our objectives. To date, we have incurred losses and will continue to do so in the foreseeable future. Investors should therefore be aware that they may lose their entire investment in the securities.

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Litigation or legal proceedings could expose us to significant liabilities and damage our reputation. We may become party to litigation claims and legal proceedings. Litigation involves significant risks, uncertainties and costs, including distracting of management’s attention away from our current business operations. We evaluate litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and/or disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. We caution you that actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our policies and procedures require strict compliance by our employees and agents with all United States and local laws and regulations applicable to our business operations, including those prohibiting improper payments to government officials. Nonetheless, there can be no assurance that our policies and procedures will always ensure full compliance by our employees and agents with all applicable legal requirements. Improper conduct by our employees or agents could damage our reputation in the United States and internationally or lead to litigation or legal proceedings that could result in civil or criminal penalties, including substantial monetary fines, as well as disgorgement of profits.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations. To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner. Our controls, systems, procedures and resources may not be adequate to support a changing and growing company. If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

Our operating expenses could increase without a corresponding increase in revenues. Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our consolidated financial results and on an investment in the Offered Units. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

Our lack of adequate directors and officers liability insurance may also make it difficult for us to retain and attract talented and skilled directors and officers. In the future, we may be subject to litigation, including potential class action and shareholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors, should they be subject to legal action based on their service to our company, could have a material adverse effect on our financial condition, results of operations and liquidity. Further, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

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Risks Related to Our Business

A material disruption at one of our suppliers’ facilities could prevent us from meeting customer demand, reduce our sales and negatively affect our overall financial results. Any of the following events could cease or limit operations unexpectedly: fires, floods, earthquakes, hurricanes, on-site or off-site environmental incidents or other catastrophes; global pandemic; utility and transportation infrastructure disruptions; labor difficulties; other operational problems; or war, acts of terrorism or other unexpected events. Any downtime or damage at our suppliers’ facilities or our facilities could prevent us from meeting customer demand for our products or require us to make more expensive purchases from a competing supplier. If our suppliers were to incur significant downtime, our ability to satisfy customer requirements could be impaired, resulting in customers seeking products from other distributors, as well as decreased customer satisfaction and lower sales and operating income.

Cybersecurity risks related to the technology used in our operations and other business processes, as well as security breaches of company, customer, employee and vendor information, could adversely affect our business. We will rely on various information technology systems to capture, process, store and report data and interact with customers, vendors and employees. Despite careful security and controls design, as the prevalence of cyber-attacks continues to increase, our information technology systems, and those of our third-party providers, could become subject to increased security threats, such as phishing and malware incidents. Our security measures may be unable to prevent certain security breaches, and any such network, system, data or other breaches could result in misappropriation of sensitive data, transactional errors, theft of funds, business disruptions, loss of or damage to intellectual property, loss of customers and business opportunities, unauthorized access to or disclosure of confidential or personal information (which could cause a breach of applicable data protection legislation), regulatory fines, penalties or intervention, reputational damage, reimbursement or other compensatory costs and additional compliance costs, any of which could have a material adverse effect on our reputation, business, financial condition, results of operations and cash flows.

Because the techniques used to obtain unauthorized access to, or disable, degrade or sabotage, information technologies systems change frequently, and may not be recognized until after they have been launched against a target, we may be unable to anticipate these techniques, implement adequate preventative measures or remediate any breach in a timely or effective manner. In addition, the development and maintenance of preventative or detective measures is costly, and requires ongoing monitoring and updating as technologies change and efforts to circumvent security measures become more sophisticated. As well as incurring additional costs, sophisticated hardware and operating system software and applications that we procure from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the systems, or we may be unable to successfully integrate and launch new systems as planned without disruptions to our operations. Misuse of internal applications, theft of intellectual property, trade secrets, funds or other corporate assets and inappropriate disclosure of confidential information could stem from such incidents.

Despite our efforts, we remain potentially vulnerable to cyber-attacks and security breaches, and any such attack or breach could adversely affect our reputation, business, financial condition or results of operations.

The drone industry is highly competitive, and such competition may increase the adverse effects of industry conditions, including the consolidation of the industry. We operate in a very competitive environment characterized by competition from numerous local, regional, national and international drone developers and manufacturers. We may compete for financing, raw materials, skilled management and labor resources. Increased competition could require us to increase our selling incentives and/or reduce our prices, which could negatively affect our profits. We may be unable to successfully expand into or compete in the markets in new geographic areas.

There can be no assurance that our drones and related products will achieve market acceptance and grow; thus, the future of our business is uncertain. There can be no assurance that we will achieve market acceptance for our products. Our business may be disrupted by the introduction of new competing products and is subject to changing consumer preferences and industry trends, which may adversely affect our ability to plan for the future development and marketing of our products. Although the drone industry is extremely active and a growing industry, there is no assurance that we will be able to establish ourselves within such market or, even if we do, that general market acceptance for products would increase.

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If we fail to maintain a positive reputation with customers concerning our products, we may not be able to attract or retain customers, and our operating results may be adversely affected. We believe that a positive reputation with consumers concerning our products will be highly important in attracting and retaining customers who have a number of choices from which to obtain drones and drone-related products. To the extent our products are perceived as low quality, unreliable or otherwise not compelling to customers, our ability to establish and maintain a positive reputation may be adversely impacted.

If our trademarks and other proprietary rights are not adequately protected to prevent use or appropriation by competitors, the value of the our brand or intellectual property may be diminished, and our business adversely affected. We rely, and expect to continue to rely, on a combination of confidentiality and license agreements with employees, consultants and third parties with whom we have relationships, as well as trademark, copyright, patent and trade secret protection laws, to protect our proprietary rights. If the protection of our intellectual property rights is inadequate to prevent use or misappropriation by third parties, the value of our company may be diminished, competitors may be able to more effectively mimic our technologies and methods of operations, the perception of our business and service to customers and potential customers may become confused in the marketplace, and our ability to attract customers may be adversely affected.

Risks Related to Our Technology and Intellectual Property

Our Korean patents are published, and our worldwide competitive position therefore depends in significant part on trade secrets and a forward U.S. and allied patent program. The 12 Korean patents we hold have been published, and the inventions they disclose are accordingly in the public domain outside Korea on a forward basis. Our defensible competitive position outside Korea therefore rests on (a) the un-published technology bundle and trade secrets, and (b) our planned program to file new applications with the USPTO and under the Patent Cooperation Treaty covering next-generation improvements not previously disclosed. We may not be able to obtain patent protection in the United States or other jurisdictions on commercially meaningful claims, or at all. The pendency, scope and enforceability of any future patents will depend on the actions of patent offices, examiners, courts and competitors, none of which we control.

Trade secrets are difficult to protect, particularly across borders and through joint ventures. Our technology bundle, including manufacturing process data, supplier-qualification records, firmware and source code, AI/ML model weights and training data, will be shared with our joint ventures, with Korean co-production partners, and with employees, contractors and consultants in multiple jurisdictions. Despite confidentiality agreements, technical safeguards and inventor-assignment bundles, our trade secrets may be misappropriated, leaked or independently developed by others, particularly in jurisdictions with weaker intellectual property enforcement regimes than those of Korea or the United States. Any such loss could materially impair our competitive position and our ability to obtain royalties from joint ventures.

Our products and technology may infringe the intellectual property of others, and we may be subject to costly infringement claims. UAS and related software, including swarm control and AI-driven autonomy, are the subject of numerous patents, patent applications and other intellectual property rights held by both established defense contractors and emerging competitors. Third parties may assert infringement, misappropriation or other intellectual-property claims against us, our joint ventures, our suppliers or our customers. Defending against these claims, even if unsuccessful for the claimant, can be expensive and divert management attention, and an adverse outcome could subject us to damages, injunctive relief, the requirement to obtain licenses on unfavorable terms or to redesign our products.

We rely on a worldwide brand license from Sundori Korea, and disputes with Sundori Korea could disrupt our business. Our use of the “SDR” and “Sundori” marks depends on a perpetual, worldwide brand license from Sundori Korea. If a dispute arises between us and Sundori Korea (including with respect to the scope of the license, royalty obligations, branding standards, conduct of our affiliate or joint-venture partners, or other matters), the resolution of the dispute could materially adversely affect our ability to use those marks, with material consequences for our business.

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Risks Related to Manufacturing, Supply Chain and Joint Ventures

Our planned business model depends on the formation of joint ventures in Poland, the United Arab Emirates, Türkiye and other countries, none of which is assured. A central element of our business plan is the formation of joint ventures with local industrial primes in countries that carry offset obligations on existing Korean defense purchases. There is no assurance that we will succeed in negotiating, executing or closing any of these joint ventures, that the local prime will be selected by its national government for offset credit on SDR-related production, or that joint-venture-produced units will be certified by the relevant in-country authorities. Each potential joint venture depends on factors outside our control, including the discretion of foreign governments, the willingness of the local prime to partner with us, customary commercial-due-diligence outcomes and the negotiation of complex multi-party agreements. Failure to close any individual joint venture, or to close on the timetable we currently anticipate, could materially adversely affect our results of operations.

Offset credits and government procurement decisions are within the discretion of foreign sovereigns. Whether and how offset credit is allocated to SDR-produced airframes — and whether and how any foreign government will procure those airframes — are matters within the sovereign discretion of foreign governments. Procurement priorities and offset rules can be changed unilaterally, frequently for political reasons, and we may not have a remedy for changes in those policies. A change in the offset rules, the cancellation or reduction of an underlying defense procurement, a change in government, or sanctions or other geopolitical developments could materially adversely affect demand for our products.

We rely on Sundori Korea for production and supply, and any disruption could materially harm our business. Until joint-venture production capacity is established, our ability to deliver airframes will depend on Sundori Korea’s Korean facility. Sundori Korea’s current annual production capacity is approximately 1,000 airframes, which may be insufficient if demand grows materially, and the facility is subject to typical operating risks, including labor disputes, equipment failure, natural disasters, fire, supply-chain disruption, cyber attacks and regulatory action. In addition, our business model depends on Sundori Korea’s continued willingness and ability to (i) supply critical components (motors, RF modules, flight controllers and encryption modules) into the joint ventures and (ii) provide technology-transfer support to stand up joint-venture production lines. A disruption to Sundori Korea’s operations or a breakdown in our relationship with Sundori Korea would materially adversely affect our business.

Our supply chain includes specialized defense and electronics components for which alternative sources may not be available. Sundori’s products incorporate specialized motors, RF and encryption modules, flight controllers, optical and thermal sensors and other components for which Sundori Korea has qualified specific Korean suppliers. The loss of any of these suppliers, increases in component prices, supply-chain shortages, sanctions or export controls on relevant components, or the failure of a supplier to meet our quality or security requirements could disrupt production and materially harm our business.

Risks Related to Defense, Government and Regulatory Matters

Our defense-grade UAS are subject to U.S. and Korean export controls, and any change or violation could materially harm our business. Our products and underlying technology are or will be subject to the U.S. International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations (EAR), as well as the Korean Strategic Goods Control Act and other Korean export-control regimes administered by DAPA and the MND. Compliance with these regimes is complex and costly, and a violation — including an inadvertent technology transfer, an unauthorized re-export, a failure to obtain a required license, or a sanction-related transaction — could result in fines, denial of export privileges, suspension or debarment from government contracts, criminal penalties and reputational harm. Changes in U.S., Korean or allied export-control policies could disrupt our planned joint-venture and technology-transfer activities.

Our business depends on continued favorable U.S. government policies regarding allied-origin, NDAA-compliant drones. Our market opportunity rests in significant part on U.S. legislative and regulatory measures — including Section 848 of the NDAA, the American Security Drone Act and the Blue UAS / trusted-supplier framework — that restrict procurement of Chinese-origin UAS. If these measures are modified or repealed, if their definitions of “covered foreign entity” or trusted-supplier criteria change in ways that disadvantage Sundori-derived products, or if competing low-cost Chinese drones regain access to U.S. and allied procurement, our addressable market and competitive position could be materially adversely affected.

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Government contracts, including any future direct or indirect U.S. or allied defense contracts, are subject to extensive regulation and audit. Any government contracts entered into by us or our joint ventures will be subject to extensive procurement regulations, including those relating to cybersecurity, supply-chain illumination, cost accounting standards, the Foreign Corrupt Practices Act, anti-trafficking, organizational conflicts of interest, mandatory disclosures and audit rights. Failures of compliance — including by joint-venture partners, foreign subcontractors or suppliers — could result in contract termination, suspension or debarment, financial penalties, criminal charges and damage to our reputation.

UAS operations in the United States and other jurisdictions are subject to extensive aviation regulation. Commercial and public-safety operation of UAS in the United States is regulated by the FAA, including Part 107 rules for small UAS, Beyond Visual Line of Sight (BVLOS) authorizations, type-certification regimes for larger or higher-risk aircraft and emerging Remote Identification rules. Other jurisdictions impose similar or different requirements. Our customers’ ability to operate SDR airframes, and our ability to support those operations, depends on continued compliance with these rules, which are evolving rapidly. Changes could increase costs, reduce demand or render certain product configurations non-compliant.

Cybersecurity and data-protection risks are heightened for defense and dual-use products. Our products incorporate firmware, ground-control software, communications protocols, AI/ML models and supply-chain data, all of which could be targeted by state-sponsored or criminal cyber actors. A successful cyber intrusion could compromise classified, controlled-unclassified or commercially sensitive customer information; corrupt firmware or AI/ML model weights; result in injury or property damage during a real-world mission; trigger reporting and notification obligations under U.S., Korean, EU or other privacy and cybersecurity laws; and materially damage our reputation.

Risks Related to International Operations

Our business is exposed to political, economic and currency risks in Korea, the United States and target joint-venture countries. Sundori Korea’s manufacturing operations are concentrated in the Republic of Korea, our planned joint ventures are concentrated in jurisdictions including Poland, Türkiye and the United Arab Emirates, and our reporting and capital-markets activity is in the United States. We are exposed to political and economic instability, sanctions, war, terrorism (including in the regions in which our joint ventures may operate), nationalization, tariff and trade-policy changes, expropriation, civil unrest, public-health crises, currency controls and currency-exchange-rate volatility in each of these jurisdictions. The Korean Won, U.S. dollar, Polish Zloty, Turkish Lira and UAE Dirham have historically experienced material fluctuations, which could affect our revenues, expenses, asset values and competitive position.

Conducting business in foreign defense markets exposes us to anti-corruption, sanctions and offset-compliance risks. Defense procurement processes in some of our target jurisdictions have historically been associated with corruption-related allegations, scrutiny by host-country and U.S. authorities, and procurement-related litigation. We will be subject to the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, the Korean Improper Solicitation and Graft Act and similar laws of other jurisdictions in which we, our joint ventures or our representatives operate. A finding of non-compliance — including an act by a joint-venture partner, agent or consultant for which we are held responsible — could result in fines, penalties, debarment from government contracts and reputational harm.

Risks Related to Our Corporate Structure and Relationships with Affiliates

EQUORIX possesses control of our company and is expected to control matters submitted to stockholders. Pursuant to the Control Agreement, EQUORIX acquired all outstanding shares of our Series A Preferred Stock and 50,000,000 shares of our common stock. As a result, EQUORIX is, and is expected to remain, our largest stockholder and is expected to control the outcome of matters submitted to our stockholders, including the election of directors and the approval of significant corporate transactions for the foreseeable future. The interests of EQUORIX may differ from the interests of other stockholders, and the existence of this concentrated ownership may discourage transactions that could be beneficial to other stockholders, including a potential change in control.

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Conflicts of interest may arise with Sundori Korea, with EQUORIX and with their respective affiliates. Sundori Korea is our largest source of intellectual property, manufacturing and technology services, holds the “SDR” and “Sundori” brand marks under which we operate and is controlled by Mr. Cho Sun Sik, who also serves in a senior role with the Company. EQUORIX controls the affiliate that acquired the former 33.33% minority shareholding in Sundori Korea, has acquired control of our company and is expected to play a continuing operational and commercial role in our business. As a result, transactions between us and any of these affiliates, including the assignment of technology, the licensing of brand marks, the pricing of component supplies, the negotiation of joint-venture economics and the allocation of corporate opportunities, present inherent conflicts of interest. These conflicts may not be resolved in favor of our company.

Our planned holding company structure will make us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company intends to act as a holding company and, accordingly, substantially all of our operations are expected to be conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Units

The outstanding shares of our Series A Preferred Stock effectively preclude current and future owners of our common stock from influencing any corporate decision. EQUORIX is the owner of all outstanding shares of our Series A Preferred Stock and David Lee, one of our directors, is the person with the power to exercise control over, including the voting and disposition of, the Series A Preferred Stock. Mr. Lee will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. EQUORIX’S ownership of all outstanding shares of our Series A Preferred Stock may also delay or prevent a future change of control of our company at a premium price, if it opposes it.

We are selling this offering on a best-efforts basis and may be unable to sell any Offered Units. This offering is being conducted on a best-efforts basis, that is, this offering is not a firm-commitment, underwritten offering. Rather, we intend to sell the Offered Units through the efforts of our executive officers and directors, who will receive no commissions. There is no guarantee that our executive officers and directors or any other person will be able to sell any of the Offered Units. None of our executive officers and directors has any experience conducting a best-efforts offering. (See “Plan of Distribution”).

There is no minimum offering and no person has committed to purchase any of the Offered Units. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Units or that we will sell enough of the Offered Units necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Units.

There is no escrow established for the proceeds of this offering. Because there is no escrow established for the proceeds of this offering, proceeds derived from sales of Offered Units will be deposited directly into our operating account, will be available for immediate use by our company and will be immediately subject to any claims of our creditors.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

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You may never realize any economic benefit from a purchase of Offered Units. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Units.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

●	quarterly variations in our operating results;
●	operating results that vary from the expectations of investors;
●	changes in expectations as to our future financial performance, including financial estimates by investors;
●	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
●	changes in our capital structure;
●	announcements of innovations or new services by us or our competitors;
●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
●	lack of success in the expansion of our business operations;
●	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
●	additions or departures of key personnel;
●	asset impairment;
●	temporary or permanent inability to offer products or services; and
●	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Units does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Units should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

You will suffer dilution in the net tangible book value of the Offered Units you purchase in this offering. If you acquire any Offered Units, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Units in this offering. (See “Dilution”).

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There is no established public trading market for the warrants included in the Offered Units, and one may never develop. The warrants included in the Offered Units are a new issue of securities with no established trading market. We do not intend to apply to list the warrants on any securities exchange or to have the warrants quoted on any quotation system. Accordingly, there can be no assurance that a market for the warrants will develop or, if one develops, that it will be sustained or provide meaningful liquidity. In the absence of a trading market for the warrants, holders may be unable to sell their warrants and may be required either to exercise the warrants or to permit them to expire.

The warrants included in the Offered Units may expire without value. Each warrant included in the Offered Units is exercisable at an exercise price of $5.00 per share and will expire if not exercised within two years after the date of its issuance. If the market price of our common stock does not exceed the $5.00 exercise price during the two-year exercise period, the warrants will have no economic value and will expire worthless. Because our common stock has recently traded substantially below the warrant exercise price, there can be no assurance that the warrants will ever be “in the money” or that holders will realize any value from the warrants.

The two-year exercise period of the warrants is limited and may not afford holders a sufficient opportunity to realize value. The warrants may be exercised only during the two-year period following the date of their issuance. This limited exercise period may not provide holders with a sufficient opportunity for the market price of our common stock to exceed the exercise price of the warrants. Holders who do not exercise their warrants prior to expiration will lose the entire value, if any, of their warrants, and we will have no obligation to extend the exercise period or to compensate holders for any unexercised warrants.

We may redeem your unexpired warrants at a time that is disadvantageous to you, which could make your warrants worthless. We have the ability to redeem the warrants included in the Offered Units at a price of $0.01 per warrant, upon not less than 20-days’ prior written notice to each holder, at any time after the warrants become exercisable, provided that the last reported sale price of our common stock equals or exceeds $7.50 per share for 20 consecutive trading days and provided that we have in effect a qualified Offering Statement on Form 1-A or an effective registration statement with respect to the shares of common stock underlying the warrants.

Redemption of the outstanding warrants could force you to (a) exercise your warrants and pay the exercise price in full at a time when it may be disadvantageous for you to do so or (b) accept the nominal redemption price. We are likely to call the warrants for redemption at a time when our common stock is trading above the exercise price, and we may do so at a time when a cash exercise is unattractive to you or when you lack the funds or the desire to exercise. Any warrant not exercised before the redemption date will be redeemed for $0.01 and will thereafter be void, and you will have no further rights as a warrant holder.

Holders of the warrants will have no rights as holders of our common stock until they exercise their warrants. Until a holder exercises its warrants and acquires shares of our common stock, the holder will have no rights with respect to the shares of common stock underlying the warrants, including no voting rights, no right to receive dividends or other distributions and no other rights as a shareholder of our company. Upon exercise of the warrants, a holder will be entitled to exercise the rights of a holder of common stock only as to matters for which the applicable record date occurs after the date of exercise.

We may not have a current and effective offering circular or qualification in effect at the time holders seek to exercise their warrants, in which case the warrants may not be exercisable. In order for a holder to exercise the warrants included in the Offered Units, and for us to issue the shares of common stock underlying the warrants, a current and effective offering circular or registration statement, together with qualification or an available exemption under applicable state securities laws, may be required to be in effect covering the issuance of such shares. There can be no assurance that we will maintain a current and effective offering circular or registration statement, or that the underlying shares will be qualified or exempt from qualification in the states in which holders reside. If we are unable to satisfy these requirements, holders may be unable to exercise their warrants, the warrants may lose their value and may expire worthless, and we will not be required to net-cash settle or otherwise compensate holders of warrants that cannot be exercised.

The terms of the warrants, including the $5.00 exercise price, were determined arbitrarily by us. The terms of the warrants included in the Offered Units, including the $5.00 exercise price, the two-year exercise period and terms of redemption, were established arbitrarily by us and do not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the exercise price of the warrants should not be considered as an indication of the intrinsic value of the warrants or of our common stock.

Exercise of the warrants will dilute the ownership interests of our existing shareholders. To the extent the warrants included in the Offered Units are exercised, additional shares of our common stock will be issued, which will result in dilution of the ownership interests of our then-existing shareholders and will increase the number of shares of common stock eligible for resale in the public market. Sales in the public market of the shares of common stock issuable upon exercise of the warrants, or the perception that such sales might occur, could adversely affect the prevailing market price of our common stock.

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

Ownership Dilution

The information under “Investment Dilution” below does not take into account the potential conversion of the outstanding shares of Series A Preferred Stock into a total of 90,000,000 shares of common stock. The outstanding shares of Series A Preferred Stock may be converted into shares of our common stock at any time. The information under “Investment Dilution” below also does not take into account the shares of common stock issuable upon exercise of the warrants included in the Offered Units.

The conversion of the outstanding shares of Series A Preferred Stock into shares of our common stock would cause holders of our common stock, including the Offered Units, to incur significant dilution in their ownership of our company. (See “Risk Factors–Risks Related to a Purchase of the Offered Units,” “Description of Securities” and “Security Ownership of Certain Beneficial Owners and Management”).

Investment Dilution

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Units in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Units in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Unit and the net tangible book value of our common stock after this offering. Our net tangible book value as of March 31, 2026, was $(174,690) (unaudited), or $(0.00) (unaudited) per share. Net tangible book value per share is equal to total assets ($1,946) minus the sum of total liabilities ($176,636) and intangible assets ($-0-) divided by the total number of shares outstanding at March 31, 2026 (66,177,020).

Without taking into account issuances of shares of our common stock occurring after March 31, 2026, after deducting estimated offering expenses payable by us of $75,000, the tables below illustrate the dilution to purchasers of Offered Units in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Units are sold at a per Unit price of $18.00, or $1.80 per share of common stock.

Assuming the Sale of 100% of the Offered Units
Assumed offering price per share	$1.80
Net tangible book value per share as of March 31, 2026	$(0.00)
Increase in net tangible book value per share after giving effect to this offering	$0.09
Pro forma net tangible book value per share as of March 31, 2026	$0.09
Dilution in net tangible book value per share to purchasers of Offered Units in this offering	$1.71

Assuming the Sale of 75% of the Offered Units
Assumed offering price per share	$1.80
Net tangible book value per share as of March 31, 2026	$(0.00)
Increase in net tangible book value per share after giving effect to this offering	$0.07
Pro forma net tangible book value per share as of March 31, 2026	$0.07
Dilution in net tangible book value per share to purchasers of Offered Units in this offering	$1.73

Assuming the Sale of 50% of the Offered Units
Assumed offering price per share	$1.80
Net tangible book value per share as of March 31, 2026	$(0.00)
Increase in net tangible book value per share after giving effect to this offering	$0.04
Pro forma net tangible book value per share as of March 31, 2026	$0.04
Dilution in net tangible book value per share to purchasers of Offered Units in this offering	$1.76

Assuming the Sale of 25% of the Offered Units
Assumed offering price per share	$1.80
Net tangible book value per share as of March 31, 2026	$(0.00)
Increase in net tangible book value per share after giving effect to this offering	$0.02
Pro forma net tangible book value per share as of March 31, 2026	$0.02
Dilution in net tangible book value per share to purchasers of Offered Units in this offering	$1.78

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming (1) the sale of 25%, 50%, 75% and 100% of the Offered Units, (b) assuming an offering price of $18.00 per Unit, or $1.80 per share of common stock, and (c) after deducting estimated offering expenses payable by us of $75,000. There is, of course, no guaranty that we will be successful in selling any of the Offered Units in this offering.

	Assumed Percentage of Offered Units Sold in This Offering
	25%	50%	75%	100%
Number of Offered Units Sold	87,500	175,000	262,500	350,000
Gross Proceeds	$1,575,000	$3,150,000	$4,725,000	$6,300,000
Offering Expenses(1)	75,000	75,000	75,000	75,000
Net Proceeds	$1,500,000	$3,075,000	$4,650,000	$6,225,000

(1)	Offering expenses include the following items, certain of which are estimated for purposes of this table: administrative expenses, legal and accounting fees, publishing/EDGAR and Blue-Sky compliance.

The table below sets forth the proceeds we would derive from the sale of Offered Units, assuming the sale of 25%, 50%, 75% and 100% of the Offered Units at a per Unit price of $18.00, or $1.80 per share of common stock, assuming the payment of no sales commissions or finder’s fees and assuming the payment of expenses associated with this offering of $75,000.

There is, of course, no guaranty that we will be successful in selling any of the Offered Units. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage of Offered Units Sold in This Offering
	25%	50%	75%	100%
Capital Expenditures(1)	$750,000	$1,500,000	$2,800,000	$3,900,000
Product Development	150,000	300,000	400,000	500,000
Sales and Marketing	200,000	400,000	400,000	500,000
Research and Development	175,000	350,000	350,000	400,000
Payroll Expense(2)	125,000	250,000	300,000	400,000
General and Administrative Expense	50,000	137,500	200,000	237,500
Working Capital	50,000	137,500	200,000	237,500
	$1,500,000	$3,075,000	$4,650,000	$6,225,000

(1) We have identified several prospective sites located in New Mexico, Arizona, Virginia and Florida on which to construct our first drone production facility – the total amount of proceeds derived from this offering, as well as other capital sources, if any, will determine the size of such facility. We are currently negotiating with the owners of these sites and have not yet determined which of such sites we will select for the construction of our first drone production facility. We are dependent on the proceeds of this offering, or other capital source, to construct our first drone production facility. Our selection of the jurisdiction and site for our first drone production facility will depend in part on the economic development incentives offered to our company by the applicable state and local authorities.

(2) Up to $100,000 of the proceeds of this offering may be used to compensate or otherwise make payments to our company’s officers.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to our business, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 350,000 Offered Units, with each Unit consisting of ten (10) shares of our common stock and two (2) warrants (each warrant entitling the holder to purchase one share of our common stock at an exercise price of $5.00 per share at any time during the two-year period following the date of issuance), on a best-efforts basis, at a fixed price of $[15.00-18.00] per Offered Unit; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Beyond the $5,000 minimum subscription amount described below, there is no minimum number of Offered Units that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Units in this offering through the efforts of our Secretary, Paul L. Strickland. Mr. Strickland will not receive any compensation for offering or selling the Offered Units. We believe that Mr. Strickland is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Strickland:

●	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
●	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
●	is not an associated person of a broker or dealer; and
●	meets the conditions of the following:
●	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
●	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
●	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Units. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Offered Units. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8.0% on the sale of Offered Units effected by the broker-dealer. Should we so-engage a FINRA-member broker-dealer, we shall file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to disclose the identity of such broker-dealer and to file our agreement with each such broker-dealer.

Procedures for Subscribing

In General. If you are interested in subscribing for Offered Units in this offering, please submit a request for information by e-mail to Mr. Strickland at: pubcodirector@gmail.com; all relevant information will be delivered to you by return e-mail.

Thereafter, should you decide to subscribe for Offered Units, you are required to follow the procedures described therein, which are:

●	Electronically execute and deliver to us a subscription agreement via e-mail to: pubcodirector@gmail.com; and
●	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Subscription Review Process. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we have the right to review and accept or reject your subscription, in whole or in part. In determining whether to accept or reject a subscription, we will consider the following factors: whether the subscriber or an affiliate of the subscriber qualifies as a “bad actor” as defined in Rule 262(d) of the SEC; the reputation of the subscriber and its affiliates within the securities industry; our then-current need for a cash investment; the state of the securities markets, in general, and the market for our common stock, in particular.

Within three (3) days after we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we will notify you of our decision, and the reason therefor, to reject or accept your subscription.

Rejection of Subscriptions. Should we determine to reject your subscription, we will return all monies from your rejected subscription via wire transfer (or such other method as directed by you) within one (1) business day of our notifying you of such determination, without interest or deduction.

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Acceptance of Subscriptions. Should we determine to accept your subscription, we will countersign the subscription agreement and, within one (1) business day, issue and deliver the Offered Units subscribed in accordance with your delivery instructions. Once your subscription has been accepted by us, you may not revoke or change your subscription or request the return of your subscription funds. All accepted subscription agreements are irrevocable.

An investor will become a shareholder of our company, upon our acceptance of a subscription, with the Offered Units being issued immediately thereafter. For clarity, the subscription settlement will not occur until an investor’s funds have cleared and we accept an investor’s subscription.

By executing the subscription agreement and paying the total purchase price for the Offered Units subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Law Exemption and Offerings to ‘Qualified Purchasers’” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $5,000 of the Offered Units in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Units offered hereby are offered and sold only to “qualified purchasers.” “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors, so long as their investment in Offered Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Units to qualified purchasers in every state of the United States.

Issuance of the Shares of Common Stock and Warrants Comprising the Units

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will (1) issue the shares of common stock included in the Units purchased by such investor in book-entry or certificate form and (2) issue the Warrants included in the Units purchased by such investor.

Transferability of the Offered Units

The Offered Units, including the shares of common stock and warrants comprising the Offered Units, will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

We have not used, and we do not intend to use, any advertising, sales and other promotional materials outside of this Offering Circular, including “testing the waters” materials under the authorization of Rule 255.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (1) 2,499,900,000 shares of common stock, $.001 par value per share, and (2) 200,000 shares of preferred stock, $.001 par value per share, of which 200,000 shares are designated Series A Preferred Stock.

As of the date of this Offering Circular, there were 66,377,720 shares of our common stock issued and outstanding, held by approximately 309 holders of record; and 100,000 shares of Series A Preferred Stock issued and outstanding held by one (1) holder of record.

Units

We are offering a maximum of 350,000 Units, with each Unit consisting of ten (10) shares of our common stock, par value $0.001 per share, and two (2) warrants. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $5.00 per share at any time during the two-year period following the date of issuance of the warrant. The shares of common stock and the warrants comprising the Units are being offered, and upon settlement will be issued, together, but will be separately transferable immediately upon issuance. No fractional Units will be issued. (See “—Common Stock” and “—Warrants” below and “Plan of Distribution”).

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Florida law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our common stock or Series A Preferred Stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy. We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings. Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Florida law.

Warrants

General. Each Unit sold in this offering includes two (2) warrants. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $5.00 per share. The warrants are exercisable at any time on or before the date that is two years after the date of issuance, after which any unexercised warrant will expire and become void and of no further force or effect.

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Exercise. A holder may exercise a warrant by delivering to us a duly completed and executed exercise notice, together with payment in full of the aggregate exercise price for the shares of common stock being purchased, in cash or by such other method as may be specified in the warrant. No warrant will be exercisable, and we will not be obligated to issue any shares of common stock upon exercise of a warrant, unless, at the time of exercise, a current and effective offering circular or registration statement covering the issuance of the shares of common stock underlying the warrant is available and such shares are qualified for sale, or exempt from qualification, under the applicable securities laws of the state in which the holder resides.

Redemption. The warrants are redeemable by our company at $0.01 per warrant after 20 business days’ written notice if the closing sale price of our common stock, as reported on OTCMarkets.com, is equal to or above $7.50 per share for 20 consecutive trading days and provided that we then have in effect a qualified Offering Statement on Form 1-A or an effective registration statement with respect to the shares of common stock issuable upon exercise of the warrant.

No Rights as a Shareholder. The warrants do not confer upon the holder any voting rights, any right to receive dividends or other distributions or any other rights as a shareholder of our company prior to the exercise of the warrants.

Adjustments. The number of shares of common stock issuable upon exercise of the warrants and the exercise price are subject to customary adjustment in the event of any stock split, stock dividend, recapitalization, reorganization or similar transaction affecting our common stock. We will not issue fractional shares upon exercise of the warrants; the number of shares issuable upon exercise will be rounded down to the nearest whole share.

Transferability. The warrants will be separately transferable, subject to any restrictions imposed by applicable securities laws or regulations.

No Listing. We do not intend to apply to list the warrants on any securities exchange or to have the warrants quoted on any quotation system. Accordingly, there is not expected to be any established trading market for the warrants. (See “Risk Factors—Risks Related to a Purchase of the Offered Units”).

Warrant Agent. Liberty Stock Transfer, Inc. will serve as warrant agent for the warrants included in the Offered Units, pursuant to a Warrant Agent Agreement between our company and Liberty Stock Transfer, Inc. The warrants will be issued in the form of a warrant certificate, and a holder may exercise its warrants by delivering the warrant certificate and the completed exercise notice, together with payment of the aggregate exercise price, to the warrant agent.

Series A Preferred Stock

Designation and Amount. 200,000 shares are designated as Series A Preferred Stock.

Voting Rights. Each share of Series A Preferred Stock has 100,000 votes in all matters requiring shareholder approval.

Dividends. The Series A Preferred Stock shall be paid twice the amount of dividends paid to the holders of common stock on a pro rata basis with the number of shares of Series A Preferred Stock held.

Liquidation. In the event of any sale of all or substantially all of the assets of our company, a sale of our company, a dissolution, liquidation, bankruptcy, reorganization or other wind-down of our company, whether voluntary or otherwise (a “Liquidation Event”), after payment or provision for payment of our company’s debts and other liabilities, the holders of the Series A Preferred Stock, on a pro rata basis, shall be entitled to receive, prior and in preference to any distribution or payment made to the holders of any of the issued and outstanding shares of common stock, out of our company’s remaining net assets, an aggregate amount equal to $4,000,000.

Conversion Rate. Each share of Series A Preferred Stock may be converted into 900 shares of our common stock, at the holder’s election.

Transfer Agent and Warrant Agent

We have retained the services of Liberty Stock Transfer, Inc., 788 Shrewsbury Ave., Suite 2163, Tinton Falls, New Jersey 07724, as the transfer agent for our common stock. Liberty Stock Transfer also serves as the warrant agent for the warrants included in the Offered Units, pursuant to a Warrant Agent Agreement between our company and Liberty Stock Transfer. Liberty Stock Transfer’s website is located at: www. libertystocktransfer.com. No information found on Liberty Stock Transfer’s website is part of this Offering Circular.

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BUSINESS

History

General. Hallmark Venture Group, Inc. was originally incorporated in the State of Colorado on July 14, 1995, with the name CPC Office Systems, Inc. On July 12, 1999, the Company changed its name to Homesmart USA, Inc. On March 3, 2006, the Company moved its domicile to Nevada. On March 8, 2006, the Company changed its name to Smart Truck Systems, Inc. On March 6, 2008, the Company changed its name to Speech Phone, Inc. On July 16, 2008, the Company changed its name to Hallmark Venture Group, Inc. On March 22, 2022, the Company redomiciled and became a Florida corporation.

On November 2, 2020, the Company entered into a Plan of Merger and Acquisition Agreement (the “Stonecrest Merger Agreement”), pursuant to which the Company purchased Stonecrest Owner, LLC in exchange for the issuance of 10,000,000 shares of common stock and 100,000 shares of Series A preferred stock to the members of Stonecrest Owner, LLC. On July 12, 2021, the parties agreed to cancel and unwind the transactions contemplated by the Stonecrest Merger Agreement. As a result, all of the shares of common stock and preferred stock that were issued as part of that transaction were canceled.

On January 11, 2024, the Company entered into a Change of Control Agreement (the “CoC Agreement”) by and between John D. Murphy, Jr., the Company’s Director and CEO and JMJ Associates, LLC, an entity controlled by John D. Murphy, Jr. (“Murphy”), and Paul Strickland, the Company’s Director and Secretary, and Selkirk Global Holdings, LLC, and Beartooth Asset Holdings, LLC, both entities controlled by Paul Strickland (“Strickland”), and Steven Arenal and Aurum International Ltd., an entity controlled by Steven Arenal (“Aurum”) and, pursuant to which Murphy, Strickland, and their respective control entities assigned the Series A preferred shares controlled by each to Aurum. Strickland transferred 196,519 in restricted common shares to Aurum. In exchange, Murphy and Strickland retained 5% equity in the Company, post-restructuring, and these shares have an 18-month anti-dilution provision as described in the Anti-Dilution Agreement executed between the Parties. Murphy and Strickland also cancelled debts owed to each by the Company. Strickland cancelled $83,342.25 in debts. Murphy cancelled $74,501 in debts. Murphy received $70,000 from Aurum in exchange for partial debt cancellation delivered into Escrow on February 27, 2024. Aurum received a $77,000 10% convertible promissory note in exchange for partially paying the Company’s debt owed to Murphy.

Pursuant to the CoC Agreement, Murphy and Strickland would assign the Series A preferred shares controlled by each to Aurum, and Strickland was to transfer 196,519 restricted common shares to Aurum. In exchange, Murphy and Strickland would retain a 5% equity interest in the Company on a post-restructuring basis, subject to an 18-month anti-dilution provision as set forth in the Anti-Dilution Agreement executed among the parties. In connection with the CoC Agreement, Murphy and Strickland would have cancelled certain indebtedness owed to them by the Company. Strickland was to cancel $83,342 in outstanding obligations, and Murphy was to cancel $74,501 in outstanding obligations. Murphy was to receive $70,000 from Aurum in partial consideration for the debt cancellation, which would have been delivered into escrow by February 27, 2024. The Company issued Aurum a $77,000 convertible promissory note bearing interest at 10% per annum in partial satisfaction of the Company’s indebtedness to Murphy. All consideration under the CoC Agreement was to be subject to the terms and conditions of the Escrow Agreement executed among the parties.

On January 11, 2024, John D. Murphy, Jr. resigned as Director and Officer of the Company and all other positions he held with the Company.

On January 11, 2024, Paul Strickland resigned as Director and Officer of the Company and all other positions he held with the Company.

On January 11, 2024, Steven Arenal was elected as Director of the Company and appointed Chief Executive Officer, President, and Secretary of the Company.

On February 27, 2024, Steve Arenal and Aurum International Ltd. were given notice of default and failure to perform on the agreements they had signed, and Strickland and Murphy also gave notice of cancellation of all the foregoing agreements.

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On February 28, 2024, a special meeting of shareholders was held removing Arenal and reinstating Murphy and Strickland and reversing and cancelling all of the foregoing Aurum International Ltd / Arenal agreements.

On February 28, 2024, the Company filed an 8-K disclosing the cancellation, termination, and failure to perform on the aforementioned Arenal / Aurum agreements.

On March 4, 2024, The Company and its Board of Directors approved a 1:500 reverse split of the Company’s common stock.

On March 7, 2024, The Company filed the Amended and Restated Articles of Incorporation with Florida Secretary of State reflecting the 1:500 reverse split of the Company’s common stock. The reverse split was approved by FINRA effective April 24, 2025.

On September 26, 2024, the Company and its Board of Directors approved the following; i) Agreement and Plan of Reorganization; ii) Change of Control Agreement; iii) Escrow Agreement, iv) Anti-Dilution Agreement; v) Cancellation of the October 6, 2022 Selkirk Global Holdings, LLC Note; vi) Cancellation of the April 6, 2023 Selkirk Global Holdings, LLC Note, vii) Cancellation of the December 12, 2023 Strickland Convertible Exchange Note; viii); and the Company authorized its Secretary to open a bank account in the name of the Company.

On September 26, 2024, the Company and Jubilee Intel, LLC (“Jubilee”) entered into an Agreement and Plan of Reorganization (the “Merger”) whereby the Company acquired 100% membership interests in Jubilee in exchange for 100,000 shares of Series A Preferred Stock. As a result of the Merger, Jubilee became a wholly owned and operating subsidiary of the Company.

On April 24, 2025, the 1:500 reverse split of the Company’s common stock processed by FINRA.

On May 12, 2025, the Company executed a Membership Interest Assignment Agreement with Evan Bloomberg, its former officer and director. Under this agreement, the Company transferred 100% of its membership interest in Jubilee Intel, LLC to Mr. Bloomberg. In exchange, Mr. Bloomberg transferred all 100,000 Series A Preferred Shares of the Company to Selkirk Global Holdings, LLC, an entity controlled by Paul Strickland, the Company’s sole director and officer. This transaction resulted in the demerger of Jubilee Intel, LLC, which ceased to be a wholly owned subsidiary of the Company. Though the demerger contract was executed on May 12, 2025, the Company effectively lost control of Jubilee on March 31, 2025. Accordingly, Jubilee Intel, LLC has been presented as a discontinued operation as of December 31, 2024 until March 31, 2025, the date the Company effectively lost control of it. All other agreements with Mr. Bloomberg were also terminated at that time.

On August 7, 2025, the Company reinstated the related party debts that were cancelled pursuant to the failed Jubilee Merger.

On June 16, 2026, our corporate name was changed from Hallmark Venture Group, Inc. to SDR Drone, Inc.

Recent Change-in-Control Event

Change of Control Agreement. On June 9, 2026, our company entered into the Control Agreement with Selkirk, a company owned by one of our directors, Paul L. Strickland, and EQUORIX (See Note A below), pursuant to which EQUORIX acquired (a) 100,000 shares of Series A Preferred Stock (the Acquired Preferred Stock) from Selkirk and (b) 50,000,000 shares of common stock (the Acquired Common Stock) from our company (collectively, the Acquired Preferred Stock and the Acquired Common Stock are referred to as the Control Shares). The closing of the Control Agreement occurred on June 9, 2026. The Acquired Preferred Stock constitutes 100% of the outstanding Series A Preferred Stock and constitutes voting control of the Company; the Acquired Common Stock represents approximately 75.55% of the outstanding shares of the Company’s common stock. Pursuant to the Control Agreement, the majority of the Board at the closing of the Control Agreement changed: Cho Sun Sik, Dong Wook Chung and In Chul Chung were elected as Directors of the Company, while Paul L. Strickland continued as a Director of the Company. Thereafter, on June 12, 2026, three additional persons were appointed as Directors of our company: David Lee, Young-Sun Yoo and Tong Soo “T.S.” Chung. (See “Directors, Executive Officers, Promoters and Control Persons” and “Certain Relationships and Related Transactions”).

Note A: EQUORIX is the owner of all shares of our Series A Preferred Stock and David Lee, one of our Directors, is the person with the power to exercise control over, including the voting and disposition of, the Series A Preferred Stock. Mr. Lee will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

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Intellectual Property Transfer and Technology Assignment Agreement. In conjunction with the Control Agreement and as partial consideration for the Company and Selkirk entering into the Control Agreement, the Company, as assignee, entered into the IP Assignment Agreement with Cho Sun Sik, a Director and a Co-Chief Executive Officer of the Company, and Sundori Korea (See Note B below), as assignors (Cho Sun Sik and Sundori Korea are referred to as the Assignors). Under the IP Assignment Agreement, the Assignors sold, assigned, transferred and conveyed to the Company all of their right, title and interest in and to a worldwide portfolio of drone technology, comprising twelve Korean patents and a body of worldwide trade secrets, manufacturing and engineering know-how, freedom-to-practice rights and foreign filing rights, excluding the Sundori brand marks (collectively, the Assigned IP). (See “Certain Relationships and Related Transactions”).

Note B: Cho Sun Sik, a director and a Co-Chief Executive Officer of our company, is the founder, principal shareholder and Chief Executive Officer of Sundori Korea.

Exclusive License-Back Agreement. In conjunction with the IP Assignment Agreement, the Company, as licensor, entered into the License-Back Agreement with Sundori Korea, as licensee. Under the License-Back Agreement, the Company granted Sundori Korea a royalty-free, perpetual, exclusive license to the Assigned IP within the Republic of Korea, such that Sundori Korea may continue its Korean domestic operations, including procurement to Korean governmental and defense customers. (See “Certain Relationships and Related Transactions”).

Master Services Agreement. In conjunction with the IP Assignment Agreement, the Company, as customer, entered into the Master Agreement with Sundori Korea, as service provider. Under the Master Agreement, Sundori Korea will provide foreign factory-setup, engineering-dispatch and training services to the Company and its to-be-designated joint venturers on an arm’s-length, fee-for-service basis, pursuant to separate statements of work. (See “Certain Relationships and Related Transactions”).

Convertible Promissory Note. On May 26, 2026, the Company issued to EQUORIX an 8% Convertible Promissory Note with a total face value of $100,000 (the EQUORIX Note). The EQUORIX Note is a draw-down facility: it became effective upon EQUORIX’s delivery of initial consideration of $3,650, and EQUORIX may advance additional consideration from time to time, at its sole discretion, up to the $100,000 face value. As of the date of this Offering Circular, EQUORIX had advanced an aggregate of $17,070 of principal. The EQUORIX Note bears interest at 8% per annum, compounded monthly, matures on May 25, 2027, and provides for a default interest rate equal to the lesser of 20% per annum and the highest rate permitted by law and a “Mandatory Default Amount” equal to 150% of the outstanding principal. The EQUORIX Note is convertible into shares of the Company’s common stock at a conversion price equal to a 25% discount to the average closing price of the common stock over the ten consecutive trading days prior to conversion, subject to increase (to 30%, 35% or 40%) if the Company loses DWAC/FAST eligibility, is placed on DTC “chilled” status, or both, and to a further permanent 10% increase upon an uncured event of default. (See “Certain Relationships and Related Transactions”).

Our Business

Our Mission. Our mission is to convert a proven, certified Korean defense technology platform into a trusted, locally produced unmanned aerial systems for the United States and allied markets — and, in doing so, to capture a meaningful share of the structural demand created by the global rebuild of military-drone stockpiles, allied restrictions on Chinese-made systems, and by binding offset obligations on Korean defense exports.

Market Opportunity. We believe our business sits at the intersection of several large, structural demand drivers:

Global Drone Market Growth. Independent market research projects that the global drone market will reach approximately US$165 billion by 2030 (~14% compound annual growth). Within that market, the military-drone segment alone is estimated to grow from roughly US$16–47 billion in 2025 to approximately US$23–98 billion by 2030–2033 (per estimates from MarketsandMarkets and Grand View Research). The Russia–Ukraine and Iran–Israel conflicts have demonstrated that small unmanned systems have become decisive, consumable munitions rather than optional reconnaissance assets, and the United States, China and other major militaries are rebuilding war stocks accordingly.

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Allied Restrictions on Chinese Systems. DJI and other Chinese manufacturers are estimated to hold approximately 70% of the global drone market and more than 90% of the global consumer-drone market. Section 848 of the U.S. National Defense Authorization Act, the American Security Drone Act, the Department of Defense’s “Blue UAS” trusted-supplier framework and parallel European measures bar Chinese-made drones from U.S. and allied defense, public-safety and critical-infrastructure procurement. We believe this creates a structural demand vacuum for trusted, NDAA-compliant, allied-origin platforms — precisely the category occupied by the Sundori platform.

Korean National “K-Drone Dominance” Policy. On June 1, 2026, the Republic of Korea announced its national Drone and Counter-Drone Grand Transition Strategy, which we refer to as the “K-Drone Dominance” strategy. The strategy commits ~KRW 1.7 trillion (~US$1.26 billion) of public procurement over five years (roughly 95,000 drones and 5,700 counter-drone systems, with about 80% of deliveries expected in 2029–2030), ~KRW 150 trillion (~US$111 billion) of growth financing over five years, including a dedicated unmanned-aircraft R&D center, and targets to grow Korea’s global drone market share from around 2.2% to about 10% by 2030. We expect Sundori Korea, as a Korean Ministry of National Defense (“MND”)-certified supplier, to be a direct beneficiary of this strategy.

Korean Defense Offset Pools. Poland, the United Arab Emirates and Türkiye have collectively purchased approximately US$37 billion of major Korean defense systems (including K2 main battle tanks, K9 self-propelled howitzers, FA-50 fighters, Chunmoo multiple-launch rocket systems and the Cheongung-II missile system), which carry an estimated US$13 billion of binding offset and local-content obligations. To count toward those offset obligations, a system must be MND-certified — a clearance Sundori Korea already holds and that competing local entrants in those countries generally do not. We intend to organize foreign joint ventures whose locally produced SDR drones qualify under offset programs, effectively allowing the Korean defense ecosystem to underwrite the establishment of joint-venture production capacity.

Our Platform and Products. The Sundori platform is a full-stack UAS family designed and built end-to-end in-house by Sundori Korea, with approximately 100% domestic core component sourcing and military-grade encryption and anti-jamming design. Annual production capacity is approximately 1,000 airframes. The principal platforms are:

H5 Multirotor: A long-endurance multirotor providing approximately 55 minutes of flight time, an approximately 15-kilometer command and control link, a 5-kilogram drop payload and a top speed of approximately 70 km/h, with a 2K, 10×-zoom electro-optical sensor, a 4K, 30×-zoom thermal sensor with infrared and AI tracking.

T-dori Hybrid Wired/Wireless Tethered Platform: A hybrid wired/wireless tethered system providing approximately six hours of continuous tethered flight, approximately 150 meters of tethered altitude (up to approximately 500 meters when released), a 5-kilometer command range, a 15.5-kilogram maximum take-off weight and an integrated 6,000-lumen searchlight. The T-dori platform has been designated an “Excellent Defense Commercial Product” by the Korean government.

VT-100 “Aether” VTOL Fixed-Wing: A swarm-capable, vertical-takeoff-and-landing fixed-wing strategic intelligence, surveillance and reconnaissance (“ISR”) aircraft providing approximately 10 hours of endurance, a 300–1,000-kilometer mission radius, a 15-kilogram payload, a 64-kilogram maximum take-off weight and a 6,000-meter service ceiling.

F10i Loitering Munition / Kamikaze: A low-cost, 3D-printed loitering munition (“one-way-attack” class) designed for swarm-controlled operation.

SDR-ONE Integrated Flight Board: A proprietary single-board flight controller designed with approximately 40% fewer components and approximately 30% lower cost than typical industry equivalents, incorporating military-grade encryption and anti-jam features.

MFS Swarm Operating System and FANET Mesh: A proprietary one-operator, multi-vehicle (“1-vs-N”) swarm control system that allows a single operator to fly up to approximately 10 aircraft simultaneously over a self-healing FANET mesh network, including AI-supported swarm formation control. Sundori Korea received the 2023 Minister of National Defense Dronebot Challenge Excellence Award in part for this technology.

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Intellectual Property and Technology Transfer. Pursuant to the Integrated Global IP Deal, we hold worldwide rights to (i) the 12 registered Korean patents (including patents on the SDR-ONE board, the MFS swarm and multi-control software, hybrid wired/wireless drone systems, hydrogen-fueled wired drones, landing-station technology, cable fall-retardation devices, search-and-rescue drones and agricultural drone control), (ii) six registered Korean industrial designs and (iii) the underlying technology bundle (trade secrets, firmware and source code, AI/ML model weights and training data, BOM and supplier-qualification data, manufacturing process documentation and test procedures). The Korean patents have been published and the underlying inventions therefore enter the public domain outside Korea on a forward basis, so our defensible competitive position outside Korea rests on (a) the un-published technology bundle and trade secrets and (b) a forward U.S. and allied patent program.

We intend to file new applications with the United States Patent and Trademark Office (USPTO) and under the Patent Cooperation Treaty in allied jurisdictions covering next-generation improvements not previously disclosed, trade-secret-derived inventions and joint-venture-developed enhancements. We believe these forward filings, together with our trade-secret protections, will support an enforceable U.S./NATO patent estate distinct from the published Korean filings.

Business Model — Five Revenue Streams. Our planned revenue model has five components:

● Intellectual property royalty — approximately 10% of each joint venture’s revenue on every airframe produced.

● Component-supply margin — sales by Sundori Korea to the joint ventures of Korea-sourced critical components, including motors, RF modules, flight controllers and encryption modules.

● Joint-venture equity dividends — approximately 35–40% minority ownership in each joint venture, generating dividend distributions over time.

● Platform and software fees — recurring annual subscription fees for the ground control system, firmware updates and secure-communications software.

● Technology-transfer (“TOT”) milestone payments — one-time payments at the signing of each joint venture, covering the documented transfer of the technology bundle and the standing up of each joint-venture production line.

Management estimates that, over the five-year period from 2026 through 2031, these streams could in the aggregate generate approximately US$209 million of revenue in a base case (illustrative only; see “Risk Factors — Risks Related to Forward-Looking Projections”).

Joint-Venture Strategy and Offset Engine. We intend to organize joint ventures with local industrial primes in countries that carry binding offset obligations on existing Korean defense purchases (including Poland, the United Arab Emirates and Türkiye) and in additional U.S. and allied jurisdictions. In each joint venture, we expect to contribute the technology and a perpetual sublicense in exchange for an approximately 35–40% equity stake, a 10% royalty on airframe revenue, component-supply rights and a one-time TOT milestone payment. The joint venture will manufacture SDR-branded airframes locally, satisfying offset and local-content obligations and qualifying for the offset credits owed to the local prime under its existing Korean defense procurement contracts.

Manufacturing and Operations. Sundori Korea operates a Korean production facility located at 947 Hanam-daero, Hanam-si, Gyeonggi-do, with current annual production capacity of approximately 1,000 airframes. The Company itself is an intellectual property and licensing platform rather than a direct manufacturer, and will operate principally through joint ventures and Korean co-production arrangements. We expect joint-venture facilities, once established, to expand aggregate annual production capacity materially. Sundori Korea has been a Korean military supplier since 2019, has supplied approximately 70% of ROK Army training drones, has completed more than 10,000 training programs and has supported more than 500 operational missions.

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Certifications, Approvals and Awards. Sundori Korea holds Korean MND certification and the approvals required to export and transfer its technology under offset programs, as well as ISO 9001 and ISO 14001 certifications. Sundori Korea’s products have received the 2023 Minister of National Defense Dronebot Challenge Excellence Award, designation as an “Excellent Defense Commercial Product” (2022), designation as an “Innovative Product” by the Korean Public Procurement Service, Korean “Venture Company” certification, “MAIN-BIZ” management-innovation SME certification, “INNO-BIZ” technology-innovation SME certification and the designation of Sundori Korea’s R&D unit as a Recognized Corporate Research Institute by the Korea Industrial Technology Association. Mr. Cho has received the Minister of National Defense Award, the Minister of SMEs and Startups Award and the Minister of Science and ICT Award.

Customers and Geographic Focus. Sundori Korea’s historical customers have consisted principally of Korean government and defense customers, including the Republic of Korea Army and the Korean National Fire Agency. Through the Company, we plan to expand into U.S. defense, public-safety and commercial markets, and into allied markets in Europe (with an initial focus on Poland, with a view toward the broader NATO market), the Middle East (with an initial focus on the United Arab Emirates) and other allied markets. Sundori Korea’s first commercial U.S. exports commenced in 2024.

Competition. The market for unmanned aerial systems is highly competitive and includes (i) Chinese manufacturers led by DJI, whose products are currently restricted from U.S. and allied defense procurement under the rules described above; (ii) U.S. domestic manufacturers such as Skydio, AeroVironment, Anduril Industries, Shield AI, Teal Drones (a unit of Red Cat Holdings), Easy Aerial and others; (iii) European manufacturers including Quantum Systems and Parrot; (iv) Israeli systems integrators such as Elbit Systems and Israel Aerospace Industries; and (v) other Korean and allied manufacturers. We compete primarily on the basis of a multi-year, field-proven product family, MND-certified status, allied/NDAA-compliant design and the ability of joint-venture-produced units to qualify for offset credit on existing Korean defense contracts.

Regulatory Matters. Our operations are subject to a complex and evolving set of laws and regulations, including: (i) U.S. export control laws (the International Traffic in Arms Regulations (ITAR), administered by the U.S. Department of State Directorate of Defense Trade Controls (DDTC), and the Export Administration Regulations (EAR), administered by the U.S. Department of Commerce); (ii) U.S. defense procurement frameworks (including Section 848 of the National Defense Authorization Act and the American Security Drone Act, which together restrict procurement of Chinese-origin UAS, and the Blue UAS / trusted-supplier framework); (iii) Korean export-control laws and the Korean Strategic Goods Control Act, administered by the Defense Acquisition Program Administration (DAPA) and the MND; (iv) the Federal Aviation Administration (FAA) and other civil aviation requirements applicable to UAS in the United States; and (v) various import, customs, sanctions and anti-corruption laws (including the U.S. Foreign Corrupt Practices Act and the Korean Improper Solicitation and Graft Act). The Company intends to register directly with the DDTC for ITAR purposes and to pursue Blue UAS / NDAA-compliant listing in the United States.

Insurance

We have not yet purchased product liability or other insurance. However, our management intends to secure a commercially reasonable product liability insurance policy in the very near future.

Employees

As of the date of this Offering Circular, all engineering, manufacturing and operations personnel are employed by Sundori Korea. The Company has a small number of executives and personnel. Mr. Cho Sun Sik, the founder and CEO of Sundori Korea, serves as our principal technology and product officer pursuant to an arrangement with Sundori Korea. As we execute the joint-venture strategy, we expect personnel to be employed principally by the joint ventures and Sundori Korea, with the Company maintaining a lean U.S. headquarters.

Cybersecurity

Our Board of Directors oversees cybersecurity risk management in compliance with SEC guidance. Management’s role includes assessing and managing material risks from cybersecurity threats, developing and implementing cybersecurity policies and procedures, and ensuring compliance with applicable regulations.

To date, we have not experienced any material cybersecurity incidents that have materially affected, or are reasonably likely to materially affect, our business operations, financial condition, or results of operations. We remain vigilant in our efforts to protect against potential threats and continually assess our cybersecurity posture to adapt to the evolving threat landscape.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Overview

For an extended period of time until a change-in-control transaction in June 2026 (see “Recent Change in Control” below), we had no operations from a continuing business other than expenditures related to running our company, as all of our historical business operations had ceased.

Recent Change-in-Control Event

Change of Control Agreement. On June 9, 2026, our company entered into the Control Agreement with Selkirk, a company owned by one of our directors, Paul L. Strickland, and EQUORIX (See Note A below), pursuant to which EQUORIX acquired (a) 100,000 shares of Series A Preferred Stock (the Acquired Preferred Stock) from Selkirk and (b) 50,000,000 shares of common stock (the Acquired Common Stock) from our company (collectively, the Acquired Preferred Stock and the Acquired Common Stock are referred to as the Control Shares). The closing of the Control Agreement occurred on June 9, 2026. The Acquired Preferred Stock constitutes 100% of the outstanding Series A Preferred Stock and constitutes voting control of the Company; the Acquired Common Stock represents approximately 75.55% of the outstanding shares of the Company’s common stock. Pursuant to the Control Agreement, the majority of the Board at the closing of the Control Agreement changed: Cho Sun Sik, Dong Wook Chung and In Chul Chung were elected as Directors of the Company, while Paul L. Strickland continued as a Director of the Company. Thereafter, on June 12, 2026, three additional persons were appointed as Directors of our company: David Lee, Young-Sun Yoo and Tong Soo “T.S.” Chung. (See “Directors, Executive Officers, Promoters and Control Persons” and “Certain Relationships and Related Transactions”).

Note A: EQUORIX is the owner of all shares of our Series A Preferred Stock and David Lee, one of our Directors, is the person with the power to exercise control over, including the voting and disposition of, the Series A Preferred Stock. Mr. Lee will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

Intellectual Property Transfer and Technology Assignment Agreement. In conjunction with the Control Agreement and as partial consideration for the Company and Selkirk entering into the Control Agreement, the Company, as assignee, entered into the IP Assignment Agreement with Cho Sun Sik, a Director and a Co-Chief Executive Officer of the Company, and Sundori Korea (See Note B below), as assignors (Cho Sun Sik and Sundori Korea are referred to as the Assignors). Under the IP Assignment Agreement, the Assignors sold, assigned, transferred and conveyed to the Company all of their right, title and interest in and to a worldwide portfolio of drone technology, comprising twelve Korean patents and a body of worldwide trade secrets, manufacturing and engineering know-how, freedom-to-practice rights and foreign filing rights, excluding the Sundori brand marks (collectively, the Assigned IP). (See “Certain Relationships and Related Transactions”).

Note B: Cho Sun Sik, a director and a Co-Chief Executive Officer of our company, is the founder, principal shareholder and Chief Executive Officer of Sundori Korea.

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Exclusive License-Back Agreement. In conjunction with the IP Assignment Agreement, the Company, as licensor, entered into the License-Back Agreement with Sundori Korea, as licensee. Under the License-Back Agreement, the Company granted Sundori Korea a royalty-free, perpetual, exclusive license to the Assigned IP within the Republic of Korea, such that Sundori Korea may continue its Korean domestic operations, including procurement to Korean governmental and defense customers. (See “Certain Relationships and Related Transactions”).

Master Services Agreement. In conjunction with the IP Assignment Agreement, the Company, as customer, entered into the Master Agreement with Sundori Korea, as service provider. Under the Master Agreement, Sundori Korea will provide foreign factory-setup, engineering-dispatch and training services to the Company and its to-be-designated joint venturers on an arm’s-length, fee-for-service basis, pursuant to separate statements of work. (See “Certain Relationships and Related Transactions”).

Convertible Promissory Note. On May 26, 2026, the Company issued to EQUORIX an 8% Convertible Promissory Note with a total face value of $100,000 (the EQUORIX Note). The EQUORIX Note is a draw-down facility: it became effective upon EQUORIX’s delivery of initial consideration of $3,650, and EQUORIX may advance additional consideration from time to time, at its sole discretion, up to the $100,000 face value. As of the date of this Offering Circular, EQUORIX had advanced an aggregate of $17,070 of principal. The EQUORIX Note bears interest at 8% per annum, compounded monthly, matures on May 25, 2027, and provides for a default interest rate equal to the lesser of 20% per annum and the highest rate permitted by law and a “Mandatory Default Amount” equal to 150% of the outstanding principal. The EQUORIX Note is convertible into shares of the Company’s common stock at a conversion price equal to a 25% discount to the average closing price of the common stock over the ten consecutive trading days prior to conversion, subject to increase (to 30%, 35% or 40%) if the Company loses DWAC/FAST eligibility, is placed on DTC “chilled” status, or both, and to a further permanent 10% increase upon an uncured event of default. (See “Certain Relationships and Related Transactions”).

Results of Operations

Three Months Ended March 31, 2026, Compared to Three Months Ended March 31, 2025.

Revenue. We had no revenue during the three months ended March 31, 2026 or 2025.

Operating Expenses. Total operating expenses for the three months ended March 31, 2026 were $38,571, consisting of professional fees of $34,296 (audit, accounting and legal), and general and administrative expenses of $4,276. Total operating expenses for the three months ended March 31, 2025 were $58,010, consisting of professional fees of $18,293 and general and administrative expenses of $39,717.

Other Income (Expense). Other income (expense) for the three months ended March 31, 2026 included interest expense of $1,338, amortization of debt discount of $80,865, a loss for the change in fair value of derivative liability of $140,937, and loss on issuance of convertible note of $15,351. For the three months ended March 31, 2025, the Company incurred total other expense of $243,957, which was comprised of $97,752 in interest expense, $105,326 in bad debt expense, $25,000 in amortization of debt discount and $15,879 in change in fair value of derivative.

Our net loss for the three months ended March 31, 2026 was $273,496 compared to $728,927 for the three months ended March 31, 2025. For the three months ended March 31, 2025, the Company incurred a net loss from discontinued operations of $426,960, resulting in a net loss of $728,927.

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Year Ended December 31, 2025, Compared to Year Ended December 31, 2024. During the years ended December 31, 2025 and 2024, we had no operations other than incurring expenditures related to running the Company, and we generated no revenues. At December 31, 2024, the Company held a 100% membership interest in Jubilee Intel, LLC, which is now presented as a discontinued operation following the May 12, 2025 demerger and deconsolidation.

For the years ended December 31, 2025 and 2024, we had general and administrative expenses of $97,145 and $22,125, respectively, an increase of $75,020 or approximately 339%. Professional fees were $80,950 and $50,368, respectively, and payroll expenses were $50,000 and $56,666, respectively. Total operating expenses were $228,095 for 2025 as compared to $129,159 for 2024. The increase in operating expenses was primarily due to higher general, administrative and professional fees incurred in connection with the deconsolidation of Jubilee Intel, LLC, continued SEC reporting compliance, and related legal and accounting work.

For the year ended December 31, 2025, we had total other expenses of $1,468,077, which included bad debt expense of $181,268, loss for legal liability of $16,900, other income of $29,840, $154,298 of interest expense (related party and third party), amortization of debt discount of $351,405, a loss on the issuance of convertible debt of $513,526 and a loss of $280,520 from the change in fair value of derivative liabilities. The change in fair value of derivative liabilities resulted from the conversion or extinguishment of convertible notes during the year.

For the year ended December 31, 2024, we had total other expense of $239,672, which included $72,196 of interest expense, amortization of debt discount of $216,768, bad debt expense of $100,000, a loss on the issuance of convertible debt of $278,156, a gain of $161,623 from the change in fair value of derivative liabilities, and also includes the gain of $265,824 from forgiveness of debt.

We had a net loss from continuing operations of $1,696,172 for the year ended December 31, 2025, compared to a net loss (as restated) of $368,832 from continuing operations for the year ended December 31, 2024. Including discontinued operations, the 2024 net loss was $672,060. The increase in net loss in 2025 was primarily driven by the unfavorable change in fair value of derivative liabilities, higher amortization of debt discount and loss on issuance of convertible debt.

Our major expenses consist of fees to consultants, lawyers and accountants incurred in connection with our obligation to file periodic reports with the SEC, which entails payment of professional fees to accountants and lawyers. Otherwise, we do not expect the level of our operating expenses to change in the future until we implement a business plan or effect an acquisition.

Liquidity and Capital Resources

March 31, 2026. As of March 31, 2026, we had cash of $1,946 compared to $3,382 as of December 31, 2025. We had negative working capital and a stockholders’ deficit at both dates. We have historically funded our operations through the issuance of convertible promissory notes, with note holders paying expenses directly to vendors on our behalf. We do not currently have any committed sources of additional funding, and we cannot guarantee that we will be able to obtain any such funding in the future on acceptable terms or at all.

During the three months ended March 31, 2026, we received aggregate funding of $57,641 under the February 12, 2026 6% Convertible Promissory Note issued to the debt holders, all of which was utilized to pay third-party vendor obligations directly by the lender. As of March 31, 2026, the outstanding principal balance under that Note was approximately $5,500 and the remaining was converted.

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We will continue to require additional funding to support our operations, satisfy our existing obligations and maintain our reporting status, including the payment of professional fees, transfer-agent fees and SEC filing-related expenses. There can be no assurance that we will be able to obtain additional funding on terms acceptable to us or at all. The condition of our business raises substantial doubt about our ability to continue as a going concern.

December 31, 2025. At December 31, 2025 and 2024, we had $3,382 and $3,629 of cash on hand (respectively), and there were total outstanding liabilities of $398,868 and $1,497,644, respectively, a portion of which were amounts owed to a related party. The working capital deficits were $395,486 and $1,377,722, respectively.

For the year ended December 31, 2025, the Company used $150,524 of cash in operating activities as compared to $252,273 for the year ended December 31, 2024. The decrease was primarily due to reduced operating outflows following the deconsolidation of Jubilee Intel, LLC. Net cash provided by financing activities for the year ended December 31, 2025 was $150,277 as compared to $355,902 for the year ended December 31, 2024. The Company used no cash in investing activities in 2025 compared to $100,000 in 2024.

Paul Strickland, our Secretary and Director, individually, and through Selkirk Global Holdings, LLC, an entity controlled by him, is funding some of our limited operations by making advances of funds to cover our operating expenses. The advances are repayable upon demand and the obligations bear 6% interest. We expect that Mr. Strickland, directly or through Selkirk Global Holdings, LLC, will continue to fund some of our operations until we complete an acquisition or earlier if he sells his interest in the Company, and that we will continue to require additional financing to maintain our existence as a shell company for the next twelve months.

Our management is not required to fund our operations by any contract or other obligation. In the event that we undertake to complete an acquisition that requires financing, we will likely depend on an outside source for such financing. However, we have not identified any debt or equity financing sources that can be relied upon to provide such financing.

Plan of Operations

In connection with our recent change in control, our company now operates as an unmanned aerial (done) systems company. Our mission is to convert a proven, certified Korean defense technology platform into a trusted, locally (in the U.S.) produced unmanned aerial (done) systems for the United States and allied markets — and, in doing so, to capture a meaningful share of the structural demand created by the global rebuild of military-drone stockpiles, allied restrictions on Chinese-made systems and by binding offset obligations on Korean defense exports.

With the proceeds of this offering, we intend to construct our first drone production facility in the United States. In this regard, we have identified several prospective sites located in New Mexico, Arizona, Virginia and Florida on which to construct our first drone production facility – the total amount of proceeds derived from this offering, as well as other capital sources, if any, will determine the size of such facility. We are currently negotiating with the owners of these sites and have not yet determined which of such sites we will select for the construction of our first drone production facility. We are dependent on the proceeds of this offering, or other capital source, to construct our first drone production facility. Our selection of the jurisdiction and site for our first drone production facility will depend in part on the economic development incentives offered to our company by the applicable state and local authorities. In addition, with the proceeds of this offering, we intend to complete product development, commence sales and marketing efforts, establish, to the extent possible, a research and development department and establish and cash reserve for general and administrative expenses, including payroll, and working capital. (See “Use of Proceeds”).

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

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Critical Accounting Policies and Estimates

Our condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles, which require us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. We base our estimates on historical experience, known trends and events and various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Our most significant accounting estimates relate to the items described below.

Fair Value of Derivative Liabilities. We evaluate the embedded conversion features in our convertible notes payable, together with any warrants issued in connection with such notes, under ASC 480 and ASC 815. Instruments that are not indexed to our common stock or do not otherwise satisfy the equity-classification criteria of ASC 815-40 are bifurcated and recorded as derivative liabilities at fair value, with subsequent changes in fair value recognized in earnings. We estimate the fair value of these derivative liabilities using the Black-Scholes option-pricing model and classify them within Level 3 of the fair-value hierarchy under ASC 820. The Black-Scholes valuation requires the use of significant unobservable inputs, including expected volatility, the residual term of the underlying note, the risk-free interest rate and the discount-to-market rate embedded in the applicable conversion formula. Changes in any of these inputs could have a material effect on the reported fair value of our derivative liabilities and on the related non-cash gain or loss recognized in our statement of operations. Our derivative liability decreased from $134,433 at December 31, 2025 to $3,758 at March 31, 2026, principally as a result of the conversion or repayment of the related convertible notes during the period.

Allowance for Credit Losses on Note Receivable. We apply the current-expected-credit-loss (CECL) model under ASC 326 to estimate expected credit losses on our financial assets, including our note receivable. The CECL model requires consideration of historical loss experience, current conditions and reasonable and supportable forecasts of future conditions over the contractual life of the asset. As of March 31, 2026, we maintained a full allowance against the $115,752 gross outstanding balance of the May 2024 note receivable (including principal and accrued interest), which has been in default since 2024. The amount of the allowance is sensitive to changes in our assessment of the borrower’s creditworthiness and to changes in current and forecasted economic conditions; changes in those assumptions could result in adjustments to the allowance in future periods.

Going Concern. In accordance with ASC 205-40, Presentation of Financial Statements — Going Concern, management evaluates at each reporting date whether there is substantial doubt about our ability to continue as a going concern within one year after the date the financial statements are issued. This evaluation requires significant judgment regarding our expected cash requirements, expected sources of liquidity and the probability that planned mitigating actions will be implemented and will be effective. As described under “Going Concern” above, management has concluded that substantial doubt about our ability to continue as a going concern exists as of March 31, 2026.

Recent Accounting Pronouncements. For information regarding recently issued accounting pronouncements and the expected effect on us, see Note 2 to the unaudited condensed financial statements included elsewhere in this Offering Circular.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s current executive management.

Name	Age	Position
Cho Sun Sik	44	Co-Chief Executive Officer and Director
Dong Wook Chung	56	Co-Chief Executive Officer and Director
In Chul Chung	66	Chief Operating Officer and Director
Paul L. Strickland	50	Secretary and Director
David Lee	61	Director and Corporate Administrator
Young-Sun Yoo	66	Director
Tong Soo “T.S.” Chung	71	Director

Cho Sun Sik has served our company as Co-Chief Executive Officer and Director, since June 9, 2026. Since he founded Sundori Drone Co., Ltd., a Republic of Korea-based company engaged in drone development, manufacturing and training, in March 2015, Cho Sun Sik has served as its Chief Executive Officer. His recognitions include the Minister of National Defense Award (2023), the Ministerial Commendation from the Ministry of SMEs and Startups (2022), the Ministerial Commendation from the Ministry of Science and ICT (2022), appointment as an Advisory Committee Member of the International Counter-Terrorism Research Center at the Korean National Police University (2021), a Mayor’s Commendation from the City of Hanam (2021), and First Place in the 1st Presidential Cup Aviation Sports Competition (2000).

Dong Wook Chung has served our company as Co-Chief Executive Officer and Director, since June 9, 2026. From 2017 to the present, Dong Wook Chung has served as CEO of K-Medicare Corp., a Republic of Korea-based medical agency for medical service tours. From 2023 to 2026, he served as CEO of Ismedia Co.Ltd., a Republic of Korea-based mobile phone camera inspection equipment manufacturer.

In Chul Chung has served our company as Chief Operating Officer and Director, since June 9, 2026. From September 2024 to October 2025, In Chul Chung served as General Manager of IsMedia Co., Ltd., a Republic of Korea-based mobile phone camera inspection equipment manufacturer. From August 2021 to August 2024, he served as Director of Research Institute for iMedicus Co., Ltd.

Paul Strickland has served our company variously as President, CEO, Secretary and Director, from 2020 to present. Mr. Strickland has nearly three decades of international business experience within the finance, entertainment, private equity, agriculture, mining, manufacturing and technology sectors. Since 2013, Mr. Strickland has served as a board member of public and private companies in North America and Asia. In 2017, Mr. Strickland formed Selkirk Global Holdings, a private holding company. Through Selkirk Global Holdings, Mr. Strickland serves as an officer and sits on the board of several small publicly traded companies across a wide variety of sectors, focusing on restructuring activities and corporate governance issues. He served as secretary and director of Supurva Healthcare Group, Inc. from 2017 to 2024. From 2017 to the present, Mr. Strickland has served as a director, and from June 2021 to the present, he has served as Secretary of SB Technology Holdings Inc. He has served as secretary and director of Jammin Java Corp from 2017 to present, secretary and director of High Performance Beverages Co. from 2017 to 2023, secretary and director of Humble Energy, Inc. from 2020 to 2024, secretary and director of Paradigm Oil and Gas, Inc. from 2020 to 2023, and sole director and officer of FONU2, Inc. since March 2021. From June 2020 to May 2022, Mr. Strickland served as secretary of Bayport International Holdings, Inc. Since September 2022, Mr. Strickland has served as the sole director and officer of iTOKK, Inc. In September 2024, Mr. Strickland became the Court-appointed Receiver of Global Tech Industries Group, Inc., a position he still currently holds. In March of 2025, Mr. Strickland became the sole director and officer of EVIO, Inc. From October of 2025 to April 2026, he served as Director and Secretary of QuantGate Systems, Inc. He received his Bachelor’s Degree in Foreign Language and International Affairs, with a minor in Asian Studies and Chinese Language, from the University of Puget Sound in 1998. He is fluent in Mandarin Chinese.

David Lee became a Director and Corporate Administrator of our company on June 12, 2026. Mr. Lee has more than 35 years of business experience spanning brand management, marketing, retail, fundraising, and event production. From 1990 to 1998, Mr. Lee led logo design and marketing initiatives at TGF Graphic Factory Inc. in New York, New York. From 1999 to 2015, he was the founder and operator of Wireless Republic L.L.C., of Denver, Colorado, and concurrently served as President of United Brokers L.L.C. Since 2015, and during the past five years, Mr. Lee’s principal occupation has been that of a private investor. Mr. Lee holds a degree in Fashion Design from Parsons School of Design and a degree in Costume History from New York University. Mr. Lee has not served as a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that act, or of any company registered as an investment company under the Investment Company Act of 1940, during the past five years.

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Young-Sun Yoo became a Director of our company on June 12, 2026. Mr. Yoo is a senior finance executive with more than 35 years of experience in corporate financial management, commercial and investment banking, treasury, derivatives, risk management, and private equity. Since December 2023, Mr. Yoo has served as Chief Financial Officer and Executive Vice President of Hapcheon Food Co., Ltd., a Korean food manufacturer, where he oversees treasury and financial management. From June 2020 to March 2023, he served as Executive Vice President of Samtech Co., Ltd., an industrial safety products manufacturer, with responsibility for marketing and treasury. Previously, Mr. Yoo served as Chief Executive Officer of KH Chemical (now Kobon) (2018-2019); Chief Financial Officer and Executive Managing Director of Atinum Partners, a private equity firm (2015-2017); Executive Vice President and Head of Treasury of Hana Bank (2009-2015); Managing Director and Head of Risk Management of Hanjin Shipping (2006-2009); Head of the Derivatives Desk at Busan Bank (2003-2006); General Manager and Head of Treasury Sales at HSBC (1999-2002); and Treasurer of the Seoul branch of Royal Bank of Canada (1996-1999), with earlier roles at POSCO and Hanmi Bank, Los Angeles. Mr. Yoo holds an M.B.A. in Finance and International Business from the Stern School of Business at New York University and a B.A. in Economics from Sungkyunkwan University, Seoul, and has held U.S. FINRA/NFA Series 3, Series 6, and Series 63 licenses.

Tong Soo “T.S.” Chung became a Director of our company on June 12, 2026. Mr. Chung is an attorney and former United States government official with more than four decades of experience in law, foreign direct investment promotion, and international trade. Since June 2024, Mr. Chung has served as an advisor and Senior Foreign Counsel to LIN, a law firm based in Seoul, Republic of Korea, and since September 2024 he has served as Country Director of the Asia Office of the Utah Governor’s Office of Economic Development, which is responsible for attracting Asian investment to the State of Utah. From 2020 to 2025, Mr. Chung served as a Senior Advisor to the Global Procurement Development Institute (formerly Living Tree, Inc.); he has served as a Senior Advisor to Norstar Composite Co., Ltd. since 2015 and to Global Composite Cylinder Co., Ltd. since 2019. From May 2010 to December 2021, Mr. Chung was a Senior Foreign Counsel at Yulchon LLC, one of the largest full-service law firms in Korea, where his practice covered mergers and acquisitions, international trade and cross-border investment, public procurement, and international dispute resolution, and where he oversaw the firm’s offices in Vietnam, Indonesia, and Myanmar from 2015 to 2019. From May 2021 to 2024, Mr. Chung served as an Honorary Ambassador of Foreign Investment Promotion for the Republic of Korea by appointment of the Korean Ministry of Trade, Industry and Energy, and he has been a member of the Advisory Council to Invest Korea since 2023.

Terms of Office

The Executive Officers are appointed until their respective successors are duly elected and qualified or until their earlier resignation or removal in accordance with the Company’s bylaws. The Directors are appointed for a one-year term or until their successors are duly elected and qualified or until their earlier resignation or removal in accordance with the Company’s bylaws.

Family Relationships

There exist no family relationships among our company’s Directors and Executive Officers.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our sole director, his other business interests and his involvement in our company.

Corporate Governance

In General. Our Board of Directors has established an Audit Committee, but has not established any other standing committee. It is expected, however, that during 2027, our Board of Directors will establish additional standing committees, including a standing Compensation Committee.

Audit Committee. Our Audit Committee is comprised of Young-Sun Yoo and Tong Soo Chung, with our Secretary, Paul L. Strickland, serving as a non-voting management liaison to the Audit Committee. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 and has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Young-Sun Yoo qualifies as an audit committee financial expert under Item 407 of Regulation S-K. We have adopted an Audit Committee Charter, detailing the principal functions of the Audit Committee, including:

●	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditor’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Independence of Board of Directors

Our sole director is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Secretary, Paul L. Strickland, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time. Mr. Strickland collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

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EXECUTIVE COMPENSATION

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

The table below summarizes all compensation paid to our named executive officers for the years ended December 31, 2025 and 2024.

Summary Compensation Table

	Fiscal Year Ended	Salary	Bonus	Stock Awards	Option Awards	All Other	Total
Name and Principal Position	12/31	($)	($)	($)	($)	($)	($)
Paul L. Strickland	2025	-	-	-	-	-	-
Former President and Chief Executive Officer, current Secretary	2024	-	-	-	-	-	-

Evan Bloomberg	2025	45,000	-	-	-	-	45,000
Former President, CEO (resigned May 12, 2025)	2024	102,329	-	-	-	-	102,329

Dong Wook Chung (1)	2025	-	-	-	-	-	-
Co-Chief Executive Officer	2024	-	-	-	-	-	-

Cho Sun Sik (1)	2025	-	-	-	-	-	-
Co-Chief Executive Officer	2024	-	-	-	-	-	-

In Chul Chung (1)	2025	-	-	-	-	-	-
Chief Operating Officer	2024	-	-	-	-	-	-

(1) This person did not assume his positions with the Company until June 9, 2026.

Employment Agreements

We have not entered into an employment agreement with any of our executive officers.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase Common Stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular on Form 8-K, for the named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dong Wook Chung	–	–	–	N/A	N/A	–	–	–	–
Cho Sun Sik	–	–	–	N/A	N/A	–	–	–	–
Paul L. Strickland	–	–	–	N/A	N/A	–	–	–	–
In Chul Chung	–	–	–	N/A	N/A	–	–	–	–

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

During the years ended December 31, 2025 and 2024, no compensation was paid to the Company’s Directors in consideration for their services rendered in their capacities as Directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof. Unless otherwise indicated, the business address of each person listed is in care of Hallmark Venture Group, Inc., 801 U.S. Highway 1, North Palm Beach, Florida 33408.

For purposes of computing the percentage of outstanding shares held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days of the date of this Offering Circular are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name of Shareholder	Number of Shares Beneficially Owned Before this Offering		% Beneficially Owned(1)	Number of Shares Beneficially Owned After this Offering		% Beneficially Owned(2)	Effective Voting Power After this Offering(3)
Common Stock
Executive Officers and Directors
Cho Sun Sik	0		0%	0		0%	0%
Dong Wook Chung	0		0%	0		0%	0%
In Chul Chung	0		0%	0		0%	0%
Paul L. Strickland	1,806,965	(4)	1.16%	1,806,965	(4)	1.13%	*
David Lee	140,000,000	(5)(6)	89.56%	140,000,000	(5)(6)	87.84%	99.81%
Young-Sun Yoo	0		0%	0		0%	0%
Tong Soo “T.S.” Chung	0		0%	0		0%	0%
Officers and directors, as a group (7 persons)	141,806,965	(7)	90.68%	141,806,965	(7)	88.97%	99.83%
5% Owners
EQUORIX LLC(8)	140,000,000	(6)	89.56%	140,000,000	(6)	87.84%	99.81%
Nicosel, LLC(9)	3,623,943		2.32%	3,623,943		2.27%	*
Series A Preferred Stock(A) EQUORIX LLC(__)	100,000		100%	100,000		100%	99.81%

*	Less than 1%.
(A)	Each share of Series A Preferred Stock has the right to 100,000 votes in all matters submitted to the holders of the Company’s common stock, is convertible into 900 shares of our common stock, at any time at the holder’s discretion and is entitled to dividends at twice the rate paid to holders of our common stock.
(1)	Based on (a) 156,377,720 shares of common stock outstanding, which includes (1) 66,377,720 issued shares and (2) 90,000,000 unissued shares that underlie currently convertible shares of Series A Preferred Stock; and (b) 100,000 shares of Series A Preferred Stock outstanding, before this offering.
(2)

Based on (a) 159,877,720 shares of common stock outstanding, which includes (1) 69,877,720 issued shares, assuming the sale of all Offered Units, and (2) 90,000,000 unissued shares that underlie currently convertible shares of Series A Preferred Stock; and (b) 100,000 shares of Series A Preferred Stock outstanding, after this offering.

(3)	Based on 10,159,377,020 eligible votes.
(4)	These shares are owned of record by Selkirk Global Holdings, LLC, a company owned by Paul L. Strickland, a Director and Secretary of our company, whose address is 120 State Ave. NE, Olympia, Washington 98501.
(5)	The securities are held of record by EQUORIX LLC. See Note 9 below.
(6)	50,000,000 of these shares are issued and 90,000,000 of these shares are unissued, but underlie currently convertible shares of Series A Preferred Stock.
(7)	51,806,965 of these shares are issued and 90,000,000 of these shares are unissued, but underlie currently convertible shares of Series A Preferred Stock.
(8)	Finnegan Capital LLC holds sole voting and investment (dispositive) power over the securities held by EQUORIX LLC. Liam Finnegan LLC is the sole member of Finnegan Capital LLC, and David Lee, a Director of our company, is the manager of Liam Finnegan LLC. By virtue of the foregoing, each of Finnegan Capital LLC, Liam Finnegan LLC and Mr. Lee may be deemed to beneficially own such securities. Each disclaims beneficial ownership except to the extent of any pecuniary interest therein. Further, Mr. Lee is the person with the power to exercise control over, including the voting and disposition of, the Series A Preferred Stock.
(9)	Based on a Schedule 13G filed by Nicosel, LLC on April 27, 2026, reporting sole voting and dispositive power over 3,623,943 shares of common stock (5.5% as reported therein). Salvatore Lauria is the manager of Nicosel, LLC. The address for Nicosel, LLC is 160 W Camino Real, No. 1137, Boca Raton, Florida 33432.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change in Control Transaction

Change of Control Agreement. On June 9, 2026, our company entered into the Control Agreement with Selkirk, a company owned by one of our directors, Paul L. Strickland, and EQUORIX (See Note A below), pursuant to which EQUORIX acquired (a) 100,000 shares of Series A Preferred Stock (the Acquired Preferred Stock) from Selkirk and (b) 50,000,000 shares of common stock (the Acquired Common Stock) from our company (collectively, the Acquired Preferred Stock and the Acquired Common Stock are referred to as the Control Shares). The closing of the Control Agreement occurred on June 9, 2026. The Acquired Preferred Stock constitutes 100% of the outstanding Series A Preferred Stock and constitutes voting control of the Company; the Acquired Common Stock represents approximately 75.55% of the outstanding shares of the Company’s common stock. Pursuant to the Control Agreement, the majority of the Board at the closing of the Control Agreement changed: Cho Sun Sik, Dong Wook Chung and In Chul Chung were elected as Directors of the Company, while Paul L. Strickland continued as a Director of the Company. Thereafter, on June 12, 2026, three additional persons were appointed as Directors of our company: David Lee, Young-Sun Yoo and Tong Soo “T.S.” Chung. (See “Directors, Executive Officers, Promoters and Control Persons”).

Note A: EQUORIX is the owner of all shares of our Series A Preferred Stock and David Lee, one of our Directors, is the person with the power to exercise control over, including the voting and disposition of, the Series A Preferred Stock. Mr. Lee will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

Intellectual Property Transfer and Technology Assignment Agreement. In conjunction with the Control Agreement and as partial consideration for the Company and Selkirk entering into the Control Agreement, the Company, as assignee, entered into the IP Assignment Agreement with Cho Sun Sik, a Director and a Co-Chief Executive Officer of the Company, and Sundori Korea, as assignors (Cho Sun Sik and Sundori Korea are referred to as the Assignors). Under the IP Assignment Agreement, the Assignors sold, assigned, transferred and conveyed to the Company all of their right, title and interest in and to a worldwide portfolio of drone technology, comprising twelve Korean patents and a body of worldwide trade secrets, manufacturing and engineering know-how, freedom-to-practice rights and foreign filing rights, excluding the Sundori brand marks (collectively, the Assigned IP).

Note B: Cho Sun Sik, a director and a Co-Chief Executive Officer of our company, is the founder, principal shareholder and Chief Executive Officer of Sundori Korea.

Exclusive License-Back Agreement. In conjunction with the IP Assignment Agreement, the Company, as licensor, entered into the License-Back Agreement with Sundori Korea, as licensee. Under the License-Back Agreement, the Company granted Sundori Korea a royalty-free, perpetual, exclusive license to the Assigned IP within the Republic of Korea, such that Sundori Korea may continue its Korean domestic operations, including procurement to Korean governmental and defense customers.

Master Services Agreement. In conjunction with the IP Assignment Agreement, the Company, as customer, entered into the Master Agreement with Sundori Korea, as service provider. Under the Master Agreement, Sundori Korea will provide foreign factory-setup, engineering-dispatch and training services to the Company and its to-be-designated joint venturers on an arm’s-length, fee-for-service basis, pursuant to separate statements of work.

Convertible Promissory Note. On May 26, 2026, the Company issued to EQUORIX an 8% Convertible Promissory Note with a total face value of $100,000 (the EQUORIX Note). The EQUORIX Note is a draw-down facility: it became effective upon EQUORIX’s delivery of initial consideration of $3,650, and EQUORIX may advance additional consideration from time to time, at its sole discretion, up to the $100,000 face value. As of the date of this Offering Circular, EQUORIX had advanced an aggregate of $17,070 of principal. The EQUORIX Note bears interest at 8% per annum, compounded monthly, matures on May 25, 2027, and provides for a default interest rate equal to the lesser of 20% per annum and the highest rate permitted by law and a “Mandatory Default Amount” equal to 150% of the outstanding principal. The EQUORIX Note is convertible into shares of the Company’s common stock at a conversion price equal to a 25% discount to the average closing price of the common stock over the ten consecutive trading days prior to conversion, subject to increase (to 30%, 35% or 40%) if the Company loses DWAC/FAST eligibility, is placed on DTC “chilled” status, or both, and to a further permanent 10% increase upon an uncured event of default.

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Loans from Director

On December 31, 2023, one of our Directors, Paul Strickland forgave the $2,750 due to him. The amount was credited to paid in capital. As of March 31, 2026, and December 31, 2025, the outstanding balance due to Mr. Strickland was $0 and $0, respectively.

In addition, during the year ending December 31, 2023, the Company and its Board of Directors approved a $7,119, 0% convertible exchange note to Paul Strickland (“Holder”), Secretary and Director of the Company (the “Note”). The Note matures December 11, 2024 and is convertible into the Company’s common stock at a price equal to 50% of the average closing price of the Company’s common stock during the 25 consecutive trading days prior to the date on which the Holder elects to convert all or part of the Note. The Note is fully funded and has been issued to Holder in exchange for having made direct payments of Company expenses. The Note was in default.

This note was cancelled as part of the merger agreement on September 24, 2024. However, upon the deconsolidation of Jubilee in FY2025 due to the demerger, the note was reinstated.

On August 7, 2025, Mr. Strickland converted the entire balance owed to him into 83,753 shares of common stock.

As of December 31, 2025 and 2024, the outstanding balance due pursuant to this Note to Mr. Strickland was $0 and $0, respectively.

Convertible Notes

On October 5, 2022, the Company issued a $50,000, 10% convertible promissory note to Selkirk Global Holdings, LLC, (the “Note”), an entity controlled by Paul Strickland, the Company’s sole director and officer. The Note matures October 5, 2023, has a 10% OID and is convertible into the Company’s common stock at a price equal to 55% of the average closing price of the Company’s common stock during the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of the Note. The Note is being funded through the direct payment of Company expenses. The Note was in default.

This note was cancelled as part of the merger agreement on September 24, 2024. However, upon the deconsolidation of Jubilee in FY2025 due to the demerger, the note was reinstated.

On August 12, 2025, Selkirk Global Holdings, LLC converted the entire balance owed to it into 941,363 shares of common stock.

As of December 31, 2025 and 2024, the outstanding balance due pursuant to this Note to Mr. Strickland was $0 and $0, respectively.

On April 6, 2023, the Company issued a $50,000, 10% convertible promissory note to Selkirk Global Holdings, LLC, (the “Note”). The Note matures April 5, 2024, has a 10% OID and is convertible into the Company’s common stock at a price equal to 55% of the average closing price of the Company’s common stock during the 20 consecutive trading days prior to the date on which the holder elects to convert all or part of the Note. The Note is being funded through the direct payment of Company expenses.

This note was cancelled as part of the merger agreement on September 24, 2024. However, upon the deconsolidation of Jubilee in FY2025 due to the demerger, the note was reinstated.

On August 12, 2025, Selkirk Global Holdings, LLC converted the entire balance owed to it into 402,038 shares of common stock.

As of December 31, 2025 and 2024, the outstanding balance due pursuant to this Note to Mr. Strickland was $0 and $0, respectively.

On July 17, 2025, the Company issued a $50,000, 6% convertible promissory note to Selkirk Global Holdings, LLC, (the “Note”), an entity controlled by Paul Strickland, the Company’s sole director and officer. The Note matures July 16, 2026, and is convertible into the Company’s common stock at a price equal to 50% of the average closing price of the Company’s common stock during the 10 consecutive trading days prior to the date on which the holder elects to convert all or part of the Note. The Note is being funded through the direct payment of Company expenses.

As of December 31, 2025, the outstanding balance due pursuant to this Note to Mr. Strickland was $27,326.46.

39

Settlement Liability

On November 3, 2020, the Company entered into a settlement agreement with Green Horseshoe, LLC on its past due notes payable with a principal balance of $285,206 and accrued interest of $296,670 representing a total amount of the settlement of $581,876. The settlement amount is non-interest bearing.

The agreement calls for the Company’s transfer agent to issue free-trading common shares to Green Horseshoe, LLC at a conversion rate of 50% of the average closing price of the Company’s shares for the 10 prior trading days prior to any issuance notice issued by Green Horseshoe, LLC. The Settlement Agreement also calls for the issuance of a fixed number of common shares (the “Settlement Shares”), totalling 5,000,000, to be issued at the current market price, subject to a 9.9% beneficial ownership cap.

On March 28, 2024, Green Horseshoe, LLC assigned the Settlement Agreement, Court Order, and balance of debt of $146,799 to Nicosel, LLC, a non-affiliate of the Company.

On May 6, 2024, this liability was assigned to Nicosel, LLC, a non-affiliate of the Company.

The Company issued in partial settlement of this obligation 1,387,000 shares of common stock on November 5, 2020, at a value of $13,870; and 144,007 shares of common stock on May 20, 2025, at a value of $1,440.

The remaining shares to be issued at December 31, 2025 and 2024 were 3,468,993 and 3,613,000 respectively. The remaining balance of the stock payable liability was $34,690 and $36,130 as of December 31, 2025 and 2024, respectively.

Statement of Policy

All future transactions between us and our officers, directors or five percent stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

To the best of our knowledge, during the past three fiscal years, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

40

EXPERTS

INTEGRITAT CPA, an independent registered public accounting firm, has audited our financial statements at December 2025 and 2024, as set forth in its report. We have included our financial statements in this Offering Circular in reliance on INTEGRITAT CPA’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the Offered Units offered by this Offering Circular will be passed upon by Newlan Law Group, PLLC. Newlan Law Group, PLLC owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

41

INDEX TO FINANCIAL STATEMENTS

HALLMARK VENTURE GROUP, INC.

Unaudited Financial Statements for the Three Months Ended March 31, 2026 and 2025

Audited Financial Statements for the Years Ended December 31, 2025 and 2024

F-1

HALLMARK VENTURE GROUP, INC.

CONDENSED BALANCE SHEETS

	March 31, 2026	December 31, 2025
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash	$1,946	$3,382
Note receivable, net	—	—
Total Current assets	1,946	3,382

TOTAL ASSETS	$1,946	$3,382

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$171,556	$191,266
Due to a related party	826	826
Convertible notes payable – related party, net of debt discount of $0 and $10,924, respectively	—	16,402
Convertible notes payable – net of debt discount of $5,060 and $27,360, respectively	496	52,840
Accrued interest - related party	—	751
Accrued interest	—	2,350
Derivative liability	3,758	134,433
Total Current Liabilities	176,636	398,868
TOTAL LIABILITIES	176,636	398,868

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Series A Preferred stock, 200,000 shares authorized, $0.001 par value; 100,000 and 100,000 issued and outstanding, respectively	100	100
Common stock, 2,499,900,000 shares authorized, $0.001 par value; 66,177,020 and 63,994,148 issued and outstanding, respectively	66,178	63,994
Stock payable	34,690	34,690
Additional paid-in capital	5,313,003	4,820,895
Accumulated deficit	(5,588,661)	(5,315,165)
Total Stockholders’ equity (deficit)	(174,690)	(395,486)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,946	$3,382

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

HALLMARK VENTURE GROUP INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Revenue	$—	$—

Expenses:
General and administrative	$4,275	$39,717
Professional fees	34,296	18,293
Total operating expenses	38,571	58,010
Loss from operations	(38,571)	(58,010)

Other income (expense):
Interest expense	(1,338)	(97,752)
Interest waived off	3,566	—
Bad debt expense	—	(105,326)
Amortization of debt discount	(80,865)	(25,000)
Change in fair value of derivative	(140,937)	(15,879)
Loss on issuance of convertible note	(15,351)	—
Total other expense	(234,925)	(243,957)

Net loss before income taxes	(273,496)	(301,967)
Provision for income tax	—	—
Net loss from continuing operations	(273,496)	(301,967)
Net loss from discontinued operations	—	(426,960)
Net loss	$(273,496)	$(728,927)

Net loss per share – basic and diluted	$(0.01)	$(0.70)

Weighted average shares outstanding – basic and diluted	65,610,811	1,047,852

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

HALLMARK VENTURE GROUP, INC.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

(Unaudited)

	Series A Preferred Stock		Common Stock		Stock	Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	payable	Capital	Deficit	Deficit
Balance, December 31, 2025	100,000	$100	63,994,148	$63,994	$34,690	$4,820,895	$(5,315,165)	$(395,486)
Stock issued for conversion of debt	—	—	1,803,061	1,804	—	420,704	—	422,508
Stock issued for conversion of debt – related party	—	—	379,811	380	—	71,404	—	71,784
Net loss	—	—	—	—	—	—	(273,496)	(273,496)
Balance, March 31, 2026	100,000	$100	66,177,020	$66,178	$34,690	$5,313,003	$(5,588,661)	$(174,690)

	Series A Preferred Stock		Common Stock		Stock	Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	payable	Capital	Deficit	Deficit
Balance, December 31, 2024	100,000	$100	1,047,852	$1,048	$36,130	$2,501,362	$(3,096,015)	$(557,375)
Net loss	—	—	—	—	—	—	(728,927)	(728,927)
Balance, March 31, 2025	100,000	$100	1,047,852	$1,048	$36,130	$2,501,362	$(3,824,942)	$(1,286,302)

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

HALLMARK VENTURE GROUP, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Cash Flows from Operating Activities:
Net loss from continued operations	$(273,496)	$(301,967)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization of debt discount	80,865	25,000
Bad debt expense	—	105,326
Change in fair value of derivative	140,937	15,879
Loss on issuance of convertible note	15,351	—
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	(20,440)	10,888
Accrued compensation	—	(56,666)
Accrued interest	(2,294)	50,953
Due to a related party	—	6,500
Assets from discontinued operations	—	553,962
Net cash (used) provided by operating activities from continued operations	(59,077)	409,875
Loss from discontinued operations	—	(426,960)
Net cash used in operating activities	(59,077)	(17,085)

Cash Flows from Financing Activities:
Proceeds from convertible note payable	57,641	50,000
Net cash provided by financing activities	57,641	50,000

Net change in cash	(1,436)	32,915
Cash beginning of period	3,382	3,629
Cash end of period	$1,946	$36,544

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$—	$46,800
Income taxes	$—	$—

NON-CASH TRANSACTIONS:
Common stock issued for payment of debt	$132,341	$—
Common stock issued for payment of debt – related party	$27,346	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-5

HALLMARK VENTURE GROUP, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2026

(Unaudited)

NOTE 1 — ORGANIZATION AND OPERATIONS

Hallmark Venture Group, Inc., was originally incorporated in the state of Colorado on July 14, 1995, with the name CPC Office Systems, Inc. On July 12, 1999, the Company changed its name to Homesmart USA, Inc. On March 8, 2006, the Company changed its name to Smart Truck Systems, Inc. On March 3, 2006, the Company moved its domicile to Nevada. On March 6, 2008, the Company changed its name to Speech Phone, Inc. On July 16, 2008, the Company changed its name to Hallmark Venture Group, Inc.

On May 4, 2020, Living Waters, LLC (“LWLLC”) obtained management control of the Company from its previous CEO and Director, Robert Cashman (“Cashman”), pursuant to a contingent Share Purchase Agreement (the “SPA”), dated as of May 4, 2020, by and among LWLLC and Cashman, whereby certain preferred shares (the “Preferred Shares”) that represent the voting control interest in the Company were to be issued to LWLLC (the “Transaction”).

On May 27, 2020, in connection with the Transaction and in accordance with provisions of the SPA, LWLLC assigned the SPA to Medical Southern, LLC (“MSLLC”). On August 13, 2020, all issued and outstanding Preferred Shares were issued to a designee of MSLLC, Top Knot, Inc. USA (“TKIU”).

On August 17, 2020, in connection with the Transaction and in accordance with provisions of the SPA, MSLLC assigned the SPA to Stonecrest Acquisition, LLC (“SALLC”). As a consequence of the Transaction, a change of control of the Company occurred. As a result of the Transaction TKIU obtained voting control of the Company. Subsequently, on October 19, 2020, TKIU assigned 100% of the Preferred Shares it held to Endicott Holdings Group, LLC (“Endicott”).

On June 20, 2022, Endicott transferred 100% of the preferred shares, and 221,293 of the shares of common stock it held, to Beartooth Asset Holdings, LLC, an entity controlled by the Company’s Secretary, Paul Strickland, resulting in a change of control of the Company.

On July 7, 2022, Beartooth Asset Holdings, LLC (an entity controlled by Paul Strickland, the Company’s secretary and a member of its board of directors) transferred 75,000 Series A Preferred Shares to JMJ Associates, LLC, an entity controlled by John D. Murphy, Jr., President and CEO of the Company and a Member of the Board of Directors, resulting in a change of control of the Company.

On July 12, 2022, Paul Strickland, the Company’s Principal Financial Officer, became a director of the Company.

On January 11, 2024, the Company entered into a Change of Control Agreement (the “CoC Agreement”) between John D. Murphy, Jr., the Company’s Director and Chief Executive Officer, and JMJ Associates, LLC, an entity controlled by Mr. Murphy (“Murphy”); Paul Strickland, the Company’s Director and Secretary, and Selkirk Global Holdings, LLC and Beartooth Asset Holdings, LLC, both entities controlled by Mr. Strickland (“Strickland”); and Steven Arenal and Aurum International Ltd., an entity controlled by Mr. Arenal (“Aurum”).

Pursuant to the CoC Agreement, Murphy and Strickland would assign the Series A preferred shares controlled by each to Aurum, and Strickland was to transfer 196,519 restricted common shares to Aurum. In exchange, Murphy and Strickland would retain a 5% equity interest in the Company on a post-restructuring basis, subject to an 18-month anti-dilution provision as set forth in the Anti-Dilution Agreement executed among the parties. In connection with the CoC Agreement, Murphy and Strickland would have cancelled certain indebtedness owed to them by the Company. Strickland was to cancel $83,342 in outstanding obligations, and Murphy was to cancel $74,501 in outstanding obligations. Murphy was to receive $70,000 from Aurum in partial consideration for the debt cancellation, which would have been delivered into escrow by February 27, 2024. The Company issued Aurum a $77,000 convertible promissory note bearing interest at 10% per annum in partial satisfaction of the Company’s indebtedness to Murphy. All consideration under the CoC Agreement was to be subject to the terms and conditions of the Escrow Agreement executed among the parties.

F-6

In connection with the foregoing, the Company relocated its principal place of business to 626 Wilshire Boulevard, Suite 410, Los Angeles, California 90017.

On January 11, 2024, John D. Murphy, Jr. resigned as Director and Officer of the Company and all other positions he held with the Company.

On January 11, 2024, Paul Strickland resigned as Director and Officer of the Company and all other positions he held with the Company.

On January 11, 2024, Steven Arenal was elected as Director of the Company and appointed Chief Executive Officer, President, and Secretary of the Company.

On February 27, 2024, Steve Arenal and Aurum International Ltd. were given notice of default and failure to perform on the agreements they had signed, and Strickland and Murphy also gave notice of cancellation of all the foregoing agreements.

On February 28, 2024, a special meeting of shareholders was held removing Arenal and reinstating Murphy and Strickland and reversing and canceling all of the foregoing Aurum International Ltd / Arenal agreements.

On February 28, 2024, the Company filed an 8-K disclosing the cancellation, termination, and failure to perform on the aforementioned Arenal / Aurum agreements.

On March 4, 2024, the Company and its Board of Directors approved a 1:500 reverse split of the Company’s common stock.

On March 4, 2024, the shareholders required to vote approved the Board’s 1:500 reverse split of the Company’s common stock.

On March 7, 2024, the Company filed the Amended and Restated Articles of Incorporation with Florida Secretary of State reflecting the 1:500 reverse split of the Company’s common stock.

On September 26, 2024, the Company and its Board of Directors approved the following; i) Agreement and Plan of Reorganization; ii) Change of Control Agreement; iii) Escrow Agreement, iv) Anti-Dilution Agreement; v) Cancellation of the October 6, 2022 Selkirk Global Holdings, LLC Note; vi) Cancellation of the April 6, 2023 Selkirk Global Holdings, LLC Note, vii) Cancellation of the December 12, 2023 Strickland Convertible Exchange Note; viii); and the Company authorized its Secretary to open a bank account in the name of the Company.

On September 26, 2024, the Company and Jubilee Intel, LLC (“Jubilee”) entered into an Agreement and Plan of Reorganization (the “Merger”) whereby the Company acquired 100% membership interests in Jubilee in exchange for the issuance of 100,000 shares of its Series A Preferred Stock. As a result of the Merger, Jubilee became a wholly owned and operating subsidiary of the Company.

On May 12, 2025, the Company executed a Membership Interest Assignment Agreement with Evan Bloomberg, its former officer and director. Under this agreement, the Company transferred 100% of its membership interest in Jubilee Intel, LLC to Mr. Bloomberg. In exchange, Mr. Bloomberg transferred all 100,000 Series A Preferred Shares of the Company that he held to Selkirk Global Holdings, LLC, an entity controlled by Paul Strickland, the Company’s sole director and officer. This transaction resulted in the demerger of Jubilee Intel, LLC, which ceased to be a wholly owned subsidiary of the Company. Accordingly, Jubilee Intel, LLC has been presented as a discontinued operation as of December 31, 2024 until March 31, 2025, the date the Company effectively lost control of it (Note 15). All other agreements with Mr. Bloomberg were also terminated at that time.

F-7

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (the “SEC”) for quarterly reports on Form 10-Q. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2026 are not necessarily indicative of the results that may be expected for the full fiscal year ending December 31, 2026. These condensed financial statements should be read in conjunction with the audited consolidated financial statements and the related footnotes thereto for the year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K/A.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates and these differences could be material.

The most significant estimates made by management in the preparation of the financial statements relate to the estimates used to calculate the fair value of certain liabilities, the derivative liability, present value of note payable and the valuation of notes receivable. Management bases its estimates on historical experience and on other various assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ materially from such estimates under different assumptions and conditions.

Principles of Consolidation

The accompanying financial statements include the accounts of the Company and its wholly owned subsidiary in which the Company has a controlling financial interest during the year ended December 31, 2025. All significant intercompany transactions and balances are eliminated in consolidation.

The Company evaluates its ownership interests in accordance with applicable consolidation guidance to determine whether control exists. When the Company loses control of a subsidiary, it derecognizes the assets, liabilities, and any noncontrolling interests of that subsidiary as of the date control is lost. Any resulting difference between (i) the carrying value of the net assets derecognized and (ii) the consideration received, if any, is recognized as a gain or loss in the statements of operations.

Refer to Note 1 for the deconsolidation of Jubilee.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity date of three months or less at the time of purchase to be cash equivalents. The Company has cash of $1,946 and $3,382 as of March 31, 2026 and December 31, 2025, respectively.

Related Party Transactions

Under ASC 850 “Related Party Transactions” an entity or person is considered to be a “related party” if it has control, significant influence or is a key member of management personnel or affiliate. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company, in accordance with ASC 850 presents disclosures about related party transactions and outstanding balances with related parties.

F-8

Derivative Financial Instruments

The Company evaluates warrants issued with notes payable and embedded conversion features of convertible notes under ASC 480 and ASC 815 to determine appropriate classification. Instruments that are not indexed to the Company’s own stock or do not meet equity classification criteria under ASC 815-40 are classified as derivative liabilities.

Derivative liabilities are recorded at fair value upon issuance and remeasured at each reporting date, with changes in fair value recognized in the statements of operations as other income (expense). Fair value is estimated using the Black-Scholes option pricing model and classified within Level 3 of the fair value hierarchy under ASC 820.

Proceeds from notes payable and convertible notes with associated derivative liabilities are allocated first to the derivative liability at fair value, with the residual allocated to the host debt instrument and recorded as a debt discount, which is amortized to interest expense over the note term using the straight line method.

Fair Value of Financial Instruments

The fair value is an exit price representing the amount that would be received to sell an asset or required to transfer a liability in an orderly transaction between market participants. As such, fair value of a financial instrument is a market-based measurement that should be determined based on the assumptions that market participants would use in pricing an asset or a liability.

A three-tier fair value hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value:

●	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2: Observable inputs that reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
●	Level 3: Unobservable inputs reflecting our own assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participants assumptions that are reasonably available.

The Company’s financial instruments reported at their fair values consist of derivative liabilities. The Company’s derivative liabilities had a fair value of $3,758 and $134,433 as of March 31, 2026 and December 31, 2025, respectively. The decrease is primarily attributable to the payoff and conversion of the third party and related party convertible notes during the year. These instruments are in level 3 of the fair value hierarchy.

When determining fair value, whenever possible, the Company uses observable market data and relies on unobservable inputs only when observable market data is not available. As of March 31, 2026 and December 31, 2025, the Company did not have any level 1 or 2 financial instruments. On March 31, 2026 and December 31, 2025 the Company’s level 3 financial instruments were derivative liabilities.

F-9

The following table presents the Company’s assets and liabilities that are measured at fair value on a non-recurring basis.

At March 31, 2026

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities
Derivative Liability	—	—	$3,758

At December 31, 2025

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities
Derivative Liability	—	—	$134,433

Basic and Diluted Income (Loss) Per Share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted EPS on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all diluted potential common shares outstanding during the period. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of warrants or stock or conversion of stock. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

For periods with a net loss the effect of any potentially dilutive shares is anti-dilutive and they have been excluded from dilutive EPS.

Discontinued Operations

The Company accounts for discontinued operations in accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations. The disposal of a component or group of components is classified as a discontinued operation if the disposal represents a strategic shift that has, or will have, a major effect on the Company’s operations and financial results. This includes the sale, abandonment, or other disposal of legal entities, business segments, or significant components.

Upon meeting the criteria for discontinued operations, the results of operations, including any gain or loss on disposal, are presented separately in the consolidated statements of operations for all periods presented. Assets and liabilities of discontinued operations are presented separately in the consolidated balance sheets. The results of operations of the discontinued component are still reported separately in the consolidated statement of operations.

Management evaluates and updates the classification of operations as discontinued when relevant events occur, such as the approval of a sale plan, abandonment, or completion of disposal.

Segment Reporting

The Company uses the “management approach” to identify its reportable segments. This approach is based on the internal organizational structure used by management for making operational decisions and assessing the performance of the business.

F-10

The Company previously operated through two reportable segments. Through May 12, 2025, the Company, through its subsidiary Jubilee, operated an Advertising segment that launched and managed Yahoo partner advertisements and provided a SaaS platform for third parties to run such advertisements. This segment subsequently ceased to meet the criteria for classification as a continuing operation and was therefore reclassified as a discontinued operation. As a result of this reclassification, all prior period segment information has been recast to conform to the current period presentation.

Following this reclassification, the Company operates through a single reportable segment, the Holding Segment. The Holding Segment includes corporate functions such as finance, legal, human resources, and executive management, and represents the parent-level activities of the Company, including the identification and pursuit of new business opportunities. This segment will provide financing support to other operating units, and corporate-level expenses are recorded within this segment.

As the Company operates as a single reportable segment, no further disaggregated segment information is required to be disclosed under ASC 280, Segment Reporting. Financial information related to the discontinued Advertising segment operations is presented separately in Note 15 — Discontinued Operations.

Reverse Stock Split

On April 24, 2025, the Company effected a 1-for-500 reverse stock split of its issued and outstanding common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each 500 shares of issued and outstanding common stock were converted into one. The par value of the common stock remained unchanged at $0.001 per share.

In accordance with Staff Accounting Bulletin (“SAB”) Topic 4C and ASC 260-10-55-12, the reverse stock split has been retrospectively reflected in these financial statements for all periods presented, including the balance sheets and statements of stockholders’ equity. All share and per-share amounts — including earnings per share and weighted-average shares outstanding — have been restated to give effect to the reverse stock split.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the split were rounded up to the next whole share, consistent with the Company’s corporate charter. This accounting policy ensures the comparability of share-related information across all periods presented.

The reverse stock split did not affect the total dollar amount of common stock or total stockholders’ equity.

Allowance for Credit Losses

The Company applies the CECL model under ASC 326 to estimate expected credit losses on financial assets, including trade receivables, notes receivable, and held-to-maturity debt securities. CECL requires consideration of historical loss experience, current conditions, and reasonable forecasts over the asset’s contractual life.

As of the reporting date, the Company recorded a material allowance for credit losses related to an outstanding note receivable, establishing a full reserve for the entire balance of the note and the related interest receivable.

The allowance is reassessed at each reporting period, and changes are recognized in the income statement as credit loss expense. The Company has considered the recent guidance and does not have receivables that would require this level of analysis in determining the net realizable balance of accounts receivable.

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-11

FASB Accounting Standards Codification Topic 740, Income Taxes (“ASC 740”), clarifies the accounting for uncertainty in income taxes recognized in the financial statements. ASC 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits of the position. Income tax positions must meet a more-likely-than-not recognition threshold to be recognized. ASC 740 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have determined that the Company does not have uncertain tax positions on its tax returns for the years 2025, and prior. Based on the evaluation of the 2025 transactions and events through March 31, 2026, the Company does not believe it has any material uncertain tax positions that require measurement.

The IRS requires all domestic corporations in existence for any part of the tax year to file an income tax return whether or not they have taxable income. The Company incurred a loss for the fiscal years ended December 31, 2025, and 2024 and has not filed tax returns for either year. The Company has not received any notifications from the IRS. Reported tax benefits and valuation allowances are the Company’s best estimate of its tax positions and have not been reviewed by the taxing authority.

Our policy is to recognize interest and/or penalties related to income tax matters in income tax expense. We had no accrual for interest or penalties on our balance sheets at March 31, 2026 and December 31, 2025, and have not recognized interest and/or penalties in the statement of operations for the periods ended March 31, 2026 and December 31, 2025.

The Company is subject to taxation in the United States and the State of Florida.

The Company has not filed federal or applicable state income tax returns for the fiscal years ended December 31, 2025 and 2024. Accordingly, those tax years remain open to examination by the respective tax authorities once filed.

Commitments And Contingencies

The Company accounts for contingencies in accordance with ASC 450-20. Liabilities for loss contingencies, including claims, assessments, litigation, fines, penalties, and other matters, are recognized when it is probable that a liability has been incurred and the amount can be reasonably estimated.

If a loss contingency is reasonably possible but not probable, or if the amount cannot be reasonably estimated, the Company discloses the nature of the contingency and an estimate of the possible loss or range of loss, if determinable.

Concentration And Credit Risk

Financial instruments which potentially subject the Company to credit risk consist of cash. Cash is maintained with a major financial institution in the USA that is creditworthy. The Company maintains cash in bank accounts insured up to $250,000 by the Federal Deposit Insurance Corporation (“FDIC”). On March 31, 2026 and December 31, 2025, no cash balances were in excess of federally insured limits.

Recently Issued Accounting Pronouncements

ASU 2023-09, Income Taxes (Topic 740) — Improvements to Income Tax Disclosures. This ASU requires enhanced disclosures in the rate reconciliation and disaggregation of income taxes paid by federal, state, and foreign jurisdiction. The standard was effective for public business entities for annual periods beginning after December 15, 2024. The Company adopted ASU 2023-09 effective January 1, 2025. As the Company recognized no income tax expense and made no income tax payments during the quarter ended March 31, 2026, and maintains a full valuation allowance against its deferred tax assets, the adoption did not have a material impact on the Company’s financial statements or disclosures.

ASU 2024-03, Income Statement — Expense Disaggregation Disclosures (Subtopic 220-40). This ASU requires disaggregated disclosure of certain income statement expense line items within the notes to financial statements. For smaller reporting companies, the standard is effective for fiscal years beginning after December 15, 2027, with early adoption permitted. The Company does not expect this standard to have a material impact on its financial statements given the limited nature of its expense categories.

The Company periodically evaluates newly issued accounting standards and has not identified any other recently issued pronouncements expected to have a material effect on its financial statements.

F-12

NOTE 3 — GOING CONCERN

The accompanying condensed financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of March 31, 2026, the Company had an accumulated deficit of $5,588,661. Net loss and net cash flows used in operating activities for the three months ended March 31, 2026, was $273,496 and $59,077, respectively. As of March 31, 2026, the Company had cash of $1,946. In May 2025, the Company discontinued its only operating segment, Jubilee Intel LLC, which generated revenues. The Company requires additional funds to support its operations and to achieve its business development goals, the attainment of which are not assured.

These factors and uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might incur in the event the Company cannot continue in existence. Management intends to seek additional capital from new equity securities offerings, debt financing and debt restructuring to provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. However, management can give no assurance that these funds will be available in adequate amounts, or if available, on terms that would be satisfactory to the Company.

The timing and amount of the Company’s capital requirements will depend on a number of factors, including maintaining its status as a public company and supporting shareholder and investor relations.

NOTE 4 — NOTE RECEIVABLE

On May 2, 2024, the Company entered into a $100,000 promissory note agreement with an independent, non-affiliated third party. The note had a term of 180 days and bore interest at 8% per annum.

As of December 31, 2024, the note was in default, and the Company recorded a full allowance for credit losses on the outstanding principal balance and related accrued interest. The Company continued to maintain the full allowance as of December 31, 2025. As of March 31, 2026, the note remains in default, and the Company continued to maintain a full allowance on the outstanding balance and related accrued interest, including additional accrued interest recorded during the three months ended March 31, 2026.

Description	March 31, 2026	December 31, 2025
Notes receivable - current portion	$115,752	$113,752
Allowance for doubtful accounts	(115,752)	(113,752)
Notes receivable, net	$—	$—

NOTE 5 — ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

An unrelated third party paid $26,381 on behalf of the Company to settle certain accounts payable balances outstanding as of December 31, 2024. In exchange, the Company issued an unsecured, non-interest-bearing convertible note on July 21, 2025, with a stated maturity date of July 22, 2026. The note was subsequently converted into 239,827 shares of common stock on July 22, 2025.

During the year ended December 31, 2025, certain vendors issued a demand for payments of outstanding balances through legal counsel and third-party collection agencies. The Company evaluated these matters and recorded the related liabilities in its consolidated financial statements, as management believes such amounts are probable and reasonably estimated.

F-13

The following table presents the Company’s accounts payable and accrued liabilities balance as of March 31, 2026 and December 31, 2025.

Description	March 31, 2026	December 31, 2025
Credit cards	$9,333	$9,098
Accrued liabilities	141,351	141,351
Deposits payable	20,872	20,872
Accrued expenses	-	19,945
	$171,556	$191,266

NOTE 6 — CONVERTIBLE NOTE PAYABLE — RELATED PARTY

On December 5, 2023, the Company issued a Convertible Exchange Note to John Murphy, for $144,501. The Note was unsecured, non-interest bearing, and matures on December 4, 2024. The note was convertible into shares of common stock at a 50% average closing trading price for the twenty-five days prior to conversion. On March 8, 2024, $70,000 of the outstanding balance was repaid using funds provided by an investor pursuant to an escrow arrangement entered into by the Company. On July 21, 2025, Mr. Murphy converted this note into 1,275,702 shares of common stock. As of March 31, 2026, and December 31, 2025, the balance of the note is $0 and $0, respectively.

On October 6, 2022, the Company issued a 10% Convertible Promissory Note to Selkirk Global Holdings, LLC with a face value of $50,000. The Note bore interest at 10% per annum and matured on October 5, 2023. The note was convertible into shares of common stock at a conversion price equal to 55% of the average closing price of the Company’s common stock during the twenty consecutive trading days prior to the conversion date. On August 12, 2025, Selkirk Global Holdings, LLC converted the note into 941,363 shares of common stock. As of March 31, 2026 and December 31, 2025, the balance of the note was $0 and $0, respectively.

On April 6, 2023, the Company issued a 10% Convertible Promissory Note to Selkirk Global Holdings, LLC with a face value of $50,000. The Note bore interest at 10% per annum, compounded monthly, and matured on April 5, 2024. The note was convertible into shares of common stock at a conversion price equal to 55% of the average closing price of the Company’s common stock during the twenty consecutive trading days prior to conversion. On August 12, 2025, Selkirk Global Holdings, LLC converted the note into 402,038 shares of common stock. As of March 31, 2026 and December 31, 2025, the balance of the note was $0 and $0, respectively.

On December 12, 2023, the Company issued a Convertible Exchange Note to Paul Strickland. The note was unsecured, non-interest-bearing, and matured on December 12, 2023. On August 7, 2025, the note was converted into 83,753 shares of common stock. As of March 31, 2026 and December 31, 2025, the balance of the note was $0 and $0, respectively.

In connection with the acquisition of Jubilee Intel, LLC in fiscal year 2024, debt obligations totaling $103,284, including accrued interest, owed to Selkirk Global Holdings, LLC (“Selkirk”) and Paul Strickland under the notes described above were cancelled as part of the merger consideration. In May 2025, following the termination of the merger agreement and the Company’s transfer of its membership interest in Jubilee Intel, LLC, the previously cancelled debt was reinstated, including the continuation of accrued interest under the original terms.

As a result, the Company recognized the reinstated debt of $103,284, including accrued interest, as a liability on its consolidated balance sheet. Additional interest expense of $11,542 was accrued through the date of conversion in accordance with the original note terms, which bore interest at 10% per annum. In August 2025, the outstanding balances, including accrued interest, were converted into an aggregate of 1,427,156 shares of common stock. As of March 31, 2026 and December 31, 2025, the balance of the note was $0 and $0, respectively.

On July 17, 2025, the Company issued a 6% Convertible Promissory Note to Selkirk Global Holdings, LLC with a face value of $50,000. The Note bears interest at 6% per annum, compounded monthly, and matures on July 16, 2026. The note is convertible into shares of common stock at a conversion price equal to a 50% discount to the average closing price of the Company’s common stock during the ten consecutive trading days prior to the conversion date. On February 9, 2026, Selkirk Global Holdings, LLC elected to convert the outstanding principal of $27,326 and accrued interest of $20 into 379,811 shares of the Company’s common stock.

F-14

As of March 31, 2026, the principal balance, accrued interest, and unamortized debt discount related to the note were $0, $0, and $0, respectively. As of December 31, 2025, the outstanding principal balance, accrued interest, and unamortized debt discount were $27,326, $751, and $10,924, respectively.

NOTE 7 — CONVERTIBLE NOTES PAYABLE

On March 1, 2024, the Company issued a $100,000, 6% demand promissory note (the “Note”) to a non-affiliated third party. The Note matured on August 28, 2024, 180 days from the date of issuance. The Note was issued in exchange for the holder making direct payments of certain Company expenses, including $70,000 used to settle amounts owed to the Company’s Chief Executive Officer and Director. On May 6, 2024, the Note, with an outstanding balance of $103,986, was assigned to another non-affiliated third party. Subsequently, the Note was replaced with a new promissory note dated May 30, 2025, in the amount of $103,986. Any accrued interest under the original and replacement notes was cancelled and was not required to be repaid. On August 5, 2025, the holder elected to convert the outstanding balance into 611,682 shares of the Company’s common stock. As of March 31, 2026 and December 31, 2025, the outstanding balance of the note was $0 and $0, respectively.

On May 1, 2024, the Company issued a $100,000, 8% convertible promissory note (the “Note”) to a non-affiliated third party. The Note bore interest at 8% per annum and matured on April 30, 2025. In connection with the issuance of the Note, the Company entered into a warrant subscription agreement pursuant to which the holder was issued 100,000 warrants, exercisable within one year from the date of issuance at an exercise price of $1.00 per share. The Note was convertible into shares of the Company’s common stock at a conversion price equal to 25% of the average closing price of the Company’s common stock during the ten consecutive trading days prior to the conversion date. On June 2, 2025 and June 3, 2025, the holder elected to convert all of the outstanding balance of the note, including accrued interest of $9,973; $75,766 of the note was converted into 2,559,650 shares and; $34,207 of the note including accrued interest was converted into 1,147,884 shares of the Company’s common stock, respectively. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of the Note was $0 and $0, respectively, and accrued interest was $0 and $0, respectively. As of March 31, 2026, and December 31, 2025 and 2024, the unamortized debt discount was $0 and $0, respectively.

On March 7, 2025, the Company issued a $50,000, 8% convertible promissory note (the “Note”) to a non-affiliated third party. The Note bore interest at 8% per annum and had a maturity date of March 6, 2026. The Note was convertible into shares of the Company’s common stock at a conversion price equal to 50% of the average closing price of the Company’s common stock during the ten consecutive trading days prior to the conversion date. On June 3, 2025, the holder elected to convert a portion of the outstanding balance of the Note, including accrued interest of $986, into 856,908 shares of the Company’s common stock. The Note, including all accrued interest, was fully converted during the year ended December 31, 2025. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of the Note was $0 and $0, respectively, and accrued interest was $0 and $0, respectively.

On July 8, 2025, the Company issued a 6% convertible promissory note (the “Note”) to a non-affiliated third party with a face value of up to $50,000. The Note bore interest at 6% per annum, compounded monthly, and matured on July 7, 2026. The Note was convertible into shares of the Company’s common stock at a conversion price equal to 50% of the average closing price of the Company’s common stock during the ten consecutive trading days prior to the conversion date. On August 25, 2025, the Company amended the Note to increase the face value from $50,000 to $100,000. On January 8, 2026, the Company received an additional $10,000 of funding under the Note for the payment of audit fees. On January 12, 2026, the debt holder elected to convert the outstanding principal balance of $90,200 into 1,555,172 shares of the Company’s common stock and waived accrued interest of $2,532, thereby retiring the Note in full. As of March 31, 2026 and December 31, 2025, the outstanding principal balance of the Note was $0 and $80,200, respectively, and accrued interest was $0 and $2,350, respectively. The unamortized debt discount balance was $0 as of March 31, 2026, compared to $27,360 as of December 31, 2025.

F-15

On May 15, 2025, the Company issued six 6% convertible promissory notes to a non-affiliated third party with an aggregate principal amount of $232,187. The notes bore interest at 6% per annum, compounded monthly, and matured on November 14, 2025. The notes were convertible into shares of the Company’s common stock at a conversion price equal to a 20% discount to the average closing price of the Company’s common stock during the ten consecutive trading days prior to the conversion date. On June 2, 2025, the holder elected to convert the outstanding principal and accrued interest under all six notes into 2,385,946 shares of the Company’s common stock. As a result, an aggregate of $232,186.71 of debt was retired, and no principal or interest remained outstanding. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of the Note was $0 and $0, respectively, and accrued interest was $0 and $0, respectively.

The notes were convertible, at the option of the holder, into shares of the Company’s common stock at a conversion price determined pursuant to the terms of the notes. The Company evaluated the conversion features under ASC 815, Derivatives and Hedging, and determined that the features required bifurcation and classification as derivative liabilities. Accordingly, the Company recognized the derivative liabilities at fair value on the issuance dates, with a corresponding offsetting debt discount. The derivative liabilities were subsequently remeasured at fair value at each reporting date, with changes in fair value recognized in the consolidated statements of operations. Upon conversion of the notes during the year ended December 31, 2025 and the three months ended March 31, 2026, the related derivative liabilities were extinguished.

On May 14, 2025, the Company issued a $80,000, 6% convertible exchange note (the “Exchange Note”) to a non-affiliated third party in exchange for the cancellation of a prior on-demand promissory note dated November 19, 2024. The Exchange Note bore interest at a guaranteed rate of 6% per annum and matured on November 13, 2025. The Exchange Note was convertible into shares of the Company’s common stock at a conversion price equal to a 20% discount to the average closing price of the Company’s common stock during the ten consecutive trading days prior to the conversion date. On June 3, 2025, the holder elected to convert $76,316 of the outstanding principal into shares of the Company’s common stock. On August 5, 2025, the holder converted the remaining outstanding principal balance of $3,684 into shares of common stock, resulting in full conversion of the principal amount. Accrued interest of approximately $4,800 was waived by the holder in connection with the settlement of the Exchange Note. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of the Note was $0 and $0, respectively, and accrued interest was $0 and $0, respectively.

On May 30, 2025, the Company issued a $100,000, 6% convertible exchange note (the “Note”) to a non-affiliated third party in exchange for the cancellation of an existing promissory note dated May 1, 2024. The Note bore interest at a guaranteed rate of 6% per annum and matured on November 30, 2025. The Note was convertible into shares of the Company’s common stock at a conversion price equal to a 20% discount to the average closing price of the Company’s common stock during the ten consecutive trading days prior to the conversion date. On August 5, 2025, the holder elected to convert the outstanding principal balance of $103,986 into 611,682 shares of the Company’s common stock, resulting in full settlement of the Note. Accrued interest of approximately $6,239 was waived by the holder in connection with the settlement of the Note. As of March 31, 2026, and December 31, 2025, the outstanding principal balance of the Note was $0 and $0, respectively, and accrued interest was $0 and $0, respectively.

On February 12, 2026, the Company issued a new 6% Convertible Promissory Note to a non-affiliated third party with a total face value of $100,000. The Note bears interest at 6% per annum, compounded monthly, and matures on February 11, 2027. The Note is convertible into shares of common stock at a conversion price equal to a 25% discount to the average closing price of the Company’s common stock during the ten consecutive trading days prior to the conversion date. On March 5, 2026, the debt holder entered into an Assignment of Debt Agreement assigning $39,841 of debt under the Note to an unrelated third party. Subsequently, the note holder provided additional funding of $7,800 under the Note. On March 10, 2026, the note holder elected to convert $42,141 into 247,889 shares of the Company’s common stock. The Note remains active, and additional funding tranches may occur. As of March 31, 2026, the outstanding principal balance and accrued interest related to the Note were $5,500 and $56, respectively.

As of March 31, 2026, the total amount due to a loan holder was $5,500 and $56 of principal and interest, respectively. The convertible note balance reported on March 31, 2026 is $496, net of debt discount of $5,060.

As of December 31, 2025, the total amount due to a loan holder was $80,200 and $2,350 of principal and interest, respectively. The convertible note balance reported on December 31, 2025 is $52,840, net of debt discount of $27,360.

F-16

NOTE 8 — DERIVATIVE LIABILITY

The Company has various convertible notes outstanding that require derivative liability considerations for its conversion features. Total derivative liability on March 31, 2026 and December 31, 2025 was $3,758 and $134,433, respectively, which was principally related to convertible notes.

Balance at December 31, 2024	$510,154
Decrease to derivative due to repayment	(1,223,594)
Increase to derivative due to new issuances	591,882
Derivative loss due to mark to market adjustment	255,991
Balance at December 31, 2025	134,433
Decrease to derivative due to conversion	(334,604)
Increase to derivative due to new issuances	62,992
Derivative loss due to mark to market adjustment	140,937
Balance at March 31, 2026	$3,758

The following table summarizes the weighted average key inputs used in the Black-Scholes model for all outstanding conversion feature derivative liabilities as of the measurement dates:

	March 31, 2026		December 31, 2025
Input	Weighted Avg.	Range	Weighted Avg.	Range
Stock price	$0.22	$0.22	$0.10	$0.10
Exercise price (conversion price)	$0.318	$0.212	$0.079	$0.079
Risk-free interest rate	3.72%	3.68%	3.59%	3.59%
Expected term (years)	0.87	0.87	0.52	0.52– 0.54
Expected volatility	500.73%	581.29%	555.020%	546.69% - 559.16%
Dividend yield	-	-	-	-

NOTE 9 — STOCK PAYABLE

The Company’s prior related party settlement liability included a requirement to issue shares of the Company’s common stock to cover litigation and legal expenses associated with the settlement agreement. The settlement originally provided for the issuance of 5,000,000 shares of common stock.

On March 28, 2024, the settlement agreement was assigned to a non-affiliated third party. On May 6, 2024, the liability was further assigned to another non-affiliated third party.

The settlement agreement does not contain provisions for adjustment of the number of shares in the event of a reverse stock split. Accordingly, the Company continues to account for the obligation based on the original 5,000,000 shares.

The value of the stock payable was determined as $50,000 on the settlement date November 3, 2020, which was deemed to be the grant date of the stock at a per unit stock price of $0.01 per share. The Company issued in partial settlement of this obligation 1,387,000 shares of common stock on November 5, 2020, at a value of $13,870; and 144,007 shares of common stock on May 20, 2025, at a value of $1,440.

The remaining shares to be issued at March 31, 2026 and December 31, 2025 were 3,468,993 and 3,468,993, respectively. The remaining balance of the stock payable liability was $34,690 and $34,690 as of March 31, 2026 and December 31, 2025, respectively.

F-17

NOTE 10 — WARRANTS

On May 1, 2024, the Company issued under a Warrant Subscription Agreement for 200 warrants (post-split), exercisable within one year of the execution date of the agreement at a price of $500 (post-split). These warrants were expired during the year ended December 31, 2025.

The assumptions used to determine the fair value of the Warrants as follows:

Expected life (years)	1.00
Risk-free interest rate	5.21%
Expected volatility	353.02%
Dividend yield	0%

On October 9, 2024, the Company authorized the issuance of up to $500,000 in non-convertible promissory notes with the attached warrants. Purchasers of the notes were issued 12 warrants (post split) to purchase common stock. The warrants are exercisable at a price of $500 per share (post-split) and shall expire two years after the issuance date.

The assumptions used to determine the fair value of the Warrants as follows:

Expected life (years)	2.00
Risk-free interest rate	3.95%
Expected volatility	323.21%
Dividend yield	0%

As of March 31, 2026, the Company had 12 warrants outstanding to purchase shares of common stock at an exercise price of $500 per share, with a weighted average remaining contractual term of approximately 0.60 years. There was no warrant activity during the three months ended March 31, 2026.

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contract Term	Intrinsic Value
Outstanding, December 31, 2024	212	$500	.41	$—
Issued	—	$—	—	—
Expired	(200)	$—	—	—
Exercised	—	$—	—	—
Outstanding, December 31, 2025	12	$500	0.85	$—
Issued	—	$—	—	—
Expired	—	$—	—	—
Exercised	—	$—	—	—
Outstanding, March 31, 2026	12	$500	0.60	$—

NOTE 11 — COMMON STOCK

On May 20, 2025, the Company issued 144,007 shares of common stock for legal fees associated with the settlement liability (Note 9).

On June 2, 2025, a debt holder converted $232,187 of principal and accrued interest, respectively, into 2,449,227 shares of common stock (see Note 7).

On May 16, 2025, the Company issued 50 million shares of common stock to Beartooth Asset Holdings, LLC (“Beartooth”) a related party as a corporate restructuring transaction in preparation for a potential merger. The Company had not entered into any agreement or obligation for a specific merger transaction.

F-18

On July 21, 2025, John D. Murphy, Jr. retired $74,501 of debt by converting 1,275,702 shares of common stock pursuant to the terms of the December 5, 2023 note.

On August 5, 2025, an unrelated party retired $103,986 of debt by converting into 611,682 shares of common stock pursuant to the terms of the May 30, 2025 note.

On August 5, 2025, an unrelated party retired $3,684 of debt by converting into 21,671 shares of common stock pursuant to the terms of the May 14, 2025 note.

On August 5, 2025, an unrelated party retired $146,799 of debt by converting into 1,346,780 shares of common stock pursuant to the terms of the November 30, 2020, 3a10 stipulated settlement.

On August 7, 2025, Paul Strickland, the Company’s sole director and officer, retired $7,119 of debt by converting into 83,753 shares of common stock pursuant to the terms of the December 12, 2023, convertible exchange note.

On August 12, 2025, Selkirk retired $75,309 of debt by converting into 941,363 shares of common stock pursuant to the terms of the October 6, 2022 note.

On August 12, 2025, Selkirk retired $32,163 of debt by converting into 402,038 shares of common stock pursuant to the terms of the June 5, 2023, note.

Refer Note 5 and 7 for the common stock issued in conversion of debt to an unrelated party.

Refer Note 6 for the common stock issued in conversion of debt to related parties.

NOTE 12 — PREFERRED STOCK

The Company is authorized to issue 200,000 shares of $0.001 par value Series A preferred stock. The Company increased the number of authorized shares of the Series A preferred stock from 100,000 to 200,000 on January 19, 2021. Each share of the Series A Preferred Stock is convertible at the option of the holder into 900 shares of common stock. The holder has voting rights of 100,000 votes for each share of preferred stock held and shall be paid twice the amount of dividends issued by the Company to common shareholders on a pro rata basis with the number of preferred shares held.

NOTE 13 — RELATED PARTY TRANSACTIONS

On February 24, 2026, Beartooth Asset Holdings, LLC, an entity managed by Mr. Strickland, executed an Irrevocable Stock Power transferring 50,000,000 shares of the Company’s restricted common stock to the Hallmark Venture Group, Inc. Acquisition Account in connection with anticipated corporate restructuring. The shares had originally been issued to Beartooth on May 16, 2025.

Refer note 6 for the related parties transactions.

As of March 31, 2026 and December 31, 2025, the Company had a Due to Related Party balance of $826.

NOTE 14 — INCOME TAX

For the periods ending March 31, 2026 and December 31, 2025, there was no provision for income taxes and deferred tax assets have been entirely offset by valuation allowances.

As of March 31, 2026 and December 31, 2025, the Company had net operating loss carry forwards of approximately $5,892,000 and $5,618,000, respectively. The carry forwards expire through the year 2044. The Company’s net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

F-19

The tax computations are as follows:

	March 31, 2026	December 31, 2025
Net losses before taxes	$(273,496)	$(1,969,172)
Adjustments to arrive at taxable income/loss
Permanent differences:	—	—
Temporary differences:	—	—
Taxable (loss)	(273,496)	(1,969,172)

Current Year Taxable (loss)	(273,496)	(1,969,172)
NOL carried forward prior year (tax return)	(5,618,232)	(3,922,060)
NOL carried forward at period end	$(5,891,728)	$(5,618,232)

Deferred Tax Asset - Federal Rate (21%)	(123,727)	(1,179,829)
Deferred Tax Asset - State Rate	—	—
Total Deferred Tax Asset	(123,727)	(1,179,829)

Valuation Allowance	(123,727)	(1,179,829)
Deferred tax per books	$—	$—

NOTE 15 — DISCONTINUED OPERATIONS

Subsequent to March 31, 2025, Jubilee Intel, LLC is no longer a wholly-owned subsidiary of the Company. The revenues and costs associated with this business are displayed as losses from discontinued operations.

Net loss from discontinued operations for the three months ended March 31, 2025, was comprised of the following components:

Discontinued operations - net loss	March 31, 2025
Revenue
Service revenue	$—
Revenue total	$—

Expenses:
General and administrative - cost of revenue	$38,169
General and administrative - other costs	74,127
Bad debts	314,664
Expenses total	426,960
Net loss from discontinued operations	(426,960)

Discontinued operations - cash flows
Net loss for the period from discontinued operations	$(426,960)
Net cash used by operating activities from discontinued operations	$(426,960)

NOTE 16 — SUBSEQUENT EVENTS

In accordance with ASC 855-10, Subsequent Events, management evaluated subsequent events through the date these condensed financial statements were issued and noted no material subsequent events requiring disclosure.

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Hallmark Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Hallmark Venture Group Inc. and its subsidiary (“the Company”, “HLLK”) as of December 31, 2025, and 2024, and the related consolidated statements of operations, changes in shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2025 and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and 2024, and the results of its operations and its cash flows for each of the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statements

As discussed in Note 18 – Restatement to the consolidated financial statements, the accompanying consolidated financial statements for the years ended December 31, 2025, and 2024 have been restated to correct misstatements and to disclose information identified subsequent to the issuance of our previously issued report.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s losses from operations and accumulated deficit raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) related to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/S/ INTEGRITAT CPA (PCAOB ID 6624)

We have served as the Company’s auditor since 2025.

Boca Raton, Florida

April 27, 2026, except for the matters described in Note 2, 5, 7, 10, 16, 17, 18 and 19, as to which the date is May 27, 2026.

F-21

HALLMARK VENTURE GROUP, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2025	December 31, 2024
	(Restated)	(Restated)
ASSETS
CURRENT ASSETS:
Cash	$3,382	$3,629
Note receivable, net	—	—
Due from related parties	—	116,260
Assets from discontinued operations	—	33
Total Current assets	3,382	119,922

TOTAL ASSETS	$3,382	$119,922

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$191,266	$165,925
Due to related parties	826	826
Convertible notes payable – related party, net of debt discount of $10,924 and $0, respectively	16,402	74,501
Convertible notes payable – net of debt discount of $27,360 and $33,333, respectively	52,840	66,667
Notes payable	—	320,946
Accrued interest - related party	751	661
Accrued interest	2,350	32,354
Settlement liability	—	146,799
Derivative liability	134,433	510,154
Liabilities from discontinued operations	—	178,811
Total Current Liabilities	398,868	1,497,644
TOTAL LIABILITIES	398,868	1,497,644

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Series A Preferred stock, 200,000 shares authorized, $0.001 par value; 100,000 and 100,000 issued and outstanding, respectively	100	100
Common stock, 2,499,900,000 shares authorized, $0.001 par value; 63,994,148 and 1,049,794 issued and outstanding, respectively	63,994	1,049
Stock payable	34,690	36,130
Additional paid-in capital	4,820,895	2,507,221
Accumulated deficit	(5,315,165)	(3,922,222)
Total Stockholders’ equity (deficit)	(395,486)	(1,377,722)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$3,382	$119,922

The accompanying notes are an integral part of these consolidated financial statements.

F-22

HALLMARK VENTURE GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2025	2024
	(Restated)	(Restated)
Revenue	$—	$—

Expenses:
General and administrative	$97,145	$22,125
Professional fees	80,950	50,368
Compensation expense	50,000	56,666
Total operating expenses	228,095	129,159
Loss from operations	(228,095)	(129,159)

Other income (expense):
Interest expense	(154,298)	(72,196)
Gain on forgiveness of debt	—	265,824
Bad debt expense	(181,268)	(100,000)
Amortization of debt discount	(351,405)	(216,768)
Change in fair value of derivative	(280,520)	161,623
Loss on issuance of convertible note	(513,526)	(278,156)
Loss for legal liability	(16,900)	—
Interest waived off	29,840	—
Total other expense	(1,468,077)	(239,673)

Net loss before income taxes	(1,696,172)	(368,832)
Provision for income tax	—	—
Net loss from continued operations	(1,696,172)	(368,832)
Net loss from discontinued operations	—	(303,228)
Net loss	$(1,696,172)	$(672,060)

Net loss per share – basic and diluted	$(0.00)	$(0.56)

Weighted average shares outstanding – basic and diluted	38,962,221	1,194,494

The accompanying notes are an integral part of these consolidated financial statements.

F-23

HALLMARK VENTURE GROUP, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	Series A Preferred Stock		Common Stock		Stock	Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Payable	Capital	Deficit	Deficit
Balance, December 31, 2023	100,000	$100	1,226,302	$1,226	$36,130	$2,398,757	$(3,250,161)	$(813,948)
Common stock issued for payment on settlement liability	—	—	20,011	20	—	4,983	—	5,003
Forgiveness of debt related party	—	—	—	—	—	103,284	—	103,284
Cancellation of shares	—	—	(196,519)	(197)	—	197	—	—
Net Loss	—	—	—	—	—	—	(672,060)	(672,060)
Balance, December 31, 2024 (Restated)	100,000	100	1,049,794	1,049	36,130	2,507,221	(3,922,221)	(1,377,722)
Stock issued for corporate restructuring	—	—	50,000,000	50,000	—	(50,000)	—	—
Stock issued for services	—	—	206,226	206	(1,440)	13,679	—	12,445
Stock issued for conversion of debt	—	—	10,035,272	10,036	—	1,720,897	—	1,730,933
Stock issued for conversion of debt – related party	—	—	2,702,856	2,703	—	732,382	—	735,085
Contributed capital	—	—	—	—	—	(103,284)	—	(103,284)
Deconsolidate Jubilee	—	—	—	—	—	—	303,228	303,228
Net Loss (Restated)	—	—	—	—	—	—	(1,696,172)	(1,696,172)
Balance, December 31, 2025 (Restated)	100,000	$100	63,994,148	$63,994	$34,690	$4,820,895	$(5,315,165)	$(395,486)

The accompanying notes are an integral part of these consolidated financial statements.

F-24

HALLMARK VENTURE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2025	2024
	(Restated)	(Restated)
Cash flows from operating activities:
Net loss from continued operations	$(1,696,172)	$(368,832)
Adjustments to reconcile net income to net cash used by operating activities:
Change in fair value of derivative	280,520	(161,623)
Loss on issuance of convertible debt	513,526	278,156
Bad debts	181,268	100,000
Gain on forgiveness of debt	-	(265,824)
Amortization of Debt Discount	351,405	216,768
Changes in operating assets and liabilities:
Due to related parties	116,260	826
Due from related parties	-	(116,260)
Accounts payable and accrued expenses	149,792	146,401
Accrued interest - related party	(17,119)	13,637
Accrued interest	(30,004)	28,928
Assets from discontinued operations	-	(33)
Liabilities from discontinued operations	-	178,811
Net cash provided by (used in) operating activities from continued operations	(150,524)	50,955
Loss from discontinued operations	-	(303,228)
Net cash provided by (used in) operating activities	(150,524)	(252,273)

Cash flows from investing activities:
Issuance of note receivable	-	(100,000)
Net cash provided by investing activities	-	(100,000)

Cash flows from financing activities:
Proceeds from convertible note payable - related party	27,326	9,456
Proceeds from convertible note payable	443,897	100,000
Repayments of convertible note payable	-	(70,000)
Repayments of note payable	(320,946)	(4,500)
Proceeds from note payable	-	320,946
Net cash provided by (used in) financing activities	150,277	355,902

Net change in cash	(247)	3,629
Cash at beginning of period	3,629	-
Cash at end of period	$3,382	$3,629

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$101,436	$18,600
Cash paid for taxes	$-	$-

NON-CASH TRANSACTIONS
Common stock issued in satisfaction of settlement liability	$146,799	-
Stock issued for corporate restructuring	$50,000	-
Common stock issued for services	$13,884	-
Common stock issued for conversion of debt	$792,604	$5,003

The accompanying notes are an integral part of these consolidated financial statements.

F-25

HALLMARK VENTURE GROUP, INC.

Notes to Financial Statements

December 31, 2025

NOTE 1 — ORGANIZATION AND OPERATIONS

Hallmark Venture Group, Inc., was originally incorporated in the state of Colorado on July 14, 1995, with the name CPC Office Systems, Inc. On July 12, 1999, the Company changed its name to Homesmart USA, Inc. On March 8, 2006, the Company changed its name to Smart Truck Systems, Inc. On March 3, 2006, the Company moved its domicile to Nevada. On March 6, 2008, the Company changed its name to Speech Phone, Inc. On July 16, 2008, the Company changed its name to Hallmark Venture Group, Inc.

On May 4, 2020, Living Waters, LLC (“LWLLC”) obtained management control of the Company from its previous CEO and Director, Robert Cashman (“Cashman”), pursuant to a contingent Share Purchase Agreement (the “SPA”), dated as of May 4, 2020, by and among LWLLC and Cashman, whereby certain preferred shares (the “Preferred Shares”) that represent the voting control interest in the Company were to be issued to LWLLC (the “Transaction”).

On May 27, 2020, in connection with the Transaction and in accordance with provisions of the SPA, LWLLC assigned the SPA to Medical Southern, LLC (“MSLLC”). On August 13, 2020, all issued and outstanding Preferred Shares were issued to a designee of MSLLC, Top Knot, Inc. USA (“TKIU”).

On August 17, 2020, in connection with the Transaction and in accordance with provisions of the SPA, MSLLC assigned the SPA to Stonecrest Acquisition, LLC (“SALLC”). As a consequence of the Transaction, a change of control of the Company occurred. As a result of the Transaction TKIU obtained voting control of the Company. Subsequently, on October 19, 2020, TKIU assigned 100% of the Preferred Shares it held to Endicott Holdings Group, LLC (“Endicott”).

On June 20, 2022, Endicott transferred 100% of the preferred shares, and 221,293 of the shares of common stock it held, to Beartooth Asset Holdings, LLC, an entity controlled by the Company’s Secretary, Paul Strickland, resulting in a change of control of the Company.

On July 7, 2022, Beartooth Asset Holdings, LLC (an entity controlled by Paul Strickland, the Company’s secretary and a member of its board of directors) transferred 75,000 Series A Preferred Shares to JMJ Associates, LLC, an entity controlled by John D. Murphy, Jr., President CEO of the Company and a Member of the Board of Directors, resulting in a change of control of the Company.

On July 12, 2022, Paul Strickland, the Company’s Principal Financial Officer, became a director of the Company.

On January 11, 2024, the Company entered into a Change of Control Agreement (the “CoC Agreement”) between John D. Murphy, Jr., the Company’s Director and Chief Executive Officer, and JMJ Associates, LLC, an entity controlled by Mr. Murphy (“Murphy”); Paul Strickland, the Company’s Director and Secretary, and Selkirk Global Holdings, LLC and Beartooth Asset Holdings, LLC, both entities controlled by Mr. Strickland (“Strickland”); and Steven Arenal and Aurum International Ltd., an entity controlled by Mr. Arenal (“Aurum”).

Pursuant to the CoC Agreement, Murphy and Strickland would assign the Series A preferred shares controlled by each to Aurum, and Strickland was to transfer 196,519 restricted common shares to Aurum. In exchange, Murphy and Strickland would retain a 5% equity interest in the Company on a post-restructuring basis, subject to an 18-month anti-dilution provision as set forth in the Anti-Dilution Agreement executed among the parties. In connection with the CoC Agreement, Murphy and Strickland would have cancelled certain indebtedness owed to them by the Company. Strickland was to cancel $83,342 in outstanding obligations, and Murphy was to cancel $74,501 in outstanding obligations. Murphy was to receive $70,000 from Aurum in partial consideration for the debt cancellation, which would have been delivered into escrow by February 27, 2024. The Company issued Aurum a $77,000 convertible promissory note bearing interest at 10% per annum in partial satisfaction of the Company’s indebtedness to Murphy. All consideration under the CoC Agreement was to be subject to the terms and conditions of the Escrow Agreement executed among the parties.

F-26

In connection with the foregoing, the Company relocated its principal place of business to 626 Wilshire Boulevard, Suite 410, Los Angeles, California 90017.

On January 11, 2024, John D. Murphy, Jr. resigned as Director and Officer of the Company and all other positions he held with the Company.

On January 11, 2024, Paul Strickland resigned as Director and Officer of the Company and all other positions he held with the Company.

On January 11, 2024, Steven Arenal was elected as Director of the Company and appointed Chief Executive Officer, President, and Secretary of the Company.

On February 27, 2024, Steve Arenal and Aurum International Ltd. were given notice of default and failure to perform on the agreements they had signed, and Strickland and Murphy also gave notice of cancellation of all the foregoing agreements.

On February 28, 2024, a special meeting of shareholders was held removing Arenal and reinstating Murphy and Strickland and reversing and canceling all of the foregoing Aurum International Ltd / Arenal agreements.

On February 28, 2024, the Company filed an 8-K disclosing the cancellation, termination, and failure to perform on the aforementioned Arenal / Aurum agreements.

On March 4, 2024, the Company and its Board of Directors approved a 1:500 reverse split of the Company’s common stock.

On March 4, 2024, the shareholders required to vote approved the Board’s 1:500 reverse split of the Company’s common stock.

On March 7, 2024, the Company filed the Amended and Restated Articles of Incorporation with Florida Secretary of State reflecting the 1:500 reverse split of the Company’s common stock.

On September 26, 2024, the Company and its Board of Directors approved the following; i) Agreement and Plan of Reorganization; ii) Change of Control Agreement; iii) Escrow Agreement, iv) Anti-Dilution Agreement; v) Cancellation of the October 6, 2022 Selkirk Global Holdings, LLC Note; vi) Cancellation of the April 6, 2023 Selkirk Global Holdings, LLC Note, vii) Cancellation of the December 12, 2023 Strickland Convertible Exchange Note; viii); and the Company authorized its Secretary to open a bank account in the name of the Company.

On September 26, 2024, the Company and Jubilee Intel, LLC (“Jubilee”) entered into an Agreement and Plan of Reorganization (the “Merger”) whereby the Company acquired 100% membership interests in Jubilee in exchange for the issuance of 100,000 shares of its Series A Preferred Stock. As a result of the Merger, Jubilee became a wholly owned and operating subsidiary of the Company.

On May 12, 2025, the Company executed a Membership Interest Assignment Agreement with Evan Bloomberg, its former officer and director. Under this agreement, the Company transferred 100% of its membership interest in Jubilee Intel, LLC to Mr. Bloomberg. In exchange, Mr. Bloomberg transferred all 100,000 Series A Preferred Shares of the Company that he held to Selkirk Global Holdings, LLC, an entity controlled by Paul Strickland, the Company’s sole director and officer. This transaction resulted in the demerger of Jubilee Intel, LLC, which ceased to be a wholly owned subsidiary of the Company. Accordingly, Jubilee Intel, LLC has been presented as a discontinued operation as of December 31, 2024 until March 31, 2025, the date the Company effectively lost control of it (see Note 17). All other agreements with Mr. Bloomberg were also terminated at that time.

F-27

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as found in the Accounting Standards Codification (“ASC”), and the Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”) and are expressed in US Dollars.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates and these differences could be material.

The most significant estimates made by management in the preparation of the financial statements relate to the estimates used to calculate the fair value of certain liabilities, the derivative liability, present value of note payable and the valuation of notes receivable. Management bases its estimates on historical experience and on other various assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ materially from such estimates under different assumptions and conditions.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary in which the Company has a controlling financial interest as of December 31, 2024. All significant intercompany transactions and balances are eliminated in consolidation.

The Company evaluates its ownership interests in accordance with applicable consolidation guidance to determine whether control exists. When the Company loses control of a subsidiary, it derecognizes the assets, liabilities, and any noncontrolling interests of that subsidiary as of the date control is lost. Any resulting difference between (i) the carrying value of the net assets derecognized and (ii) the consideration received, if any, is recognized as a gain or loss in the consolidated statements of operations.

Refer to Note 1 for the deconsolidation of Jubilee.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity date of three months or less at the time of purchase to be cash equivalents. The Company has cash of $3,382 and $3,629 as of December 31, 2025 and 2024, respectively.

Reclassifications

Certain reclassifications have been made to prior periods to conform with current reporting. These reclassifications did not affect net income, total assets, liabilities or equity reported.

Related Party Transactions

Under ASC 850 “Related Party Transactions” an entity or person is considered to be a “related party” if it has control, significant influence or is a key member of management personnel or affiliate. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. The Company, in accordance with ASC 850 presents disclosures about related party transactions and outstanding balances with related parties.

F-28

Derivative Financial Instruments

The Company evaluates warrants issued with notes payable and embedded conversion features of convertible notes under ASC 480 and ASC 815 to determine appropriate classification. Instruments that are not indexed to the Company’s own stock or do not meet equity classification criteria under ASC 815-40 are classified as derivative liabilities.

Derivative liabilities are recorded at fair value upon issuance and remeasured at each reporting date, with changes in fair value recognized in the statements of operations as other income (expense). Fair value is estimated using the Black-Scholes option pricing model and classified within Level 3 of the fair value hierarchy under ASC 820.

Proceeds from notes payable and convertible notes with associated derivative liabilities are allocated first to the derivative liability at fair value, with the residual allocated to the host debt instrument and recorded as a debt discount, which is amortized to interest expense over the note term using the effective interest method.

Fair Value of Financial Instruments

The fair value is an exit price representing the amount that would be received to sell an asset or required to transfer a liability in an orderly transaction between market participants. As such, fair value of a financial instrument is a market-based measurement that should be determined based on the assumptions that market participants would use in pricing an asset or a liability.

A three-tier fair value hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value:

●	Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2: Observable inputs that reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
●	Level 3: Unobservable inputs reflecting our own assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participants assumptions that are reasonably available.

The Company’s financial instruments reported at their fair values consist of derivative liabilities. The Company’s derivative liabilities had a fair value of $134,433 and $510,154 as of December 31, 2025 and 2024, respectively. The decrease is primarily attributable to the payoff and conversion of the related convertible notes during the year. These instruments are in level 3 of the fair value hierarchy.

When determining fair value, whenever possible, the Company uses observable market data, and relies on unobservable inputs only when observable market data is not available. As of December 31, 2025 and 2024, the Company did not have any level 1 or 2 financial instruments. On December 31, 2025 and 2024 the Company’s level 3 financial instruments were derivative liabilities.

F-29

The following table presents the Company’s assets and liabilities that are measured at fair value on a non-recurring basis.

At December 31, 2025

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities
Derivative Liability	—	—	$134,433

At December 31, 2024

	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities
Derivative Liability	—	—	$510,154

Basic and Diluted Income (Loss) Per Share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted EPS on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all diluted potential common shares outstanding during the period. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of warrants or stock or conversion of stock. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

As of December 31, 2025, the Company had 90,000,000 potential dilutive shares of common stock from convertible preferred stock, approximately 4,869,329 shares from convertible debt, and 12 shares from warrants. As of December 31, 2024, the Company has approximately 3,892,317 potentially dilutive shares of common stock from convertible notes payable, 212 shares from warrants and 90,000,000 potentially dilutive shares of common stock from Series A preferred stock.

For periods with a net loss the effect of any potentially dilutive shares is anti-dilutive and they have been excluded from dilutive EPS.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. The core principle of ASC 606 is that revenue is recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company applies the following five-step model to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the Company satisfies a performance obligation

F-30

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services and may include fixed amounts, variable amounts, or both. When determining the transaction price, the Company considers the effects of variable consideration, constraints on estimates of variable consideration, the existence of a significant financing component, noncash consideration, and consideration payable to a customer.

During the years ended December 31, 2025 and 2024, the Company did not generate any revenues, as it has not yet identified or commenced a revenue-generating line of business since the deconsolidation of Jubilee.

Accounts Receivable

In considering the collectability of accounts receivable, the Company takes into account the legal obligation for payment by the customer, as well as the financial capacity of the customer to fund its obligation to the Company. The carrying amount of accounts receivable represents the maximum credit exposure on this balance. Management individually reviews all delinquent accounts receivable balances and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected and would directly write-off these balances. Management considers a number of factors, including the age of the receivables, current economic conditions and other information management obtains regarding the financial condition of customers. The policy for determining the past due status is based on the contractual payment terms of each customer. Once collection efforts by the Company are exhausted, the determination for directly writing off uncollectible receivables is made. The Company reported no accounts receivables on December 31, 2025 and 2024.

Discontinued Operations

The Company accounts for discontinued operations in accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations. The disposal of a component or group of components is classified as a discontinued operation if the disposal represents a strategic shift that has, or will have, a major effect on the Company’s operations and financial results. This includes the sale, abandonment, or other disposal of legal entities, business segments, or significant components.

Upon meeting the criteria for discontinued operations, the results of operations, including any gain or loss on disposal, are presented separately in the consolidated statements of operations for all periods presented. Assets and liabilities of discontinued operations are presented separately in the consolidated balance sheets. The results of operations of the discontinued component are still reported separately in the consolidated statement of operations.

Management evaluates and updates the classification of operations as discontinued when relevant events occur, such as the approval of a sale plan, abandonment, or completion of disposal.

Segment Reporting

The Company uses the “management approach” to identify its reportable segments. This approach is based on the internal organizational structure used by management for making operational decisions and assessing the performance of the business.

The Company previously operated through two reportable segments. Through May 12, 2025, the Company, through its subsidiary Jubilee, operated an Advertising segment that launched and managed Yahoo partner advertisements and provided a SaaS platform for third parties to run such advertisements. This segment subsequently ceased to meet the criteria for classification as a continuing operation and was therefore reclassified as a discontinued operation. As a result of this reclassification, all prior period segment information has been recast to conform to the current period presentation.

Following this reclassification, the Company operates through a single reportable segment, the Holding Segment. The Holding Segment includes corporate functions such as finance, legal, human resources, and executive management, and represents the parent-level activities of the Company, including the identification and pursuit of new business opportunities. This segment will provide financing support to other operating units, and corporate-level expenses are recorded within this segment.

F-31

As the Company operates as a single reportable segment, no further disaggregated segment information is required to be disclosed under ASC 280, Segment Reporting. Financial information related to the discontinued Advertising segment operations is presented separately in Note 17 — Discontinued Operations.

Reverse Stock Split

On April 24, 2025, the Company effected a 1-for-500 reverse stock split of its issued and outstanding common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each 500 shares of issued and outstanding common stock were converted into one. The par value of the common stock remained unchanged at $0.001 per share.

In accordance with Staff Accounting Bulletin (“SAB”) Topic 4C and ASC 260-10-55-12, the reverse stock split has been retrospectively reflected in these consolidated financial statements for all periods presented, including the balance sheets and statements of stockholders’ equity. All share and per-share amounts — including earnings per share and weighted-average shares outstanding — have been restated to give effect to the reverse stock split.

No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares resulting from the split were rounded up to the next whole share, consistent with the Company’s corporate charter. This accounting policy ensures the comparability of share-related information across all periods presented.

The reverse stock split did not affect the total dollar amount of common stock or total stockholders’ equity.

Allowance for Credit Losses

The Company applies the CECL model under ASC 326 to estimate expected credit losses on financial assets, including trade receivables, notes receivable, and held-to-maturity debt securities. CECL requires consideration of historical loss experience, current conditions, and reasonable forecasts over the asset’s contractual life.

As of the reporting date, the Company recorded a material allowance for credit losses related to an outstanding note receivable, establishing a full reserve for the entire balance of the note and the related interest receivable.

The allowance is reassessed at each reporting period, and changes are recognized in the income statement as credit loss expense. The Company has considered the recent guidance and does not have receivables that would require this level of analysis in determining the net realizable balance of accounts receivable.

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

FASB Accounting Standards Codification Topic 740, Income Taxes (“ASC 740”), clarifies the accounting for uncertainty in income taxes recognized in the financial statements. ASC 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits of the position. Income tax positions must meet a more-likely-than-not recognition threshold to be recognized. ASC 740 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have determined that the Company does not have uncertain tax positions on its tax returns for the years 2024, and prior. Based on the evaluation of the 2025 transactions and events, the Company does not believe it has any material uncertain tax positions that require measurement.

The IRS requires all domestic corporations in existence for any part of the tax year to file an income tax return whether or not they have taxable income. The Company incurred a loss for the fiscal years ended December 31, 2025, and 2024 and has not filed tax returns for either year. The Company has not received any notifications from the IRS. Reported tax benefits and valuation allowances are the Company’s best estimate of its tax positions and have not been reviewed by the taxing authority.

F-32

Our policy is to recognize interest and/or penalties related to income tax matters in income tax expense. We had no accrual for interest or penalties on our consolidated balance sheets at December 31, 2025 or 2024, and have not recognized interest and/or penalties in the consolidated statement of operations for the period ended December 31, 2025 and 2024.

The Company is subject to taxation in the United States and the State of Nevada.

The Company has not filed federal or applicable state income tax returns for the fiscal years ended December 31, 2025 and 2024. Accordingly, those tax years remain open to examination by the respective tax authorities once filed.

Commitments And Contingencies

The Company accounts for contingencies in accordance with ASC 450-20. Liabilities for loss contingencies, including claims, assessments, litigation, fines, penalties, and other matters, are recognized when it is probable that a liability has been incurred and the amount can be reasonably estimated.

If a loss contingency is reasonably possible but not probable, or if the amount cannot be reasonably estimated, the Company discloses the nature of the contingency and an estimate of the possible loss or range of loss, if determinable.

Concentration And Credit Risk

Financial instruments which potentially subject the Company to credit risk consist of cash. Cash is maintained with a major financial institution in the USA that is creditworthy. The Company maintains cash in bank accounts insured up to $250,000 by the Federal Deposit Insurance Corporation (“FDIC). On December 31, 2025 and 2024, no cash balances were in excess of federally insured limits.

Recently Issued Accounting Pronouncements

ASU 2023-09, Income Taxes (Topic 740) — Improvements to Income Tax Disclosures. This ASU requires enhanced disclosures in the rate reconciliation and disaggregation of income taxes paid by federal, state, and foreign jurisdiction. The standard was effective for public business entities for annual periods beginning after December 15, 2024. The Company adopted ASU 2023-09 effective January 1, 2025. As the Company recognized no income tax expense and made no income tax payments during the year ended December 31, 2025, and maintains a full valuation allowance against its deferred tax assets, the adoption did not have a material impact on the Company’s consolidated financial statements or disclosures.

ASU 2024-03, Income Statement — Expense Disaggregation Disclosures (Subtopic 220-40). This ASU requires disaggregated disclosure of certain income statement expense line items within the notes to financial statements. For smaller reporting companies, the standard is effective for fiscal years beginning after December 15, 2027, with early adoption permitted. The Company does not expect this standard to have a material impact on its consolidated financial statements given the limited nature of its expense categories.

The Company periodically evaluates newly issued accounting standards and has not identified any other recently issued pronouncements expected to have a material effect on its consolidated financial statements.

NOTE 3 - GOING CONCERN

The Company’s financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, the realization of assets, and payments of liabilities in the normal course of business.

F-33

As of December 31, 2025, the Company had an accumulated deficit of $5,315,165. Net loss and net cash flows used in operating activities for the year ended December 31, 2025 was $1,696,172 and $150,524, respectively. The cash balance held as of December 31, 2025 is $3,382. In May 2025, the Company discontinued its only operating segment, Jubilee Intel LLC, which generated revenues. The Company requires additional funds to support its operations and to achieve its business development goals, the attainment of which are not assured.

These factors and uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might incur in the event the Company cannot continue in existence. Management intends to seek additional capital from new equity securities offerings, debt financing and debt restructuring to provide funds needed to increase liquidity, fund internal growth and fully implement its business plan. However, management can give no assurance that these funds will be available in adequate amounts, or if available, on terms that would be satisfactory to the Company.

The timing and amount of the Company’s capital requirements will depend on a number of factors, including maintaining its status as a public company and supporting shareholder and investor relations.

NOTE 4 – NOTE RECEIVABLE

On May 2, 2024, the Company entered into a $100,000 promissory note agreement with an independent, non-affiliated third party. The note had a term of 180 days and bore interest at 8% per annum.

As of December 31, 2024, the note was in default, and the Company determined that an allowance for the full amount of the note was required, as the note was considered potentially uncollectible. Accordingly, the Company recorded a full allowance for credit losses on the outstanding principal balance and related accrued interest of $5,326 and recognized credit loss expense of $100,000 for the year ended December 31, 2024.

As of December 31, 2025, the note remains outstanding and in default. The Company continues to maintain a full allowance for credit losses on the outstanding principal balance and all related accrued interest, including additional accrued interest of $8,426 during the year ended December 31, 2025, as management believes the amounts are potentially uncollectible.

Description	December 31, 2025	December 31, 2024
		(Restated)
Notes receivable - current portion	$113,752	$105,326
Allowance for doubtful accounts	(113,752)	(105,326)
Notes receivable, net	$—	$—

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

On September 20, 2024, Hallmark Venture Group, Inc. entered into a debt cancellation agreement with a vendor, pursuant to which $262,192 of outstanding legal fee obligations were forgiven. The Company recognized a corresponding gain on extinguishment of debt of $262,192 for the year ended December 31, 2024.

An unrelated third party paid $26,381 on behalf of the Company to settle certain accounts payable balances outstanding as of December 31, 2024. In exchange, the Company issued an unsecured, non-interest-bearing convertible note on July 21, 2025, with a stated maturity date of July 22, 2026. The note was subsequently converted into 239,827 shares of common stock on July 22, 2025.

During the year ended December 31, 2025, certain vendors issued a demand for payments of outstanding balances through legal counsel and third-party collection agencies. The Company evaluated these matters and recorded the related liabilities in its consolidated financial statements, as management believes such amounts are probable and reasonably estimated.

F-34

The following table presents the Company’s accounts payable and accrued liabilities balances as of December 31, 2025 and 2024.

Description	December 31, 2025	December 31, 2024
	(Restated)	(Restated)
Legal fees	$—	$26,381
Credit cards	9,098	—
Accrued liabilities	141,351	124,451
Deposits payable	20,872	—
Accrued expenses	19,945	15,093
	$191,266	$165,925

NOTE 6 – CONVERTIBLE NOTE PAYABLE – RELATED PARTY

On December 5, 2023, the Company issued a Convertible Exchange Note to John Murphy, for $144,501. The Note was unsecured, non-interest bearing, and matures on December 4, 2024. The note was convertible into shares of common stock at a 50% average closing trading price for the twenty-five days prior to conversion. On March 8, 2024, $70,000 of the outstanding balance was repaid using funds provided by an investor pursuant to an escrow arrangement entered into by the Company. On July 21, 2025, Mr. Murphy converted this note into 1,275,702 shares of common stock. As of December 31, 2025 and 2024, the balance of the note is $0 and $74,501, respectively.

On October 6, 2022, the Company issued a 10% Convertible Promissory Note to Selkirk Global Holdings, LLC with a face value of $50,000. The Note bears interest at 10% per annum and matures on October 5, 2023. The note is convertible into shares of common stock at a conversion price equal to 55% of the average closing price of the Company’s common stock during the twenty consecutive trading days prior to the conversion date. On August 12, 2025, Selkirk Global Holdings, LLC converted this note into 941,363 shares of common stock. As of December 31, 2025 and 2024, the balance of the note was $0 and $0, respectively.

On April 6, 2023, the Company issued a 10% Convertible Promissory Note to Selkirk Global Holdings, LLC with a face value of $50,000. The Note bears interest at 10% per annum, compounded monthly, and matures on April 5, 2024. The note is convertible into shares of common stock at a conversion price equal to 55% of the average closing price of the Company’s common stock during the twenty consecutive trading days prior to conversion. On August 12, 2025, Selkirk Global Holdings, LLC converted this note into 402,038 shares of common stock. As of December 31, 2025 and 2024, the balance of the note was $0 and $0, respectively.

On December 12, 2023, the Company issued a convertible exchange note to Paul Strickland. The note was unsecured, non-interest-bearing, and matured on December 12, 2023. On August 7, 2025, the note was converted into 83,753 shares of common stock. As of December 31, 2025 and 2024, the balance of the note was $0 and $0, respectively.

In connection with the acquisition of Jubilee Intel, LLC in fiscal year 2024, debt obligations totaling $103,284, including accrued interest, owed to Selkirk Global Holdings, LLC (“Selkirk”) and Paul Strickland under the notes described above were cancelled as part of the merger consideration. In May 2025, following the termination of the merger agreement and the Company’s transfer of its membership interest in Jubilee Intel, LLC, the previously cancelled debt was reinstated, including the continuation of accrued interest under the original terms.

As a result, the Company recognized the reinstated debt of $103,284, including accrued interest, as a liability on its consolidated balance sheet. Additional interest expense of $11,542 was accrued through the date of conversion in accordance with the original note terms, which bear interest at 10% per annum. In August 2025, the outstanding balances, including accrued interest, were converted into an aggregate of 1,427,156 shares of common stock. As of December 31, 2025, the outstanding balance of the notes was $0.

On July 17, 2025, the Company issued a 6% Convertible Promissory Note to Selkirk Global Holdings, LLC with a face value of $50,000. The Note bears interest at 6% per annum, compounded monthly, and matures on July 16, 2026. The note is convertible into shares of common stock at a conversion price equal to a 50% discount to the average closing price of the Company’s common stock during the ten consecutive trading days prior to the conversion date. As of December 31, 2025, there is $27,326 and $751 of principal and interest, respectively, due on this note. As of December 31, 2025 and 2024, the unamortized debt discount balance was $10,924 and $0, respectively.

F-35

NOTE 7 – CONVERTIBLE NOTES PAYABLE

On March 1, 2024, the Company issued a $100,000, 6% demand promissory note (the “Note”) to a non-affiliated third party. The Note matured on August 28, 2024, 180 days from the date of issuance. The Note was issued in exchange for the holder making direct payments of certain Company expenses, including $70,000 used to settle amounts owed to the Company’s Chief Executive Officer and Director. On May 6, 2024, the Note, with an outstanding balance of $103,986, was assigned to another non-affiliated third party. Subsequently, the Note was replaced with a new promissory note dated May 30, 2025, in the amount of $103,986. Any accrued interest under the original and replacement notes was cancelled and was not required to be repaid. On August 5, 2025, the holder elected to convert the outstanding balance into 611,682 shares of the Company’s common stock. As of December 31, 2025, the outstanding balance of the note was $0.

On May 1, 2024, the Company issued a $100,000, 8% convertible promissory note (the “Note”) to a non-affiliated third party. The Note bore interest at 8% per annum and matured on April 30, 2025. In connection with the issuance of the Note, the Company entered into a warrant subscription agreement pursuant to which the holder was issued 100,000 warrants, exercisable within one year from the date of issuance at an exercise price of $1.00 per share. The Note was convertible into shares of the Company’s common stock at a conversion price equal to 25% of the average closing price of the Company’s common stock during the ten consecutive trading days prior to the conversion date. On June 2, 2025 and June 3, 2025, the holder elected to convert all of the outstanding balance of the note, including accrued interest of $9,973; $75,766 of the note was converted into 2,559,650 shares and; $34,207 of the note including accrued interest was converted into 1,147,884 shares of the Company’s common stock, respectively. As of December 31, 2025 and 2024, the outstanding principal balance of the Note was $0 and $100,000, respectively, and accrued interest was $0 and $5,475, respectively. As of December 31, 2025 and 2024, the unamortized debt discount was $0 and $33,333, respectively.

On March 7, 2025, the Company issued a $50,000, 8% convertible promissory note (the “Note”) to a non-affiliated third party. The Note bore interest at 8% per annum and had a maturity date of March 6, 2026. The Note was convertible into shares of the Company’s common stock at a conversion price equal to 50% of the average closing price of the Company’s common stock during the ten consecutive trading days prior to the conversion date. On June 3, 2025, the holder elected to convert a portion of the outstanding balance of the Note, including accrued interest of $986, into 856,908 shares of the Company’s common stock. The Note, including all accrued interest, was fully converted during the year ended December 31, 2025. As of December 31, 2025, the outstanding balance of the Note was $0.

On July 8, 2025, the Company issued a 6% convertible promissory note (the “Note”) to a non-affiliated third party with a face value of up to $50,000. The Note bore interest at 6% per annum, compounded monthly, and matured on July 7, 2026. The Note was convertible into shares of the Company’s common stock at a conversion price equal to 50% of the average closing price of the Company’s common stock during the ten consecutive trading days prior to the conversion date. On August 25, 2025, the Company amended the Note to increase the face value from $50,000 to $100,000. As of December 31, 2025, the outstanding principal balance of the Note was $80,200 and accrued interest was $2,350. As of December 31, 2025, the unamortized debt discount was $27,360.

On May 15, 2025, the Company issued six 6% convertible promissory notes to a non-affiliated third party with an aggregate principal amount of $232,187. The notes bore interest at 6% per annum, compounded monthly, and matured on November 14, 2025. The notes were convertible into shares of the Company’s common stock at a conversion price equal to a 20% discount to the average closing price of the Company’s common stock during the ten consecutive trading days prior to the conversion date. On June 2, 2025, the holder elected to convert the outstanding principal and accrued interest under all six notes into 2,385,946 shares of the Company’s common stock. As a result, an aggregate of $232,186.71 of debt was retired, and no principal or interest remained outstanding. As of December 31, 2025, there was no outstanding balance related to these notes.

F-36

The notes were convertible, at the option of the holder, into shares of the Company’s common stock at a conversion price determined pursuant to the terms of the notes. The Company evaluated the conversion features under ASC 815, Derivatives and Hedging, and determined that the features required bifurcation and classification as derivative liabilities. Accordingly, the Company recognized a derivative liability at fair value on the issuance date, with an offsetting debt discount. The derivative liability was subsequently remeasured at fair value at each reporting date, with changes in fair value recognized in the consolidated statements of operations. Upon conversion of the notes during the year ended December 31, 2025, the related derivative liability was extinguished.

On May 14, 2025, the Company issued a $80,000, 6% convertible exchange note (the “Exchange Note”) to a non-affiliated third party in exchange for the cancellation of a prior on-demand promissory note dated November 19, 2024. The Exchange Note bore interest at a guaranteed rate of 6% per annum and matured on November 13, 2025. The Exchange Note was convertible into shares of the Company’s common stock at a conversion price equal to a 20% discount to the average closing price of the Company’s common stock during the ten consecutive trading days prior to the conversion date. On June 3, 2025, the holder elected to convert $76,316 of the outstanding principal into shares of the Company’s common stock. On August 5, 2025, the holder converted the remaining outstanding principal balance of $3,684 into shares of common stock, resulting in full conversion of the principal amount. Accrued interest of approximately $4,800 was waived by the holder in connection with the settlement of the Exchange Note. As of December 31, 2025, the outstanding balance of the note was $0.

On May 30, 2025, the Company issued a $100,000, 6% convertible exchange note (the “Note”) to a non-affiliated third party in exchange for the cancellation of an existing promissory note dated May 1, 2024. The Note bore interest at a guaranteed rate of 6% per annum and matured on November 30, 2025. The Note was convertible into shares of the Company’s common stock at a conversion price equal to a 20% discount to the average closing price of the Company’s common stock during the ten consecutive trading days prior to the conversion date. On August 5, 2025, the holder elected to convert the outstanding principal balance of $103,986 into 611,682 shares of the Company’s common stock, resulting in full settlement of the Note. Accrued interest of approximately $6,239 was waived by the holder in connection with the settlement of the Note. As of December 31, 2025, the outstanding balance of the Note was $0.

As of December 31, 2025, the total amount due to a loan holder was $80,200 and $2,350 of principal and interest, respectively. The convertible note balance reported on December 31, 2025 is $52,840, net of debt discount of $27,360.

As of December 31, 2024, the total amount due to a loan holder was $100,000 and $5,474 of principal and interest, respectively. The convertible note balance reported on December 31, 2024 is $66,666, net of debt discount of $33,333.

NOTE 8 – SETTLEMENT LIABILITY

On November 3, 2020, the Company entered into a settlement agreement to resolve outstanding obligations totaling $581,876, consisting of principal of $285,206 and accrued interest of $296,670. The settlement amount was non-interest bearing and was to be satisfied through the issuance of unrestricted, freely tradable shares of the Company’s common stock at a conversion price equal to 50% of the average closing market price for the ten trading days preceding each issuance notice. Shares were to be issued in one or more tranches, with each issuance limited to less than 10% of the Company’s then issued and outstanding shares until the settlement amount was satisfied.

On March 28, 2024, the settlement agreement, including an outstanding balance of approximately $146,799, was assigned to a non-affiliated third party. On May 6, 2024, the liability was further assigned to another non-affiliated third party.

On August 8, 2025, the holder elected to convert the outstanding balance into 1,346,780 shares of the Company’s common stock in full satisfaction of the obligation. As of December 31, 2025 and 2024, the settlement liability had a balance of $0 and $146,799, respectively.

NOTE 9 – NOTES PAYABLE

On October 9, 2024, the Company authorized the issuance of up to $500,000 in non-convertible promissory notes. The notes, when issued, will bear interest at a rate of 12% per annum and will be due and payable six months after issuance. Purchasers of the notes will also be issued a common stock purchase warrant (each a “Warrant”). The warrant shall be exercisable at a price of $2.00 per share and shall expire two years after the issuance date. The following are the issuance of these notes payable:

F-37

On October 15, 2024, the Company issued a $50,000 promissory note and a warrant to purchase 3 shares of the Company’s common stock (equivalent to 1,250 shares prior to the Company’s 1-for-500 reverse stock split). The promissory note, including all accrued interest, was fully settled as of December 31, 2025. As of December 31, 2025 and 2024, the outstanding note balance was $0 and $50,000, respectively, and accrued interest was $0 and $3,097, respectively.

On October 28, 2024, the Company issued a $33,000 promissory note, which was subsequently increased to $36,960 pursuant to an amendment dated November 27, 2024, and a warrant to purchase 2 shares of the Company’s common stock (equivalent to 924 shares prior to the Company’s 1-for-500 reverse stock split). The promissory note, including all accrued interest, was fully settled as of December 31, 2025. As of December 31, 2025 and 2024, the outstanding note balance was $0 and $36,960, respectively, and accrued interest was $0 and $4,818, respectively.

On November 4, 2024, the Company issued a $30,000 promissory note and a warrant to purchase 2 shares of the Company’s common stock (equivalent to 750 shares prior to the Company’s 1-for-500 reverse stock split). The promissory note, including all accrued interest, was fully settled during the year ended December 31, 2025. As of December 31, 2025 and 2024, the outstanding note balance was $0 and $30,000, respectively, and accrued interest was $0 and $3,120, respectively.

On November 15, 2024, the Company issued a $25,000 promissory note and a warrant to purchase 1 share of the Company’s common stock (equivalent to 625 shares prior to the Company’s 1-for-500 reverse stock split). The promissory note, including all accrued interest, was fully settled during the year ended December 31, 2025. As of December 31, 2025 and 2024, the outstanding note balance was $0 and $25,000, respectively, and accrued interest was $0 and $1,500, respectively.

On November 19, 2024, the Company issued a $50,000 promissory note and a warrant to purchase 3 shares of the Company’s common stock (equivalent to 1,250 shares prior to the Company’s 1-for-500 reverse stock split). The promissory note was subsequently replaced by a convertible note dated May 14, 2025 (see Note 7). As of December 31, 2025 and 2024, the outstanding note balance was $0 and $50,000, respectively, and accrued interest was $0 and $8,200, respectively.

On December 20, 2024, the Company issued a $25,000 promissory note and a warrant to purchase 1 share of the Company’s common stock (equivalent to 625 shares prior to the Company’s 1-for-500 reverse stock split). The promissory note was fully settled during the year ended December 31, 2025. In connection with the settlement, accrued interest of $4,909 was waived by the holder. As of December 31, 2025 and 2024, the outstanding note balance was $0 and $25,000, respectively, and accrued interest was $0 and $1,065, respectively.

On February 7, 2025, the Company converted an outstanding line of credit balance of $26,160 into a promissory note bearing interest at 6% per annum, with a stated maturity date of August 15, 2025. The note, including accrued interest, was fully repaid on May 21, 2025. As of December 31, 2025 the outstanding note balance and accrued interest was $0 and $0, respectively.

As of December 31, 2025, the outstanding principal and accrued interest were $0 and $0, respectively. As of December 31, 2024, the outstanding principal and accrued interest were $320,946 and $27,013, respectively. Refer Note 7 for details of the note payable exchanged for a convertible note issued to an unrelated party for settlement of debt.

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NOTE 10 – DERIVATIVE LIABILITY

The Company has various convertible notes outstanding that require derivative liability considerations for its conversion features. Total derivative liability on December 31, 2025 was $134,433 and on December 31, 2024 was $510,154 which was principally related to convertible notes.

Balance at December 31, 2023	$293,621
Decrease to derivative due to repayments	(66,769)
Increase to derivative due to new issuances	378,156
Derivative gain due to mark to market adjustment	(94,854)
Balance at December 31, 2024	510,154
Decrease to derivative due to repayment	(1,223,594)
Increase to derivative due to new issuances	591,882
Derivative loss due to mark to market adjustment	255,991
Balance at December 31, 2025	$134,433

The following table summarizes the weighted average key inputs used in the Black-Scholes model for all outstanding conversion feature derivative liabilities as of the measurement dates:

	December 31, 2025		December 31, 2024
Input	Weighted Avg.	Range	Weighted Avg.	Range
Stock price	$0.10	$0.10	$0.003300	$0.0033
Exercise price (conversion price)	$0.079	$0.079	$0.0010	$0.0009 - 0.0011
Risk-free interest rate	3.59%	3.59%	4.34%	4.32 - 4.37%
Expected term (years)	0.52	0.52– 0.54	0.30	0.25 - 0.33
Expected volatility	555.020%	546.69% - 559.16%	348.13%	338.03% - 365.61%
Dividend yield	-	-	-	-

NOTE 11 – STOCK PAYABLE

The Company’s related party settlement liability (Note 8) includes a requirement to issue shares of the Company’s common stock to cover litigation and legal expenses associated with the settlement agreement. The settlement originally provided for the issuance of 5,000,000 shares of common stock.

On March 28, 2024, the settlement agreement was assigned to a non-affiliated third party. On May 6, 2024, the liability was further assigned to another non-affiliated third party.

The settlement agreement does not contain provisions for adjustment of the number of shares in the event of a reverse stock split. Accordingly, the Company continues to account for the obligation based on the original 5,000,000 shares.

The value of the stock payable was determined as $50,000 on the settlement date November 3, 2020, which was deemed to be the grant date of the stock at a per unit stock price of $0.01 per share. The Company issued in partial settlement of this obligation 1,387,000 shares of common stock on November 5, 2020, at a value of $13,870; and 144,007 shares of common stock on May 20, 2025, at a value of $1,440.

The remaining shares to be issued at December 31, 2025 and 2024 were 3,468,993 and 3,613,000, respectively. The remaining balance of the stock payable liability was $34,690 and $36,130 as of December 31, 2025 and 2024, respectively.

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NOTE 12 – WARRANTS

On May 1, 2024, the Company issued under a Warrant Subscription Agreement for 200 warrants (post-split), exercisable within one year of the execution date of the agreement at a price of $500 (post-split).

The assumptions used to determine the fair value of the Warrants as follows:

Expected life (years)	1.00
Risk-free interest rate	5.21%
Expected volatility	353.02%
Dividend yield	0%

On October 9, 2024, the Company authorized the issuance of up to $500,000 in non-convertible promissory notes with the attached warrants. Purchasers of the notes were issued 12 warrants (post split) to purchase common stock. The warrants are exercisable at a price of $500 per share (post-split) and shall expire two years after the issuance date.

The assumptions used to determine the fair value of the Warrants as follows:

Expected life (years)	2.00
Risk-free interest rate	3.95%
Expected volatility	323.21%
Dividend yield	0%

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contract Term	Intrinsic Value
Outstanding, December 31, 2023	—	$—	—	$—
Issued	212	$500	.50	—
Expired	—	$—	—	—
Exercised	—	$—	—	—
Outstanding, December 31, 2024 (Restated)	212	$500	.41	$—
Issued	—	$—	—	—
Expired	(200)	$—	—	—
Exercised	—	$—	—	—
Outstanding, December 31, 2025	12	$500	0.85	$—

NOTE 13 – COMMON STOCK

On January 5, 2024, the Company issued 20,011 shares of its common stock to a debt holder for conversion of $5,003 of debt.

On September 26, 2024, Beartooth Asset Holding, LLC, an entity controlled by Paul Strickland, agreed to cancel 196,519 shares of common stock as part of the merger agreement.

On May 20, 2025, the Company issued 144,007 shares of common stock for legal fees associated with the settlement liability (Note 8).

On June 2, 2025, a debt holder converted $232,187 of principal and accrued interest, respectively, into 2,449,227 shares of common stock (see Note 7).

On May 16, 2025, the Company issued 50 million shares of common stock to Beartooth Asset Holdings, Inc. (“Beartooth”) a related party as a corporate restructuring transaction in preparation for a potential merger. The Company had not entered into any agreement or obligation for a specific merger transaction.

On July 21, 2025, John D. Murphy, Jr. retired $74,501 of debt by converting 1,275,702 shares of common stock pursuant to the terms of the December 5, 2023 note.

On August 5, 2025, an unrelated party retired $103,986 of debt by converting into 611,682 shares of common stock pursuant to the terms of the May 30, 2025 note.

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On August 5, 2025, an unrelated party retired $3,684 of debt by converting into 21,671 shares of common stock pursuant to the terms of the May 14, 2025 note.

On August 5, 2025, an unrelated party retired $146,799 of debt by converting into 1,346,780 shares of common stock pursuant to the terms of the November 30, 2020 3a10 stipulated settlement.

On August 7, 2025, Paul Strickland, the Company’s sole director and officer, retired $7,119 of debt by converting into 83,753 shares of common stock pursuant to the terms of the December 12, 2023 convertible exchange note.

On August 12, 2025, Selkirk retired $75,309 of debt by converting into 941,363 shares of common stock pursuant to the terms of the October 6, 2022 note.

On August 12, 2025, Selkirk retired $32,163 of debt by converting into 402,038 shares of common stock pursuant to the terms of the June 5, 2023 note.

During the year ending December 31, 2025, an unrelated party converted $338,986 and $10,958 of principal and interest, respectively, into 5,999,438 shares of common stock; however, an unrelated party entered into separate agreements to sell or transfer its shares in the Company to other unrelated parties.

The shares were issued in settlement of outstanding liabilities and were measured at the carrying value of the debt extinguished. Accordingly, the transactions were accounted for as debt settlements, with the carrying amounts of the liabilities reclassified to common stock and additional paid-in capital.

Refer Note 5 and 7 for the common stock issued in conversion of debt to an unrelated parties

NOTE 14 – PREFERRED STOCK

The Company is authorized to issue 200,000 shares of $0.001 par value Series A preferred stock. The Company increased the number of authorized shares of the Series A preferred stock from 100,000 to 200,000 on January 19, 2021. Each share of the Series A Preferred Stock is convertible at the option of the holder into 900 shares of common stock. The holder has voting rights of 100,000 votes for each share of preferred stock held and shall be paid twice the amount of dividends issued by the Company to common shareholders on a pro rata basis with the number of preferred shares held.

The Company has 100,000 shares of Series A Preferred Stock issued and outstanding as of December 31, 2025 and 2024, respectively. At December 31, 2025, Selkirk Global holding was the holder of all of the outstanding shares of Series A Preferred Stock and at December 31, 2024 Evan Bloomberg was the holder of all of the outstanding shares of Series A Preferred Stock, acquired from John D. Murphy, Jr. and Paul Strickland in conjunction with the Jubilee Intel, LLC transaction.

NOTE 15 – OTHER RELATED PARTY TRANSACTIONS

Name of Related Party		Related Relationship
Evan Bloomberg	(1)	Former Principal Executive Officer of the Company, member of the Board of Directors
John D. Murphy Jr.		Former Principal Executive Officer of the Company and former member of the Board of Directors. Managing Member of JMJ Associates, LLC
Paul Strickland		Secretary of the Company, member of the Board of Directors, and Managing Member of Beartooth Asset Holdings, LLC.
Selkirk Global Holdings, LLC		Entity owned by Paul Strickland, the Company’s Secretary, and a member of its Board of Directors.

(1)	Resigned from all positions May 12, 2025.

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Loans and Cash Advances

Refer to Note 6 for the convertible notes issued to the related parties.

Refer to Note 13 for shares issued to the related parties.

NOTE 16 – INCOME TAX

For the years ending December 31, 2025 and 2024, there was no provision for income taxes and deferred tax assets have been entirely offset by valuation allowances.

As of December 31, 2025 and 2024, the Company had net operating loss carry forwards of approximately $5,618,000 and $3,922,000, respectively. The carry forwards expire through the year 2044. The Company’s net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

The tax computations are as follows:

	December 31, 2025	December 31, 2024
	(Restated)	(Restated)
Net losses before taxes	$(1,696,172)	$(672,060)
Adjustments to arrive at taxable income/loss
Permanent differences:	—	—
Temporary differences:	—	—
Taxable income (loss)	(1,696,172)	(672,060)

Current Year Taxable (loss) income	(1,696,172)	(672,060)
NOL carried forward prior year (tax return)	(3,922,060)	(3,250,000)
NOL carried forward at period end	$(5,618,232)	$(3,922,060)

Deferred Tax Asset - Federal Rate (21%)	(1,179,829)	(823,632)
Deferred Tax Asset - State Rate	—	—
Total Deferred Tax Asset	(1,179,829)	(823,632)

Valuation Allowance	(1,179,829)	(823,632
Deferred tax per books	$—	$—

NOTE 17 – DISCONTINUED OPERATIONS AND DECONSOLIDATION

As of December 31, 2025, Jubilee is no longer a wholly-owned subsidiary of the Company and has been deconsolidated as of December 31, 2025. The assets and liabilities associated with this business were displayed as assets and liabilities from discontinued operations as of December 31, 2024. Additionally, the revenues and costs associated with this business are displayed as losses from discontinued operations for the year ended December 31, 2024.

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Total assets and liabilities included in discontinued operations were as follows:

	December 31, 2025	December 31, 2024
Assets from Discontinued Operations:
Cash	$—	$33
Accounts receivable	—	—
Total assets from discontinued operations	$—	$33

Liabilities from Discontinued Operations:
Accounts payable and accruals	$—	$6,388
Loan payable	—	26,161
Due to a related party	—	146,262
Total liabilities from discontinued operations	$—	$178,811

In the statement of operations there is no reported gain on deconsolidated for the year ended December 31, 2025 due to the gain from deconsolidation netting against the previous loss incurred from discontinued operations resulting in zero financial impact on statement of operations.

NOTE 18 – RESTATEMENT

For the year ended December 31, 2025

During 2026, the Company’s management identified errors in its previously issued consolidated financial statements as of and for the year ended December 31, 2025. Upon completing its evaluation, management determined that these errors were material, individually and in the aggregate, to the previously issued financial statements and that restatement was required.

Accordingly, the Company has restated its consolidated financial statements as of and for the year ended December 31, 2025, in accordance with ASC 250-10, Accounting Changes and Error Corrections. The restated consolidated financial statements supersede the previously issued financial statements for the period then ended and should be read in their place.

Convertible notes payable and accrued interest: Management determined that the July 8, 2025 Convertible Note Payable was understated by $25,000 of principal and $1,138 of accrued interest in the previously issued financial statements. The correction of this error increased convertible notes payable and accrued interest by $25,000 and $1,138, respectively, decreased change in fair value of derivative liabilities by $25,000, and increased interest expense and net loss by $1,138 for the year ended December 31, 2025.

Derivatives fair value adjustment at conversion: Management determined that at conversion the fair value adjustment of the derivative liability should have impacted the additional paid in capital balance rather than change in fair value of derivative liabilities. This correction resulted in a decrease in change in fair value of derivative liabilities by $1,433,682, an increase in additional paid-in capital by $1,519,614. A redetermination of derivative liabilities resulted in an increase in derivative liabilities by $31,762, an increase in debt discount by $8,291, an increase in loss on issuance of convertible debt by $51,471, an increase in amortization of debt discount by $57,933.

Aggregate effect on net loss and accumulated deficit: The aggregate effect of all restatement adjustments resulted in an increase to net loss for the year ended December 31, 2025, of $1,569,224 and a corresponding increase to accumulated deficit as of December 31, 2025, of $1,569,224. Accordingly, accumulated deficit increased from $3,745,941 as previously reported to $5,315,165, as restated.

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For the year ended December 31, 2024

During 2025, management of the Company identified errors in its previously issued consolidated financial statements as of and for the year ended December 31, 2024. Upon completing its evaluation, management determined that these errors were material, individually and in the aggregate, to the previously issued financial statements and that restatement was required.

Accordingly, the Company has restated its consolidated financial statements as of and for the year ended December 31, 2024, in accordance with ASC 250-10, Accounting Changes and Error Corrections. The restated consolidated financial statements supersede the previously issued financial statements for the period then ended and should be read in their place.

In addition to the error corrections described below, two items have been presented on a retrospective basis in the accompanying consolidated financial statements. These items are not error corrections and are described as follows:

Discontinued Operations — Jubilee. Management determined during 2025 that Jubilee meets the criteria for classification as a discontinued operation under ASC 205-20, Presentation of Financial Statements — Discontinued Operations. Accordingly, the results of operations, assets, and liabilities attributable to Jubilee have been reclassified and presented separately as discontinued operations for all periods presented. This reclassification represents a change in financial statement presentation and does not affect previously reported net loss attributable to the Company as a whole.

Reverse Stock Split. The Company effected a 1-for-500 reverse stock split during 2025. In accordance with ASC 260-10, Earnings Per Share, all share and per-share data in the accompanying consolidated financial statements and notes thereto have been retroactively adjusted to reflect the reverse stock split for all periods presented. This adjustment represents a capital structure change and does not constitute a correction of an error.

Revenue and Accounts Receivable. The Company determined that certain revenue and corresponding accounts receivable balances recorded during the year ended December 31, 2024 did not satisfy the performance obligation criteria required for recognition under ASC 606, Revenue from Contracts with Customers, based on information available as of the reporting date. The correction of this error decreased revenue by $555,195 and decreased accounts receivable by $555,195 in the restated financial statements, with a corresponding increase to net loss of $555,195.

Allowance for Credit Loss — Note Receivable. The Company held a note receivable, including accrued interest, with a carrying value of $105,326 as of December 31, 2024. Management determined that collection of this balance was not probable as of the reporting date and that a full allowance for credit loss should have been recorded. The correction of this error reduced the net carrying value of the note receivable to zero and increased bad debt expense by $105,326, with a corresponding increase to net loss of $105,326.

Misclassification of Cash and Related Party Transactions. Management determined that a cash balance included within the Company’s consolidated balance sheet as of December 31, 2024 was attributable to a related party and did not represent an asset of the Company. The correction of this error decreased cash by $52,355, decreased revenue by $52,355, and increased related party liabilities by $30,002, with a corresponding increase to net loss of $52,355.

Unaccrued Interest Expense. The Company failed to accrue interest expense on outstanding debt obligations for a portion of the year ended December 31, 2024, representing a period-end cutoff error. The correction of this error increased accrued interest payable by $18,205 and increased interest expense by $18,205, with a corresponding increase to net loss of $18,205.

Unaccrued Vendor Obligations. The Company failed to record certain vendor invoices and payable balances as of December 31, 2024, representing a period-end cutoff error. The correction of this error increased accounts payable and accrued liabilities by $139,543, attributable to continuing operations, and increased liabilities of discontinued operations by $4,388, attributable to Jubilee, with corresponding increases to operating expenses and loss from discontinued operations of $139,543 and $4,388, respectively.

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Accrued Compensation Payments. The Company recorded accrued compensation liabilities and subsequently made payroll payments; however, such payments were not applied against the accrued compensation balance, resulting in a duplicate recognition of payroll expense. Management determined that the accrued compensation balance was overstated as of December 31, 2024. The correction of this error decreased accrued liabilities by $56,666 and reduced payroll expense by $56,666, with a corresponding decrease in net loss of $56,666.

Aggregate Effect on Net Loss and Accumulated Deficit

The aggregate effect of all restatement adjustments resulted in an increase to net loss for the year ended December 31, 2024 of $826,206 and a corresponding increase to the accumulated deficit as of December 31, 2024 of $806,206, from $3,096,015 as previously reported to $3,922,221 as restated. There was no restatement impact on periods prior to the year ended December 31, 2024.

Basic and diluted net loss per share for the year ended December 31, 2024 was $(0.56) as restated, reflecting the aggregate effect of the restatement adjustments on net loss. All per-share and share amounts have been retroactively adjusted to reflect the 1-for-500 reverse stock split for all periods presented.

NOTE 19 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, Subsequent Events, management evaluated subsequent events through the date the financial statements were issued and noted material subsequent events requiring disclosure in these financial statements.

On January 15, 2026, a debt holder converted $90,200, from the Convertible Note dated August 25, 2025, into 1,555,172 shares of common stock, paying the note in full.

On February 9, 2026, Selkirk Global Holdings, LLC converted $27,346, from the Convertible Note dated July 17, 2025, into 379,811 shares of common stock, paying the note in full.

On February 12, 2026, the Company issued a new 6% Convertible Promissory Note to a debt holder, an unaffiliated party with a total face value of $100,000. The note bears interest at 6% per annum, compounded monthly, and matures on February 11, 2027. The initial consideration received was $15,041. The conversion price is equal to a 25% discount of the average closing price of the Company’s common stock during the 10 consecutive trading days prior to the conversion date. Subsequent fundings under this note included $7,400 on February 13, 2026 for transfer agent fees.

On February 24, 2026, Beartooth Asset Holdings, LLC, an entity managed by Mr. Strickland, executed an Irrevocable Stock Power transferring 50,000,000 shares of the Company’s restricted common stock to the Hallmark Venture Group, Inc. Acquisition Account. This transfer was made in connection with an anticipated corporate restructuring. The shares had originally been issued to Beartooth on May 16, 2025, pursuant to a Board Resolution for anticipated corporate restructuring purposes.

On March 5, 2026, the debt holder entered into an Assignment of Debt Agreement whereby the debt holder assigned $39,841 of debt owed by the Company to an unrelated note holder.

On March 10, 2026, a note holder converted $42,141 from the March 5, 2026 debt assignment into 247,889 shares of common stock.

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PART III – EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:
2.1	Articles of Incorporation dated 3/23/2022	Filed herewith
2.2	Amendment to Articles of Incorporation dated 3/8/2024	Filed herewith
2.3	Amendment to Articles of Incorporation dated 12/30/2024	Filed herewith
2.4	Change in Registered Agent dated 3/3/2025	Filed herewith
2.5	Amendment to Articles of Incorporation dated 6/16/2026	Filed herewith
2.6	Bylaws	Filed herewith
3.1	Form of Warrant included in the Units	Filed herewith
3.2	Warrant Agent Agreement between the Company and Liberty Stock Transfer, Inc.	Filed herewith
3.3	Warrant Exercise Escrow Agreement between the Company and Liberty Stock Transfer, Inc.	Filed herewith

4. Subscription Agreement
4.1	Subscription Agreement	Filed herewith

6. Material Agreements
6.1	8% Convertible Promissory Note, dated May 26, 2026, issued by the Company to EQUORIX LLC	Exhibit 4.1 to Current Report on Form 8-K filed June 16, 2026
6.2	Change of Control Agreement among the Company, Selkirk Global Holdings, LLC, Paul Strickland and EQUORIX LLC	Exhibit 10.1 to Current Report on Form 8-K filed June 16, 2026
6.3	Intellectual Property Transfer and Technology Assignment Agreement among the Company, Cho Sun Sik and Sundori Drone Co., Ltd.	Exhibit 10.2 to Current Report on Form 8-K filed June 16, 2026
6.4	Exclusive License-Back Agreement between the Company and Sundori Drone Co., Ltd.	Exhibit 10.3 to Current Report on Form 8-K filed June 16, 2026
6.5	Master Services Agreement between the Company and Sundori Drone Co., Ltd.	Exhibit 10.4 to Current Report on Form 8-K filed June 16, 2026

11. Consents
11.1	Consent of INTEGRITAT CPA	Filed herewith
11.2	Consent of Newlan Law Group, PLLC (see Exhibit 12.1)	Filed herewith

12. Opinion re: Legality
12.1	Opinion of Newlan Law Group, PLLC	Filed herewith

99. Other Exhibits
99.1	Audit Committee Charter	Filed herewith
99.2	Code of Ethics – General
99.3	Code of Ethics –Executive Officers

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Palm Beach, State of Florida, on July 31, 2026.

SDR DRONE, INC.

By:	/s/ Cho Sun Sik
Cho Sun Sik
Co-Chief Executive Officer

By:	/s/ Dong Wook Chung
Dong Wook Chung
Co-Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Cho Sun Sik	July 31, 2026
Cho Sun Sik
President, Co-Chief Executive Officer
[Principal Executive Officer] and Director

By:	/s/ Dong Wook Chung	July 31, 2026
Dong Wook Chung
Co-Chief Executive Officer and Director

By:	/s/ In Chul Chung	July 31, 2026
In Chul Chung
Chief Operating Officer, Principal
Accounting Officer and Director

By:	/s/ Paul L. Strickland	July 31, 2026
Paul L. Strickland
Secretary and Director

By:	/s/ David Lee	July 31, 2026
David Lee
Corporate Administrator and Director

By:	/s/ Young-Sun Yoo	July 31, 2026
Young-Sun Yoo
Director

By:	/s/ Tong Soo “T.S.” Chung	July 31, 2026
Tong Soo “T.S.” Chung
Director

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